FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-12

Dated April 15, 2024	BMO 2024-5C4

Structural and Collateral Term Sheet
BMO 2024-5C4 Mortgage Trust
$862,941,672 (Approximate Mortgage Pool Balance)

$[ ] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2024-5C4

Bank of Montreal

Argentic Real Estate Finance 2 LLC

Wells Fargo Bank, National Association

Starwood Mortgage Capital LLC

Citi Real Estate Funding Inc.

Goldman Sachs Mortgage Company

LMF Commercial, LLC

UBS AG

German American Capital Corporation

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Citigroup	Goldman Sachs & Co. LLC	Deutsche Bank Securities	UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 15, 2024	BMO 2024-5C4

This material is for your information, and none of BMO Capital Markets Corp., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C4 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated April 15, 2024	BMO 2024-5C4

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2024-5C4
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
AREF2	7	10	$148,172,889	17.2%	$229,946,393	26.6%
BMO	3	24	$101,550,000	11.8%	$150,550,000	17.4%
WFB	4	4	$109,383,106	12.7%	$125,525,279	14.5%
SMC	8	14	$85,645,000	9.9%	$95,645,000	11.1%
CREFI	3	3	$95,000,000	11.0%	$95,000,000	11.0%
GSMC	2	2	$61,375,000	7.1%	$61,375,000	7.1%
LMF	5	5	$54,100,000	6.3%	$54,100,000	6.3%
UBS AG	3	3	$33,300,000	3.9%	$33,300,000	3.9%
GACC	1	3	$17,500,000	2.0%	$17,500,000	2.0%
BMO, AREF2, SMC	1	1	$70,000,000	8.1%	-	-
AREF2, WFB	1	1	$48,915,677	5.7%	-	-
AREF2, BMO	1	1	$38,000,000	4.4%	-	-
Total:	39	71	$862,941,672	100.0%	$862,941,672	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$862,941,672
Number of Mortgage Loans:	39
Number of Mortgaged Properties:	71
Average Cut-off Date Balance per Mortgage Loan:	$22,126,710
Weighted Average Current Mortgage Rate:	7.03612%
10 Largest Mortgage Loans as % of IPB:	51.6%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR:	1.71x
Weighted Average UW NOI Debt Yield:	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	56.7%
Weighted Average Maturity Date/ARD LTV:	56.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	4.4%
% of Mortgage Loans with Single Tenants(1):	11.8%
% of Mortgage Loans secured by Multiple Properties:	18.1%

Amortization
Weighted Average Original Amortization Term:	337 months
Weighted Average Remaining Amortization Term:	336 months
% of Mortgage Loans with Interest-Only:	85.2%
% of Mortgage Loans with Amortizing Balloon:	10.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	4.0%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	58.3%
% of Mortgage Loans with Springing Lockboxes:	40.6%
% of Mortgage Loans with Soft Lockboxes:	1.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	90.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	54.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	78.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	51.4%

(1) Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(2) Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, multifamily (with commercial tenants), and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2024-5C4
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	620 W 153rd Street	New York, NY	BMO, AREF2, SMC	1	$70,000,000	8.1%	238	Multifamily	1.43x	9.0%	57.0%	57.0%
2	GNL Industrial Portfolio	Various, Various	BMO	20	$70,000,000	8.1%	3,908,306	Various	2.12x	12.6%	53.8%	53.8%
3	28-40 West 23rd Street	New York, NY	CREFI	1	$50,000,000	5.8%	578,105	Mixed Use	2.39x	15.4%	36.9%	36.9%
4	Galleria at Sunset	Henderson, NV	AREF2, WFB	1	$48,915,677	5.7%	441,712	Retail	2.47x	26.9%	51.5%	48.2%
5	Vero Office Portfolio	Various, Various	AREF2	4	$43,000,000	5.0%	987,072	Office	1.91x	15.7%	55.2%	55.2%
6	Coastline Apartments	Fort Walton Beach, FL	AREF2, BMO	1	$38,000,000	4.4%	301	Multifamily	1.43x	8.5%	72.8%	72.8%
7	Sheraton Park City	Park City, UT	GSMC	1	$33,000,000	3.8%	200	Hospitality	1.40x	12.4%	51.1%	51.1%
8	McGaw Commerce Center	Columbia, MD	AREF2	1	$32,500,000	3.8%	281,053	Industrial	1.22x	8.5%	64.9%	64.9%
9	Kenwood Towne Centre	Cincinnati, OH	WFB	1	$30,000,000	3.5%	1,033,141	Retail	2.19x	14.6%	45.5%	45.5%
10	Staten Island Mall	Staten Island, NY	WFB	1	$30,000,000	3.5%	995,900	Retail	2.09x	16.5%	42.8%	42.8%

	Top 3 Total/Weighted Average			22	$190,000,000	22.0%			1.94x	12.0%	50.5%	50.5%
	Top 5 Total/Weighted Average			27	$281,915,677	32.7%			2.03x	15.2%	51.4%	50.8%
	Top 10 Total/Weighted Average			32	$445,415,677	51.6%			1.88x	14.0%	53.2%	52.9%
	Non-Top 10 Total/Weighted Average			39	$417,525,995	48.4%			1.52x	12.5%	60.5%	60.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2024-5C4
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	620 W 153rd Street	BMO, AREF2, SMC	$70,000,000	$47,000,000	BMO 2024-5C4	Midland	Argentic	Future Securitization(s)	$47,000,000
2	GNL Industrial Portfolio	BMO	$70,000,000	$167,000,000	BMO 2024-5C4	Midland	Argentic	Future Securitization(s)	$167,000,000
3	28-40 West 23rd Street	CREFI	$50,000,000	$105,000,000	BMO 2024-5C4(1)	Midland(1)	Argentic(1)	Future Securitization(s)	$105,000,000
5	Vero Office Portfolio	AREF2	$43,000,000	$65,000,000	BMO 2024-5C4	Midland	Argentic	BMARK 2024-V6	$65,000,000
6	Coastline Apartments	AREF2, BMO	$38,000,000	$10,000,000	BMO 2024-5C4	Midland	Argentic	BMARK 2024-V6	$10,000,000
9	Kenwood Towne Centre	WFB	$30,000,000	$230,000,000	BBCMS 2024-5C25(2)	Midland(2)	3650 REIT(2)	BANK5 Trust 2024-5YR6 Benchmark 2024-V6 BBCMS 2024-5C25 Future Securitizations	$70,000,000 $65,000,000 $50,000,000 $45,000,000
10	Staten Island Mall	WFB	$30,000,000	$170,000,000	BBCMS 2024-5C25	Midland	3650 REIT	BBCMS 2024-5C25 Benchmark 2024-V6 BANK5 Trust 2024-5YR6 BMO 2024-5C3	$71,500,000 $40,000,000 $30,000,000 $28,500,000
12	1812 North Moore	CREFI	$30,000,000	$143,000,000	BMO 2024-5C4(1)	Midland(1)	Argentic(1)	Future Securitization(s)	$143,000,000
14	Respara	WFB	$25,000,000	$36,500,000	BANK5 Trust 2024-5YR6(3)	Wells Fargo(3)	LNR(3)	BANK5 Trust 2024-5YR6	$36,500,000
17	Lexmark	UBS AG	$23,000,000	$59,500,000	BMARK 2024-V6	Midland	LNR	BMARK 2024-V6 Future Securitization(s)	$50,000,000 $9,500,000
19	Casa Cipriani	AREF2	$19,972,889	$82,887,490	BMARK 2024-V6	Midland	LNR	BMARK 2024-V6	$83,000,000
23	Euclid Apartments	LMF	$15,000,000	$38,000,000	BMO 2024-5C4(1)	Midland(1)	Argentic(1)	Future Securitization(s)	$38,000,000
33	Autonation	AREF2	$5,900,000	$49,100,000	BBCMS 2024-C24	KeyBank	Argentic	BBCMS 2024-C24 BMARK 2024-V6	$42,000,000 $7,100,000
(1)	In the case of each of Loan Nos. 3, 12 and 23, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(2)	In the case of Loan No. 9, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which, based on a publicly available free writing prospectus, is expected to be the BANK5 Trust 2024-5YR6 securitization transaction (which transaction is expected to close after the date of this structural and collateral term sheet and prior to the closing of this securitization transaction), which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	Based on a publicly-available free writing prospectus. The BANK5 Trust 2024-5YR6 transaction is expected to close after the date of this structural and collateral term sheet and prior to the closing of this securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2024-5C4
Collateral Characteristics
Mortgaged Properties by Type
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	Mid Rise	9	$111,515,000	12.9%	1.25x	8.6%	64.4%	64.4%
	Garden	10	75,650,000	8.8	1.45x	9.9%	69.5%	69.5%
	High Rise	1	70,000,000	8.1	1.43x	9.0%	57.0%	57.0%
	Low Rise	1	7,000,000	0.8	1.53x	11.0%	58.1%	58.1%
	Independent Living	1	5,300,000	0.6	2.59x	18.9%	58.9%	58.9%
	Student Housing	1	4,100,000	0.5	1.34x	12.9%	48.8%	48.1%
	Subtotal:	23	$273,565,000	31.7%	1.39x	9.4%	63.4%	63.4%
Industrial	Flex	2	$55,500,000	6.4%	1.53x	11.6%	63.7%	63.7%
	Warehouse/Distribution	11	50,146,878	5.8	2.00x	12.4%	53.7%	53.7%
	Manufacturing	4	14,896,324	1.7	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Flex	1	3,419,872	0.4	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Warehouse	1	3,093,791	0.4	2.12x	12.6%	53.8%	53.8%
	Distribution/Flex	1	2,552,974	0.3	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Distribution	1	2,529,114	0.3	2.12x	12.6%	53.8%	53.8%
	Warehouse	1	1,781,514	0.2	2.12x	12.6%	53.8%	53.8%
	Subtotal:	22	$133,920,468	15.5%	1.83x	12.1%	57.9%	57.9%
Office	Suburban	7	$97,462,638	11.3%	1.65x	14.2%	59.9%	59.2%
	CBD	2	35,900,000	4.2	1.51x	13.5%	54.7%	53.5%
	Subtotal:	9	$133,362,638	15.5%	1.62x	14.1%	58.5%	57.7%
Retail	Super Regional Mall	3	$108,915,677	12.6%	2.29x	20.6%	47.5%	46.0%
Mixed Use	Office/Retail	1	$50,000,000	5.8%	2.39x	15.4%	36.9%	36.9%
	Hospitality/Retail	1	$23,750,000	2.8	1.44x	13.2%	56.5%	56.5%
	Hospitality/Event Space	1	$19,972,889	2.3	2.38x	22.0%	49.9%	47.5%
	Retail/Office	1	$15,000,000	1.7	1.31x	10.1%	53.8%	53.8%
	Subtotal:	4	$108,722,889	12.6%	2.03x	15.4%	45.9%	45.5%
Hospitality	Extended Stay	2	$41,075,000	4.8%	1.58x	14.1%	60.6%	60.6%
	Full Service	1	33,000,000	3.8	1.40x	12.4%	51.1%	51.1%
	Limited Service	3	17,500,000	2.0	1.86x	16.7%	53.9%	53.9%
	Subtotal:	6	$91,575,000	10.6%	1.57x	14.0%	55.9%	55.9%
Self Storage	Self Storage	3	$8,176,000	0.9%	1.48x	11.1%	60.9%	60.9%
Manufactured Housing	RV Park	1	$4,704,000	0.5%	1.78x	14.1%	60.0%	60.0%
Total / Weighted Average:		71	$862,941,672	100.0%	1.71x	13.2%	56.7%	56.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

620 W 153rd St
620 West 153rd Street
New York, NY 10031
Hudson River
Washington Heights
MANHATTAN
Hamilton Heights
Harlem
Morningside Heights
East Harlem
BRONX
Harlem River
Highbridge Park
Jackie Robinson Park
Riverbank State Park
St. Nicholas Park
Marcus Garvey Park
Columbia University
The City College of New York
Broadway
Amsterdam Ave.
St. Nicholas Ave.
W. 155th St.
W. 145th St.
W. 135th St.
W. 125th St.
Henry Hudson Pkwy.
Riverside Dr.
Harlem River Dr.
Major Deegan Expwy.
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, AREF2, SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype(5):	Multifamily – High Rise
% of IPB:	8.1%	Net Rentable Area (Units):	238
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit	Occupancy(5):	89.9%
Interest Rate:	6.13000%	Occupancy Date:	4/1/2024
Note Date:	4/2/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of) (6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(7):	$6,703,204 (2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$11,953,146
Call Protection(2):	L(25),D(29),O(6)	UW Expenses:	$1,465,007
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,488,139
Additional Debt(1):	Yes	UW NCF:	$10,410,143
Additional Debt Balance(1):	$47,000,000	Appraised Value / Per Unit:	$205,200,000 / $862,185
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/28/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$20,811	$4,162	N/A	Cut-off Date Loan / Unit:	$491,597
Insurance:	$150,978	$12,582	N/A	Maturity Date Loan / Unit:	$491,597
Replacement Reserve:	$0	$4,561	N/A	Cut-off Date LTV:	57.0%
TI/LC:	$0	$1,939	$69,804	Maturity Date LTV:	57.0%
Other(4):	$482,738	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$117,000,000	100.0%	Loan Payoff	$110,927,653	94.8%
			Closing Costs(8)	4,900,604	4.2
			Reserves	654,527	0.6
			Return of Equity	517,215	0.4
Total Sources	$117,000,000	100.0%	Total Uses	$117,000,000	100.0%
(1)	The 620 W 153rd Street Whole Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate original principal balance and aggregate Cut-off Date Balance of $117,000,000. The Financial Information presented in the chart above reflects the 620 W 153rd Street Whole Loan. For additional information, see the “Whole Loan Summary” chart herein.
(2)	The borrowers may defease the 620 W 153rd Street Whole Loan in whole (but not in part) at any time after the earlier to occur of (x) April 2, 2027 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BMO 2024-5C4 securitization closing date in May 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves include a rent reserve of $309,400 and a rent concession reserve of approximately $173,338. See “Escrows and Reserves” below.
(5)	The 620 W 153rd Street Property (as defined below) contains three commercial units totaling 31,306 square feet of commercial space, which are 100% occupied by two retail tenants which represent approximately 7.0% of the net rental income from the 620 W 153rd Street Property. The information regarding occupancy and number of units shown does not include any commercial space at the 620 W 153rd Street Property unless otherwise indicated herein.
(6)	Historical financial information is not available because the improvements were completed in 2023.
(7)	Most Recent NOI is as of the annualized trailing three month period ending February 29, 2024.
(8)	Closing Costs include an interest rate buydown of $1,170,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

The Loan. The largest mortgage loan (the “620 W 153rd Street Mortgage Loan”) is part of a whole loan (the “620 W 153rd Street Whole Loan”) secured by the borrowers’ fee interest in a multifamily high-rise located in New York, New York (the “620 W 153rd Street Property”). The 620 W 153rd Street Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $117,000,000. The 620 W 153rd Street Whole Loan was originated on April 2, 2024 by Bank of Montreal (“BMO”) and Argentic Real Estate Finance 2 LLC (“AREF2”), and accrues interest at a fixed rate of 6.13000% per annum on an Actual/360 basis. The 620 W 153rd Street Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 620 W 153rd Street Whole Loan is the payment date that occurs in April 2029. On April 10, 2024, BMO transferred Notes A-1-2 and A-1-5, in the aggregate original principal amount of $20,000,000, to Starwood Mortgage Capital LLC. The 620 W 153rd Street Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-1-5 and Note A-2-1 with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000.

The table below identifies the promissory notes that comprise the 620 W 153rd Street Whole Loan. The relationship between the holders of the 620 W 153rd Street Whole Loan will be governed by a co-lender agreement. The 620 W 153rd Street Whole Loan will be serviced under the BMO 2024-5C4 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BMO 2024-5C4	Yes
A-1-2(1)	$10,000,000	$10,000,000	SMC	No
A-1-3(1)	$10,000,000	$10,000,000	BMO	No
A-1-4(1)	$10,000,000	$10,000,000	BMO	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$25,000,000	$25,000,000	BMO 2024-5C4	No
A-2-2(1)	$10,000,000	$10,000,000	AREF	No
A-2-3(1)	$5,000,000	$5,000,000	AREF	No
A-2-4(1)	$2,000,000	$2,000,000	AREF	No
Whole Loan	$117,000,000	$117,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 620 W 153rd Street Property was constructed in early 2023. The 0.57-acre parcel is improved with a 28-story apartment building with 15,513 square feet of commercial space on the garden level and first floor operated as a preschool, and 15,793 square feet of commercial space on the second floor operated as a 96-space parking garage. The 620 W 153rd Street Property features 238 units in total with studio, one-, two- and three-bedroom layouts, 72 of which are rent-stabilized, ranging in size from 325 to 1,055 square feet. Stabilized rents range from $2,350 to $3,550 per month, with an average stabilized rent of approximately $2,784 and an average unit size of approximately 490 square feet. Market rents range from $2,885 to $5,150 per month, with an average market rent of approximately $4,154 and an average unit size of 614 square feet. Unit features include hardwood floor living areas with tiled bathrooms and full tubs, in-unit washer and dryer, dishwasher, gas range/oven, and top freezer refrigerator. Some of the units have a private outdoor terrace. As of April 1, 2024, the 166 market rate residential units at the 620 W 153rd Street Property were 94.6% occupied, and the 72 rent-stabilized units at the 620 W 153rd Street Property were 79.2% occupied, resulting in a total occupancy of 89.9%.

The borrowers, as landlord, and 180 E 125th Realty LLC (the “Master Tenant”), an affiliate of the borrower sponsors, have entered into a Master Lease Agreement, dated as of March 28, 2024, for nine vacant market rate units, for a term commencing on April 1, 2024, and continuing through and including the maturity date, at a rental rate equal to $42,000 per month. The master lease rent was not included in the calculation of the underwritten net cash flow.

The 620 W 153rd Street Property is subject to the 421-a tax exemption program that requires at least 30% of the total number of dwelling units at the 620 W 153rd Street Property to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 620 W 153rd Street Property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

The following table presents certain information relating to the commercial tenants at the 620 W 153rd Street Property:

Commercial Tenant Summary(1)
Tenant	Suite	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual UW Base Rent	Annual UW Base Rent Per Sq. Ft.(2)	% of Total Annual U/W Commercial Rental Income(2)	Lease Expiration(3)
Round the Clock Nursery, Inc.	Garden Level, 1st Floor	NR/NR/NR	15,513	49.6%	$632,930	$40.80	78.2%	6/30/2038
Stable Car Parking Inc.	2nd Floor	NR/NR/NR	15,793	50.4	176,000	11.14	21.8	3/14/2044
Total Occupied			31,306	100.0%	$808,930	$25.84	100.0%
Vacant			0	0.0	0.
Total / Wtd. Avg.			31,306	100.0%	$808,930

(1)	Based on the underwritten commercial rent roll dated March 15, 2024.
(2)	The total UW commercial income attributable to the commercial tenants at the 620 W 153rd St Property represents approximately 7.0% of the Total Underwritten Net Rental Income.
(3)	No commercial tenants have an early termination option.

The following table presents certain information relating to the residential units at the 620 W 153rd Street Property:

Unit Type Summary(1)
Unit Type	Units	Occupancy %	Annual UW Residential Rental Income(2)	% of Total Annual UW Residential Rental Income
Studio MR	17	100.0%	$673,500	6.6%
1BR MR	51	94.1	$2,291,700	22.3
2BR / 1BA MR	8	75.0	$349,800	3.4
2BR / 2BA MR	74	94.6	$4,065,000	39.6
3BR MR	16	100.0	$990,600	9.6
Market Rent Total	166	94.6%	$8,370,600	81.5%
Studio RS	18	100.0	$513,600	5.0
1BR RS	18	100.0	$565,800	5.5
2BR / 1BA RS	34	55.9	$744,600	7.2
2BR / 2BA RS	2	100.0	$80,400	0.8
Rent Stabilized Total	72	79.2%	$1,904,400	18.5%
Total/Wtd. Avg.	238	89.9%	$10,275,000	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024.
(2)	Annual UW Residential Rental Income (i) excludes rent from nine vacant market rate units that are subject to a master lease pursuant to which the Master Tenant is required to pay $42,000 per month and (ii) reflects the contractual annual rents without taking into account any rent concessions provided to the tenants. At origination, the borrower deposited $173,338 into a rent concession reserve. See “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

The following table presents detailed information with respect to the market rate units at the 620 W 153rd Street Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)	Average Monthly Market Rental Rate(4)	Average Monthly Market Rental Rate per SF(4)
Studio	17	10.2%	392	$3,301	$8.43	$3,100	$7.92
1BR	51	30.7	551	$3,979	$7.15	$4,000	$7.26
2BR / 1BA	8	4.8	649	$4,858	$7.42	$5,000	$7.71
2BR / 2BA	74	44.6	770	$4,839	$6.30	$5,000	$6.49
3BR	16	9.6	865	$5,159	$5.96	$5,150	$5.95
Total/Wtd. Avg.	166	100.0%	667	$4,443	$6.65	$4,513	$6.76
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total market rate units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes nine vacant market rate units and were determined without taking into account any rent concessions that may be provided to the tenants. The borrower is master leasing all nine vacant market rate units to an affiliate of the borrower sponsor.
(4)	Source: Appraisal.

The following table presents detailed information with respect to the rent-stabilized units at the 620 W 153rd Street Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)
Studio	18	25.0%	334	$2,378	$7.11
1 BR	18	25.0	397	$2,619	$6.60
2BR / 1BA	34	47.2	613	$3,266	$5.33
2BR / 2BA	2	2.8	620	$3,350	$5.41
Total/Wtd. Avg.	72	100.0%	490	$2,784	$6.09
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes 15 vacant rent-stabilized units and do not take into account any rent concessions that may be provided to the tenants.

Appraisal. According to the appraisal, the 620 W 153rd Street Property had an “as-is” appraised value of $205,200,000 as of February 28, 2024, as shown in the table below. Based on the “as-is” value of $205,200,000, the Cut-off Date LTV and Maturity Date LTV for the 620 W 153rd Street Whole Loan are 57.0%.

620 W 153rd Street Appraised Value
Property	Value(1)	Capitalization Rate
620 W 153rd Street	$205,200,000	5.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 6, 2024, there was no evidence of any recognized environmental conditions at the 620 W 153rd Street Property.

The following table presents certain information relating to the historical and current occupancy of the 620 W 153rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	89.9%
(1)	Historical Occupancy is not available as the 620 W 153rd Street Property was built in 2023.
(2)	Current Occupancy is as of April 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

The following table presents certain information relating to the operating history and underwritten cash flows of the 620 W 153rd Street Property:

Underwritten Net Cash Flow and Operating History
	T-3(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent (Residential)	$7,836,172	$11,439,420(3)	$48,065	99.1%
Commercial Income(4)	0	808,930	3,399	7.0
(Vacancy/Credit Loss)	0	(700,867)	(2,945)	(6.1)
Net Rental Income	$7,836,172	$11,547,484	$48,519	100.0%
Reimbursements	0	5,662	24	0.0
Other Income	57,897	400,000	1,681	3.5
Effective Gross Income	$7,894,069	$11,953,146	$50,223	103.5%
Total Expenses(5)	$1,190,865	$1,465,007	$6,155	12.3%
Net Operating Income	$6,703,204	$10,488,139	$44,068	87.7%
Total TI/LC, Capex/RR	0	77,996	328	0.7
Net Cash Flow	$6,703,204	$10,410,143	$43,740	87.1%
(1)	T-3 reflects the annualized trailing three months period ending February 29, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Affordable units are marked to the legal limits imposed by the New York City Department of Housing Preservation and Development.
(4)	Commercial Income represents three commercial units totaling 31,306 square feet of commercial space, which are 100% occupied by two retail tenants, representing approximately 7.0% of the Underwritten Net Rental Income from the 620 W 153rd St Property.
(5)	Includes real estate taxes equal to approximately $81,474 based on present value of the 5-year average taxes based on the 421-a tax exemption. The 421-a tax exemption commenced in 2023 and is a 35-year abatement that phases out in the last ten years at 30.25% of tax exemption.

The Market. The 620 W 153rd Street Property is located within the Harlem apartment submarket of the New York Metro market.

The 620 W 153rd Street Property is located in the Hamilton Heights neighborhood of Manhattan, New York. The Hamilton Heights neighborhood is located on the West Side of northern Manhattan. According to the appraisal, as of the fourth quarter of 2023, the New York Metro market had an inventory of 1,932,715 units and a vacancy rate of 3.2%.

According to the appraisal, as of the fourth quarter of 2023, the Harlem apartment submarket had an inventory of 190,150 units, and a vacancy rate of 2.0%, which is expected to increase to $2,562 by 2027.

According to the related appraisal, the 2023 population within the 10031 zip code and New York County were 53,393 and 1,658,642, respectively. The 2023 median household income within the same locations were $56,674 and $89,885, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

The following table presents certain information relating to comparable multifamily rentals to the 620 W 153rd Street Property:

Competitive Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy(2)	# of Units(2)(3)	Unit Mix	Average SF per Unit(2)	Average Rent per SF(2)(4)	Average Rent per Unit(2)(4)	Fair Market Average Rent
620 W 153rd Street 620 West 153rd Street	2023 / NAP	89.9%	238	Studio MR Studio RS 1BR MR 1BR RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR/2BA MR	392 334 551 397 649 613 770 620 865	$8.43 $7.11 $7.15 $6.60 $7.42 $5.33 $6.30 $5.41 $5.96	$3,301 $2,378 $3,979 $2,619 $4,858 $3,266 $4,839 $3,350 $5,159	$3,100 $2,885 $4,000 $3,080 $5,000 $3,669 $5,000 $3,669 $5,150
618 West 143rd Street	2009 / NAP	N/A	86	0BR 1BR 2BR 3BR	495 700 1,000 1,200	$59.39 $53.06 $47.94 $54.95	$2,450 $3,095 $3,995 $5,495	$3,100 $4,000 $5,000 $5,150
101 Macombs Place	2024 / NAP	N/A	29	0BR 1BR 2BR 3BR	400 664 715 900	$93.00 $66.87 $78.88 $60.00	$3,100 $3,700 $4,700 $4,500	$3,100 $4,000 $5,000 $5,150
2351 Adam Clayton Powell Jr Boulevard	2019 / NAP	N/A	134	0BR 1BR 2BR 3BR	573 628 1,050 1,177	$51.31 $56.37 $49.71 $53.02	$2,450 $2,950 $4,350 $5,200	$3,100 $4,000 $5,000 $5,150
2130 Adam Clayton Powell Boulevard	2007 / NAP	N/A	46	0BR 1BR 2BR 3BR	533 701 1,000 1,800	$64.39 $52.72 $55.80 $41.33	$2,860 $3,080 $4,650 $6,200	$3,100 $4,000 $5,000 $5,150
224 West 124th Street	2022 / NAP	N/A	168	0BR 1BR 2BR 3BR	N/A 400 600 1,425	N/A $132.54 $116.00 $63.07	N/A $4,418 $5,800 $7,489	$3,100 $4,000 $5,000 $5,150
543 West 122nd Street	2019 / NAP	N/A	183	0BR 1BR 2BR 3BR	546 831 1,243 N/A	$98.90 $79.42 $62.75 N/A	$4,500 $5,500 $6,500 N/A	$3,100 $4,000 $5,000 $5,150
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of April 1, 2024.
(3)	# of Units for the 620 W 153rd Street Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(4)	Average Rent per SF and Average Rent per Unit excludes vacant units.

The Borrowers. The borrowers are ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC, as tenants-in-common with respect to the 620 W 153rd Street Whole Loan. Each borrower is a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 620 W 153rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit, each a natural person. Collectively, the sponsors have over 120 years of experience in real estate. The sponsors own a combined 144 properties across various states. The sponsors have a combined net worth of approximately $1.0 billion and liquidity in excess of $20.0 million.

Property Management. The 620 W 153rd Street Property is managed by The Jay Group Inc., a New York corporation and an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $20,811 for real estate taxes, (ii) approximately $150,978 for insurance premiums, (iii) 309,400 for a rent reserve and (iv) approximately $173,338 for a rent concession reserve.

Tax Escrows – The borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $4,162.

Insurance Escrows – The borrowers are required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which currently equates to approximately $12,582.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $4,561 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $1,939 for TI/LC reserves (subject to a cap equal to $69,804).

Rent Reserve – All amounts on deposit in the rent reserve account will be released to the borrower, upon the borrower’s written request, so long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and is continuing, on the date on which all of the following conditions have been simultaneously satisfied (as determined by the lender): (a) the debt yield (calculated using gross income from operations for the one full calendar month period preceding the date of calculation) is equal to or greater than 8.75%; provided that in order to satisfy such debt yield requirement the applicable underwritten net cash flow (as annualized in accordance with the terms hereof) must be no less than $10,237,500; (b) the borrower will have entered into the leases (in accordance with the 620 W 153rd Street Whole Loan agree agreement) demising, in the aggregate, at least 95% of the residential units at the 620 W 153rd Street Property, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective lease; and (c) no Trigger Period (as defined below) is continuing.

Rent Concession Reserve – So long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and then be continuing, the lender will be required to transfer the applicable amount set forth below either (x) if a Trigger Period is continuing, to the cash management account, to be applied in accordance with the 620 W 153rd Street Whole Loan agreement, or (y) if no Trigger Period is then continuing, to the borrower.

Rent Concession Schedule
Month	5/2024	6/2024	7/2024	8/2024	9/2024	10/2024	11/2024	12/2024	Total
	$$21,362.50	$36,800.00	$67,687.50	$28,587.50	$5,025.00	$2,475.00	$2,575.00	$8,825.00	$173,337.50

Lockbox / Cash Management. The 620 W 153rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, the 620 W 153rd Street Whole Loan requires the borrowers to, or cause the property manager to, immediately deposit all revenue from the 620 W 153rd Street Property received by the borrowers or property manager into the lockbox account (or in the case of the lease termination payments, deposit directly into the TI/LC reserve) within two business days of receipt. In addition, within five days of the occurrence of such Trigger Period, the borrowers are required to send a notice to all tenants directing them to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 620 W 153rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 620 W 153rd Street Whole Loan documents are required to be disbursed to an excess cash reserve.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 620 W 153rd Street Whole Loan documents; (ii) on or after the payment date occurring in October 2024, the debt service coverage ratio for the 620 W 153rd Street Whole Loan being less than 1.15x for one calendar quarter or (iii) on or after the payment date occurring in October 2024, the commencement of a Significant Tenant Trigger Period (as defined below).

A Trigger Period will end: (a) with regard to clause (i) of the prior sentence, upon the cure of such event of default; (b) with regard to clause (ii) of the prior sentence, upon the debt service coverage ratio for the 620 W 153rd Street Whole Loan being greater than or equal to 1.15x for one consecutive calendar quarter; and (c) with regard to clause (iii) of the prior sentence, termination of such Significant Tenant Trigger Period.

A ”Significant Tenant Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of a Significant Tenant Non-Renewal Event (as defined below), (ii) the occurrence of a Significant Tenant Termination Event (as defined below), (iii) the occurrence of a Significant Tenant Default Event (as defined below), (iv) the occurrence of a Significant Tenant Go-Dark Event (as defined below) or (v) the occurrence of a Significant Tenant Bankruptcy Action (as defined below); and (B) expiring upon (v) with regard to clause (A)(i) above, the cure of a Significant Tenant Non-Renewal Event with respect to the applicable Significant Tenant Lease (as defined below), (w) with regard to clause (A)(ii) above,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

the cure of a Significant Tenant Termination Event with respect to the applicable Significant Tenant Lease, (x) with regard to clause (A)(iii) above, the cure of a Significant Tenant Default Event with respect to the applicable Significant Tenant Lease, (y) with regard to clause (A)(iv) above, the cure of a Significant Tenant Go-Dark Event with respect to the applicable Significant Tenant Lease, and (z) with regard to clause (A)(v) above, the cure of a Significant Tenant Bankruptcy Action with respect to the applicable Significant Tenant.

A ”Significant Tenant Lease” means (i) any lease which, together with all other leases to the same tenant and to all affiliates of such tenant (and assuming the exercise of all expansion rights and all preferential rights to lease additional space at the 620 W 153rd Street Property pursuant to such lease(s), if any), either (a) provides for rental income representing 15% or more of the total rental income for the 620 W 153rd Street Property, in the aggregate, and/or (b) demises more than 15% of the total net rentable area at the 620 W 153rd Street Property, in the aggregate, and (ii) any replacement lease or leases of all or any portion of the applicable space entered into pursuant to and in accordance with the provisions of the 620 W 153rd Street Whole Loan documents.

A ”Significant Tenant” means any commercial tenant under a Significant Tenant Lease. There is no Significant Tenant at the 620 W 153rd Street Property as of the Cut-off Date

A ”Significant Tenant Non-Renewal Event” means (1) with respect to any Significant Tenant Lease, the date which is the earlier of (x) 12 months prior to the then-current expiration date of such Significant Tenant Lease or (y) the date required under such Significant Tenant Lease by which the applicable Significant Tenant is required to give notice of its exercise of a renewal option thereunder (if any), whether such Significant Tenant Lease is in its initial term or an extension term, unless as of such date, (i) such Significant Tenant has irrevocably exercised in writing its renewal option (if any), in accordance with and pursuant to such Significant Tenant Lease, to extend the term of such Significant Tenant Lease for an additional term following the then-current expiration date of such Significant Tenant Lease and (ii) the borrowers have delivered to the lender evidence of such extension notice in form and substance reasonably acceptable to the lender; and cured upon (2) with respect to any Significant Tenant Lease, the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a new lease in accordance with the applicable provisions of the 620 W 153rd Street Whole Loan documents for all or substantially all of the premises demised under the applicable Significant Tenant Lease, which new lease will be for an initial term of not less than five years, have a net effective rental rate of not less than the net effective rental rate of the applicable Significant Tenant Lease as of the date on which the applicable Significant Tenant Non-Renewal Event occurred and is otherwise in form and substance acceptable to the lender (a “Significant Tenant New Lease”), or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a replacement lease in accordance with the applicable provisions of the 620 W 153rd Street Whole Loan documents, which replacement lease will be for an initial term of not less than five years, have a net effective rental rate of not less than the net effective rental rate of the applicable Significant Tenant Lease as of the date on which the applicable Significant Tenant Non-Renewal Event occurred and is otherwise in form and substance acceptable to the lender (a “Significant Tenant Replacement Lease”); (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions payable by the borrowers in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of the same.

A ”Significant Tenant Termination Event” means, with respect to any Significant Tenant Lease, the earlier to occur of (i) the date on which the applicable Significant Tenant notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant Tenant’s intention to terminate such Significant Tenant Lease or (ii) the termination of such Significant Tenant Lease; and cured upon with respect to any Significant Tenant Lease, the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a Significant Tenant New Lease or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a Significant Tenant Replacement Lease; (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 1 – 620 W 153rd Street

payable by the borrowers in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of same.

A ”Significant Tenant Default Event” means with respect to any Significant Tenant Lease, the occurrence of any event of default (beyond any applicable notice and/or cure period) by the applicable Significant Tenant under such Significant Tenant Lease; and cured upon, with respect to any Significant Tenant Lease, the date on which the applicable event of default under such Significant Tenant Lease has been cured and no other event of default then exists under such Significant Tenant Lease.

A ”Significant Tenant Go-Dark Event” means, with respect to any Significant Tenant Lease, the earlier to occur of (i) the date on which the applicable Significant Tenant vacates, surrenders or ceases to conduct its normal business operations in all or substantially all of the applicable space or otherwise “goes dark” at the 620 W 153rd Street Property (other than temporary closures for repairs in connection with a casualty or renovations which are expressly permitted under such Significant Tenant Lease) or (ii) the date on which the applicable Significant Tenant notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant Tenant’s intention to do any of the acts set forth in the foregoing clause (i); and cured upon, with respect to any Significant Tenant Lease, the date on which the borrowers have satisfied all of the following conditions: (A) the applicable Significant Tenant has resumed operations and been open for business to the public at the 620 W 153rd Street Property in all or substantially all of the applicable space (and no event of default has occurred and is then continuing); and (B) the borrowers have delivered an acceptable tenant estoppel certificate from such Significant Tenant with respect to such Significant Tenant Lease.

A ”Significant Tenant Bankruptcy Action” means, with respect to any Significant Tenant, if: (i) such Significant Tenant makes an assignment for the benefit of creditors; (ii) such Significant Tenant files a voluntary petition in bankruptcy; (iii) such Significant Tenant is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (iv) such Significant Tenant consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) such Significant Tenant files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding; (vi) such Significant Tenant seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Significant Tenant or of all or any substantial part of its properties; (vii) within 60 days after the commencement of any proceeding against such Significant Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; (viii) within 45 days after the appointment without such Significant Tenant’s consent or acquiescence of a trustee, receiver or liquidator of such Significant Tenant or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 45 days after the expiration of any such stay, the appointment is not vacated; or (ix) such Significant Tenant takes any action in furtherance of any of the foregoing. A Significant Tenant Bankruptcy Action is cured on the date on which the applicable Significant Tenant Bankruptcy Action has been dismissed and the applicable Significant Tenant Lease has been affirmed by such Significant Tenant.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Partial Release. None Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

Lake Huron
ONTARIO
MICHIGAN
Lake Michigan
MILWAUKEE
CHICAGO
DETROIT
LONDON
Lake Erie
TOLEDO
CLEVELAND
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
DAYTON
COLUMBUS
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
WEST VIRGINIA
1
2
3 McHenry
5
6 Findlay
11

Lake Erie
NEW YORK
PENNSYLVANIA
9 PITTSBURGH
PHILADELPHIA
14 Havre de Grace
BALTIMORE
WASHINGTON, D.C.
WEST VIRGINIA
VIRGINIA
NJ
DE
MD
NEW YORK
Atlantic Ocean

FRESNO
SIERRA NEVADA MTS
MOJAVE DESERT
Bakersfield
7 San Luis Obispo
Santa Maria
Santa Barbara
LOS ANGELES
LONG BEACH
Riverside
SAN DIEGO
Pacific Ocean

KANSAS
Wichita 17
12 KANSAS CITY
15 ST. LOUIS
13 Sikeston
MISSOURI
OKLAHOMA
OKLAHOMA CITY
ARKANSAS
MEMPHIS
FORT WORTH
DALLAS
LOUISIANA
TEXAS
AUSTIN
HOUSTON 10
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico

NASHVILLE
TENNESSEE
MEMPHIS
RALEIGH
NC
CHARLOTTE
8
16
18
20
SC
ALABAMA
ATLANTA
GEORGIA
Savannah
JACKSONVILLE
FLORIDA
19 ORLANDO
TAMPA
ST. PETERSBURG
4 Naples
MIAMI
Atlantic Ocean
Gulf of Mexico

GNL Industrial Portfolio

1	FCA USA - Detroit, MI	Detroit, MI
2	Grupo Antolin - Shelby Township, MI	Shelby Township, MI
3	Follett School - McHenry, IL	McHenry, IL
4	Shaw Aero - Naples, FL	Naples, FL
5	Kuka - Sterling Heights, MI	Sterling Heights, MI
6	ZF Active Safety - Findlay, OH	Findlay, OH
7	CF Sauer - 184 Suburban	San Luis Obispo, CA
8	CF Sauer - 728 N Main St	Mauldin, SC
9	Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh, PA
10	Hannibal - Houston, TX	Houston, TX
11	FedEx IV - Lexington, KY	Lexington, KY
12	VersaFlex - Kansas City, KS	Kansas City, KS
13	Colt Beverage Inc - Sikeston, MO	Sikeston, MO
14	Dunlop Protective Footwear - Havre De Grace, MD	Havre de Grace, MD
15	CSTK - St. Louis, MO	St. Louis, MO
16	CF Sauer - 26 S Park Dr.	Mauldin, SC
17	AM Castle - Wichita, KS	Wichita, KS
18	CF Sauer - 5 Old Mill Road	Mauldin, SC
19	CF Sauer - 2447 Eunice Avenue	Orlando, FL
20	CF Sauer - 513 West Butler Road	Mauldin, SC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype(6):	Various – Various
% of IPB:	8.1%	Net Rentable Area (SF):	3,908,306
Loan Purpose:	Refinance	Location(6):	Various
Borrowers:	Various	Year Built / Renovated(6):	Various
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	5.74400%	Occupancy Date:	5/6/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$26,588,345 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$27,583,927 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$28,146,019 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$32,612,362
Call Protection(2):	L(11),YM1(14),DorYM1(28),O(7)	UW Expenses:	$2,698,321
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$29,914,041
Additional Debt(1):	Yes	UW NCF:	$29,327,795
Additional Debt Balance(1):	$167,000,000	Appraised Value / Per SF:	$440,475,000 / $113
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$376,843	$94,211(4)	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other(5):	$1,634,412	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$237,000,000	95.1%	Loan Payoff	$240,000,000	96.3%
Borrower Sponsor Equity	12,312,601	4.9	Closing Costs(9)	7,301,346	2.9
			Reserves	2,011,255	0.8
Total Sources	$249,312,601	100.0%	Total Uses	$249,312,601	100.0%
(1)	The GNL Industrial Portfolio Mortgage Loan (as defined below) is part of the GNL Industrial Portfolio Whole Loan (as defined below), which is evidenced by 17 pari passu promissory notes with an aggregate principal balance of $237,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the GNL Industrial Portfolio Whole Loan.
(2)	The GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual property, to cure a Debt Yield Trigger (as defined below) or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), at any time after April 5, 2025, with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028. From and after October 6, 2028, the GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual property, to cure a Debt Yield Trigger or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), without the payment of a yield maintenance premium. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after the earlier to occur of (i) April 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected BMO 2024-5C4 securitization closing date in May 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The borrower is required to deposit approximately $94,211 for five of the GNL Industrial Portfolio Properties. With respect to the remaining 15 properties, reserves for taxes are springing as discussed in “Tax Reserves” below.
(5)	Other Reserves include Follet Replacement Work Reserve (as defined below) of approximately $741,403, a free rent reserve of $553,119, a Cott Beverage Concrete Work Reserve (as defined below) of $230,000 and an outstanding TI/LC reserve of $109,890.
(6)	See “The Properties” below.
(7)	Fourth most recent revenue is unavailable because the GNL Industrial Portfolio Properties were acquired by the borrower sponsor on various dates between 2014 and 2020.
(8)	Appraisals are dated between February 28, 2024 and March 7, 2024.
(9)	Closing Costs includes an interest rate buy-down fee of approximately $4,740,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

The Loan. The second largest mortgage loan (the “GNL Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “GNL Industrial Portfolio Whole Loan”) evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $237,000,000. The GNL Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1 which has an outstanding principal balance as of the Cut-off Date of $70,000,000. The GNL Industrial Portfolio Mortgage Loan will be included in the BMO 2024-5C4 securitization trust and represents approximately 8.1% of the Initial Pool Balance. The GNL Industrial Portfolio Whole Loan was co-originated on April 5, 2024 by Bank of Montreal (“BMO”), Société Générale Financial Corporation (“SGFC”), Barclays Capital Real Estate Inc. (“Barclays”) and KeyBank National Association (“KeyBank”). The GNL Industrial Portfolio Whole Loan is secured by the borrowers’ fee simple interest in 19 industrial properties and one office property (the “GNL Industrial Portfolio Properties”). The GNL Industrial Portfolio Whole Loan has a five-year term that is interest-only for the full term and accrues interest at a rate of 5.74400% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the GNL Industrial Portfolio Whole Loan. The GNL Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 trust securitization. The relationship between the holders of the GNL Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool --The Whole Loans --The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BMO 2024-5C4	Yes
A-2(1)	$15,000,000	$15,000,000	BMO	No
A-3(1)	$10,000,000	$10,000,000	BMO	No
A-4(1)	$8,000,000	$8,000,000	BMO	No
A-5(1)	$3,650,000	$3,650,000	BMO	No
A-6(1)	$16,500,000	$16,500,000	Barclays	No
A-7(1)	$12,500,000	$12,500,000	Barclays	No
A-8(1)	$8,000,000	$8,000,000	Barclays	No
A-9(1)	$6,400,000	$6,400,000	Barclays	No
A-10(1)	$4,000,000	$4,000,000	Barclays	No
A-11(1)	$15,000,000	$15,000,000	SGFC	No
A-12(1)	$10,550,000	$10,550,000	SGFC	No
A-13(1)	$10,000,000	$10,000,000	SGFC	No
A-14(1)	$20,000,000	$20,000,000	KeyBank	No
A-15(1)	$12,000,000	$12,000,000	KeyBank	No
A-16(1)	$10,000,000	$10,000,000	KeyBank	No
A-17(1)	$5,400,000	$5,400,000	KeyBank	No
Whole Loan	$237,000,000	$237,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The GNL Industrial Portfolio Properties are comprised of 19 industrial properties and one office property totaling 3,908,306 square feet and located across 12 states. Built between 1960 and 2018, the GNL Industrial Portfolio Properties range in size from 60,000 square feet to 997,022 square feet. Each individual GNL Industrial Portfolio Property is leased to a single tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

The following table presents geographical information relating to the GNL Industrial Portfolio Properties:

GNL Industrial Portfolio Properties by State(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Michigan	3	1,556,829	39.8%
South Carolina	4	485,000	12.4%
Illinois	1	486,868	12.5%
Kansas	2	240,600	6.2%
Missouri	2	226,029	5.8%
Ohio	1	216,300	5.5%
Kentucky	1	138,487	3.5%
Florida	2	137,481	3.5%
Maryland	1	120,000	3.1%
Texas	1	109,000	2.8%
California	1	106,066	2.7%
Pennsylvania	1	85,646	2.2%
Total/Weighted Average	20	3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

The following table presents certain information relating to the GNL Industrial Portfolio Properties, which are presented in descending order of their allocated loan amounts:

GNL Industrial Portfolio Summary
Property Name	City, State(1)	Property Type – Subtype(1)	Year Built / Renovated (1)	SF(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)(3)	% of UW Base Rent(2)
FCA USA - Detroit, MI	Detroit, MI	Industrial / Warehouse/Distribution	2015 / 2017, 2020	997,022	100.0%	$70,495,484	29.7%	$130,900,000	29.0%
Grupo Antolin - Shelby Township, MI	Shelby Township, MI	Industrial / Manufacturing	2017 / NAP	359,807	100.0%	27,788,900	11.7	52,000,000	12.9
Follett School - McHenry, IL	McHenry, IL	Industrial / Warehouse/Distribution	1996 / 2002	486,868	100.0%	20,249,276	8.5	37,600,000	7.5
Shaw Aero - Naples, FL	Naples, FL	Industrial / Manufacturing/Flex	1999 / NAP	130,581	100.0%	11,578,708	4.9	21,500,000	3.8
Kuka - Sterling Heights, MI	Sterling Heights, MI	Industrial / Warehouse/Distribution	2006 / NAP	200,000	100.0%	10,743,964	4.5	19,950,000	4.1
ZF Active Safety - Findlay, OH	Findlay, OH	Industrial / Manufacturing/Warehouse	2018 / NAP	216,300	100.0%	10,474,692	4.4	19,450,000	5.8
CF Sauer - 184 Suburban	San Luis Obispo, CA	Industrial / Warehouse/Distribution	1998 / NAP	106,066	100.0%	9,693,802	4.1	18,000,000	4.0
CF Sauer - 728 N Main St.	Mauldin, SC	Industrial / Warehouse/Distribution	1970 / NAP	247,000	100.0%	9,639,948	4.1	17,900,000	4.2
Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh, PA	Industrial / Distribution/Flex	2015 / 2024	85,646	100.0%	8,643,640	3.6	16,050,000	3.6
Hannibal - Houston, TX	Houston, TX	Industrial / Manufacturing/Distribution	1978 / 2016	109,000	100.0%	8,562,859	3.6	15,900,000	4.0
FedEx IV - Lexington, KY	Lexington, KY	Industrial / Warehouse/Distribution	2006 / 2012	138,487	100.0%	7,916,605	3.3	14,700,000	2.9
VersaFlex - Kansas City, KS	Kansas City, KS	Industrial / Manufacturing	1977 / 1990	113,000	100.0%	7,243,424	3.1	13,450,000	2.6
Cott Beverage Inc - Sikeston, MO	Sikeston, MO	Industrial / Warehouse/Distribution	2016 / NAP	170,000	100.0%	6,408,680	2.7	11,900,000	3.0
Dunlop Protective Footwear - Havre De Grace, MD	Havre de Grace, MD	Industrial / Warehouse/Distribution	2002 / NAP	120,000	100.0%	6,085,554	2.6	11,300,000	2.3
CSTK - St. Louis, MO	St. Louis, MO	Industrial / Warehouse	2015 / NAP	56,029	100.0%	6,031,699	2.5	11,200,000	3.4
CF Sauer - 39 S Park Dr.	Mauldin, SC	Industrial / Warehouse/Distribution	1982 / NAP	152,000	100.0%	5,923,990	2.5	11,000,000	2.6
AM Castle - Wichita, KS	Wichita, KS	Industrial / Manufacturing	1976 / NAP	127,600	100.0%	5,708,572	2.4	10,600,000	2.8
CF Sauer - 9 Old Mill Road	Mauldin, SC	Industrial / Warehouse/Distribution	1960 / 2004	80,000	100.0%	3,123,558	1.3	5,800,000	1.3
CF Sauer - 2447 Eunice Avenue	Orlando, FL	Industrial / Warehouse/Distribution	1971 / NAP	6,900	100.0%	417,372	0.2	775,000	0.2
CF Sauer - 513 West Butler Road	Mauldin, SC	Office / Suburban	2000 / 2004	6,000	100.0%	269,273	0.1	500,000	0.1
Total/Weighted Average					100.0%	$237,000,000	100.0%	$440,475,000(3)	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent rolls dated May 6, 2024.
(3)	The appraised value represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties, which results in a Cut-off Date LTV and Maturity Date LTV of 53.8%. The individual appraisal valuation dates are between February 28, 2024, and March 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

Appraisals. According to the appraisals, the GNL Industrial Portfolio Properties had an aggregate “as-is” value of $440,475,000 as of various dates between February 28, 2024 and March 7, 2024. Based on the aggregate of the “as-is” appraised values of $440,475,000, the Cut-off Date LTV and Maturity Date LTV for the GNL Industrial Portfolio Whole Loan is 53.8%.

GNL Industrial Portfolio Appraised Value(1)
Properties	Value	Capitalization Rate
FCA USA - Detroit, MI	$130,900,000	6.50%
Grupo Antolin - Shelby Township, MI	52,000,000	6.25%
Follett School - McHenry, IL	37,600,000	5.75%
Shaw Aero - Naples, FL	21,500,000	5.00%
Kuka - Sterling Heights, MI	19,950,000	6.00%
ZF Active Safety - Findlay, OH	19,450,000	7.75%
CF Sauer - 184 Suburban	18,000,000	6.25%
CF Sauer - 728 N Main St.	17,900,000	6.75%
Walgreens Boot Alliance - Pittsburgh, PA	16,050,000	6.50%
Hannibal - Houston, TX	15,900,000	7.25%
FedEx IV - Lexington, KY	14,700,000	5.75%
VersaFlex - Kansas City, KS	13,450,000	5.75%
Cott Beverage Inc - Sikeston, MO	11,900,000	7.50%
Dunlop Protective Footwear - Havre De Grace, MD	11,300,000	6.00%
CSTK - St. Louis, MO	11,200,000	8.50%
CF Sauer - 39 S Park Dr.	11,000,000	6.75%
AM Castle - Wichita, KS	10,600,000	7.25%
CF Sauer - 9 Old Mill Road	5,800,000	6.75%
CF Sauer - 2447 Eunice Avenue	775,000	6.50%
CF Sauer - 513 West Butler Road	500,000	7.75%
Total / Wtd. Avg.	$440,475,000(2)	6.44%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties.

Environmental. According to the Phase I environmental assessments dated various dates in March 2024, there were no recognized environmental conditions at any of the GNL Industrial Portfolio Properties. However, several controlled recognized environmental conditions were identified at each of the FCA USA - Detroit, MI, Kuka - Sterling Heights, MI, CSTK - St. Louis, MO and AM Castle - Wichita, KS properties. See “Description of the Mortgage Pool—Environmental Conditions.”

The following table presents certain information relating to the historical and current occupancy of the GNL Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current
100.0%	100.0%	100.0%	100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024.

Major Tenants.

Fiat Chrysler (997,022 square feet; 25.5% of portfolio NRA; 29.0% of portfolio underwritten base rent). Fiat Chrysler Automobiles N.V. (“Fiat Chrysler”) was an Italian-American automobile company that is now a subsidiary of Stellantis N.V. (“Stellantis”). Stellantis was formed in a 2021 merger between Fiat Chrysler and Peugeot S.A. and features 14 iconic automotive brands industrial operations in more than 30 countries and customers in more than 130 markets. Fiat Chrysler occupies 997,022 square feet at the FCA USA – Detroit, MI mortgaged property with a lease expiration date of July 2, 2030, and two, five-year renewal options remaining. Fiat Chrysler does not have any termination options at any of the mortgaged properties.

Grupo Antolin (359,807 square feet; 9.2% of portfolio NRA; 12.9% of portfolio underwritten base rent). Grupo Antolin (“Grupo Antolin”) is a manufacturer in the development, design and manufacture of interior components for the automobile industry (overhead, doors, lighting and cockpits and consoles). Grupo Antolin has 24,000 employees and 130 factories worldwide, spanning across 25 countries. Grupo Antolin occupies 359,807 square feet at the Grupo Antolin – Shelby Township, MI mortgaged property with a lease expiration date of October 31, 2032, and two, five-year renewal options

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

remaining. Grupo Antolin has one option to terminate the lease at the end of 138th month of the lease term (i.e., May 2029) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than 126th month of the lease term. If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate its space, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease, and the lender is required to permit the commencement of such construction if certain conditions set forth in the GNL Industrial Portfolio Whole Loan agreement (including customary REMIC requirements) are satisfied.  If there are seven or more years remaining on the lease term (including any exercised extension options) following the completion of such construction, the construction will be at the borrower’s cost.  In such case, the borrower will be required to deliver a letter of credit to the lender in an amount equal to 110% of the construction budget, and the failure to deliver such a letter of credit will trigger recourse to the borrower and the non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the related Mortgaged Property.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.

Sauer Brands (597,966 square feet; 15.3% of portfolio NRA; 12.3% of portfolio underwritten base rent). C.F. Sauer Company (“Sauer Brands”) is a cooking products business that makes extracts and other food products. Sauer Brands was founded in 1887 and is headquartered in Richmond, Virginia. Sauer Brands occupies 106,066 square feet at the CF Sauer - 184 Suburban mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 247,000 square feet at the CF Sauer - 728 N Main St. mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 152,000 square feet at the CF Sauer - 39 S Park Dr. mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 80,000 square feet at the CF Sauer - 9 Old Mill Road mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 6,900 square feet at the CF Sauer - 2447 Eunice Avenue mortgaged property with a lease expiration date of July 31, 2039, and two, five-year renewal options remaining. Sauer Brands occupies 6,000 square feet at the CF Sauer - 513 West Butler Road mortgaged property with a lease expiration date of July 31, 2039, and has two, five-year renewal options remaining. Sauer Brands does not have any termination options at any of the mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – GNL Industrial Portfolio

The following table presents certain information relating to the tenants at the GNL Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
Fiat Chrysler	Baa2/BBB/BBB+	997,022	25.5%	$8.54	$8,513,498	29.0%	7/02/2030	2 x 5 years
Grupo Antolin(3)	B3/B-/NR	359,807	9.2	$10.57	3,802,404	12.9	10/31/2032	2 x 5 years
Sauer Brands	NR/NR/NR	597,966	15.3	$6.05	3,615,710	12.3	7/31/2039	2 x 5 years
Follett School Solutions	NR/NR/NR	486,868	12.5	$4.54	2,212,474	7.5	12/31/2029	1 x 5 years
ZF Active Safety(4)	Ba1/BB+/NR	216,300	5.5	$7.91	1,711,423	5.8	10/31/2033	2 x 5 years
KUKA Systems	NR/BBB+/NR	200,000	5.1	$6.00	1,200,000	4.1	6/30/2034	1 x 5 years
Hannibal Industries	Baa1/A-/A-	109,000	2.8	$10.89	1,186,508	4.0	9/30/2029	2 x 5 years
Shaw Aero Devices	Baa1/BBB+/BBB+	130,581	3.3	$8.49	1,108,751	3.8	12/31/2032	2 x 5 years
Walgreens	Ba2/BBB-/NR	85,646	2.2	$12.26	1,050,038	3.6	11/30/2030	3 x 5 years
Central States Thermo King	NR/NR/NR	56,029	1.4	$17.72	992,862	3.4	3/25/2030	2 x 5 years
Cott Beverages	NR/NR/NR	170,000	4.3	$5.10	867,512	3.0	1/31/2027	4 x 5 years
FedEx Ground	Baa2/BBB/NR	138,487	3.5	$6.18	855,554	2.9	4/30/2032	2 x 5 years
A.M. Castle & Co	NR/NR/NR	127,600	3.3	$6.36	811,272	2.8	10/31/2029	2 x 5 years
VersaFlex	A3/BBB+/BBB+	113,000	2.9	$6.85	774,000	2.6	12/31/2038	4 x 5 years
Dunlop Protective Footwear	NR/NR/NR	120,000	3.1	$5.68	681,932	2.3	1/17/2031	3 x 5 years
Total Occupied	3,908,306		100.0%	$7.52	$29,383,938	100.0%
Vacant Space	0		0.0
Totals/ Wtd. Avg.	3,908,306		100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Grupo Antolin has one option to terminate the lease at the end of the138th month of the lease term (i.e., May 2029) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than the 126th month of the lease term. If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.
(4)	ZF Active Safety may terminate its lease as of the last day of the 120th month of the term (the “ZF Active Safety Early Termination Date”). To exercise such early termination right, ZF Active Safety must (a) deliver written notice to the landlord that ZF Active Safety desires to terminate its lease at least twelve months prior to the ZF Active Safety Early Termination Date; and (b) pay the landlord a payment equal to the net present value of all remaining rent for the remainder of the initial term calculated using an interest rate of 5% concurrently with delivery of such notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

The following table presents certain information relating to the lease rollover schedule at the GNL Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	170,000	4.3	867,512	3.0	170,000	4.3%	$867,512	3.0%
2028	0	0	0.0	0	0.0	170,000	4.3%	$867,512	3.0%
2029	3	723,468	18.5	4,210,254	14.3	893,468	22.9%	$5,077,766	17.3%
2030	3	1,138,697	29.1	10,556,397	35.9	2,032,165	52.0%	$15,634,164	53.2%
2031	1	120,000	3.1	681,932	2.3	2,152,165	55.1%	$16,316,096	55.5%
2032	3	628,875	16.1	5,766,710	19.6	2,781,040	71.2%	$22,082,805	75.2%
2033	1	216,300	5.5	1,711,423	5.8	2,997,340	76.7%	$23,794,228	81.0%
2034	1	200,000	5.1	1,200,000	4.1	3,197,340	81.8%	$24,994,228	85.1%
2035 & Beyond	7	710,966	18.2	4,389,710	14.9	3,908,306	100.0%	$29,383,938	100.0%
Total	20	3,908,306	100.0%	$29,383,938	100.0%
(1)	Based on the underwritten rent rolls dated May 6, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the GNL Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$26,802,840	$27,593,953	$28,172,655	$28,646,464	$7.33	87.8%
Rent Steps(3)	0	0	0	737,474	0.19	2.3
Straight-Line Rent	0	0	0	924,060	0.24	2.8
Total Reimbursements(4)	1,137,641	2,395,564	1,911,018	2,304,364	0.59	7.1
Gross Potential Rent	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	(0.0)
Effective Gross Income	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
Total Expenses	$1,352,135	$2,405,590	$1,937,654	$2,698,321	$0.69	8.3%
Net Operating Income	$26,588,345	$27,583,927	$28,146,019	$29,914,041	$7.65	91.7%
Capital Expenditures	0	0	0	586,246	0.15	1.8
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$26,588,345	$27,583,927	$28,146,019	$29,327,795	$7.50	89.9%
(1)	Based on the underwritten rent rolls dated as of May 6, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 1, 2025.
(4)	Reimbursements include tax recoveries, insurance recoveries, operating expense recoveries, management fee recoveries and triple-net recovery offset.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

The Market. The following table presents certain market information relating to the GNL Industrial Portfolio Properties:

Market Area Summary(1)
Property	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket NNN Rent PSF(2)
FCA USA - Detroit, MI	Detroit	Detroit East	44,415,145	6.0%	$6.76
Grupo Antolin - Shelby Township, MI	Detroit	Groesbeck North	33,592,703	2.4%	$8.94
Follett School - McHenry, IL	McHenry	Collar Counties	94,236	0.0%	N/A
Shaw Aero - Naples, FL	Naples	Naples	1,570,498	3.3%	$16.97
Kuka - Sterling Heights, MI	Detroit	W of Van Dyke/Macomb	64,273,233	1.1%	$9.27
ZF Active Safety - Findlay, OH	US Industrial	Northwest Ohio	36,189,339	0.6%	$3.81
CF Sauer - 184 Suburban	San Luis Obispo	South San Luis Obispo	3,900,000	3.9%	N/A
CF Sauer - 728 N Main St.	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh	Parkway West Corridor	11,152,677	11.2%	$9.77
Hannibal - Houston, TX	Houston	Northwest-Far	88,750,582	8.0%	$7.39
FedEx IV - Lexington, KY	US Office	West Lexington/Fayette	19,182	7.2%	N/A
VersaFlex - Kansas City, KS	Kansas City	Wyandotte	36,022,386	2.7%	$4.35
Cott Beverage Inc - Sikeston, MO	Sikeston	Scott & New Madrid Counties	5,600,000	4.6%	$4.96
Dunlop Protective Footwear - Havre De Grace, MD	I-95 North Corridor	Harford	24,895,364	0.7%	N/A
CSTK - St. Louis, MO	St. Louis	St Louis City North	227,100,000	3.1%	$6.61
CF Sauer - 39 S Park Dr.	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
AM Castle - Wichita, KS	Wichita	Southeast	5,573,557	6.8%	$5.92
CF Sauer - 9 Old Mill Road	US Office	I-85 / Wenwood / ICAR	146,169,579	5.4%	$6.78
CF Sauer - 2447 Eunice Avenue	Orlando	Orlando-NW/Silver Star/Apopka	22,373,308	2.3%	$11.45
CF Sauer - 513 West Butler Road	US Office	Mauldin/Fountain	1,424,482	2.1%	$22.10
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy, and Submarket NNN Rent PSF represent the trailing twelve month period as of the third quarter of 2023.

The Borrowers. The borrowers for the GNL Industrial Portfolio Whole Loan are ARG CFSRSLB001, LLC, ARC SANPLFL001, LLC, ARC FSMCHIL001, LLC, ARC AMWCHKS001, LLC, ARG VFKCYKS001, LLC, ARC FELEXKY001, LLC, ARC OGHDGMD001, LLC, ARC KUSTHMI001, LLC, ARG FCDETMI001, LLC, ARG GASTNMI001, LLC, ARG CBSKSMO001, LLC, ARG CSSTLMO001, LLC, ARG ZFFINOH001, LLC, ARG WGPTBPA001, LLC, ARG CFSRSLB002, LLC and ARC HLHSNTX001, LLC, each a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GNL Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Global Net Lease Operating Partnership, L.P. (“GNL”), a publicly traded real estate investment trust listed on the NYSE focused on acquiring a global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe, and necessity retail assets in strategic locations. GNL owns over 1,300 properties, encompassing over 66 million square feet in 11 countries. GNL is the guarantor of certain nonrecourse carveout liabilities under the GNL Industrial Portfolio Whole Loan.

Property Management. The GNL Industrial Portfolio Properties are currently managed by Global Net Lease Properties, LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the GNL Industrial Portfolio Whole Loan, the borrowers deposited (i) approximately $376,843 for the tax reserve, (ii) $109,890 for the outstanding TI/LC reserve fund, (iii) 553,119 for the free rent reserve, (iv) $230,000 for the cost of certain concrete repairs and replacement required in connection with the Cott Beverage Inc - Sikeston, MO Property (the “Cott Beverage Concrete Work Fund”) and (v) approximately $741,403 for the replacement costs in connection with the Follett School - McHenry, IL Property (the “Follet Replacement Work Fund”).

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (currently equal to approximately $94,211

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

for the five of the GNL Industrial Portfolio Properties). The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant at such individual property occupies one or more entire tax parcels and is required to pay all taxes and other charges due with respect to the individual property directly to the applicable taxing authorities and actually does pay such taxes, (iv) the borrowers provide the lender satisfactory evidence of payment of taxes prior to the date such taxes become delinquent, (v) the lease at such individual property is in full force and effect and there is no default under such lease and (vi) no Cash Sweep Period (as defined below) is in effect.

Insurance Reserve – The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The borrowers are not required to make monthly deposits to the insurance reserve for an individual property if (a) borrowers maintain blanket policies of insurance in accordance with the GNL Industrial Portfolio Whole Loan documents or (b) the following conditions are satisfied: (i) no event of default has occurred or is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant is required to maintain insurance for the individual property that complies with the GNL Industrial Portfolio Whole Loan documents pursuant to its lease, and is in fact maintaining such insurance, (iv) the borrowers provide evidence to the lender that all insurance premiums with regard to the required insurance have been paid no later than 30 days prior to the expiration of such insurance, (v) the lease at such individual property is in full force and effect and there is no default thereunder, and (vi) no Cash Sweep Period is in effect.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into an account for repairs and replacements (the “Replacement Reserve”), on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

TI / LC Reserve – During a Cash Sweep Period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions (the “Rollover Reserve”), on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

Lockbox / Cash Management. The GNL Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and the property manager are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrowers or property manager are required to be deposited in the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the GNL Industrial Portfolio Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing on the occurrence of any of the following (i) an event of default, or (ii) a Debt Yield Trigger Event (as defined below), and (B) ending upon (a) with respect to clause (i) above, the event of default has been cured or, (b) with respect to a Debt Yield Trigger Event, (i) the occurrence of a Debt Yield Cure (as defined below), (ii) the deliverance of a Debt Yield Cure - Letter of Credit (as defined below), or (iii) the borrowers’ completion of a Debt Yield Cure - Partial Prepayment (as defined below).

A “Debt Yield Trigger Event” means either (a) the debt yield being less than 9.0% for two consecutive calendar quarters based on a trailing twelve month period, or (b) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure - Letter of Credit with the lender, the expiration of the three month period that commenced on the date that the borrowers delivered such Debt Yield Cure - Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (a) or (b) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure - Letter of Credit or completes the applicable Debt Yield Cure - Partial Prepayment.

A “Debt Yield Cure” means the debt yield being greater than or equal to 9.0% for two consecutive calendar quarters based on a trailing twelve month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 2 – GNL Industrial Portfolio

A “Debt Yield Cure - Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure - Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three month period by depositing with the lender additional Debt Yield Cure - Letters of Credit on, or prior to, the expiration of each such three month period. The Debt Yield Cure - Letter of Credit and all proceeds thereof will be deemed part of the reserve funds and will be held in escrow by the lender. The borrowers will pay all costs associated with the initial issuance, any modification or re-issuance of the Debt Yield Cure - Letter of Credit, now or in the future, in connection with any transfer of the GNL Industrial Portfolio Whole Loan by the lender, in connection with any securitization or otherwise. Upon such transfer, the borrowers agree that the lender is released from all liability in respect of the Debt Yield Cure - Letter of Credit, and that the borrowers will look solely to the transferee with respect to all matters relating to the Debt Yield Cure - Letter of Credit. In the event that a Debt Yield Cure occurs during a period wherein the lender is in possession of the Debt Yield Cure - Letter of Credit (or proceeds therefrom), the lender will promptly return the Debt Yield Cure - Letter of Credit (or proceeds therefrom) to the borrowers.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the GNL Industrial Portfolio Whole Loan in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding principal balance of the GNL Industrial Portfolio Whole Loan sufficient to achieve a debt yield equal to or greater than 9.0% for the trailing twelve month period immediately preceding the date of determination.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Release of Collateral. On any payment date following (a) April 5, 2025 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or April 5, 2027 (with a partial defeasance), the borrowers may obtain the release of any of the GNL Industrial Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) the net operating income debt service coverage ratio with respect to the remaining individual mortgaged properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan documents) will be no less than 2.12x (i.e., the net operating income debt service coverage ratio as of the origination date) or (b) if the released property is a Distressed Property (defined below), then such net operating income debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than 1.80x; (iv) as of the date of consummation of the partial release, (a) the net operating income debt yield with respect to the remaining individual mortgaged properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 12.63% (i.e., the net operating income debt yield as of the origination date) or (b) if the released property is a Distressed Property, then such net operating income debt yield with respect to the remaining individual mortgaged properties will be no less than 10.75%; and (v) payment of the release amount equal to (a) 130% of the allocated loan amount for such individual property if such individual property is a Distressed Property and (b) 115% of the allocated loan amount for such individual property for all other individual properties (including any applicable yield maintenance premium). If the related borrower effectuates a partial release of the CF Sauer – 9 Old Mill Road property while the CF Sauer – 728 N Main St. property remains subject to the lien of the security instrument, then as a condition to the partial release of the CF Sauer – 9 Old Mill Road property, such borrower is required to enter into and record a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the CF Sauer – 728 N Main St. property with ingress, egress, parking and access comparable to that existing as of the origination date.

A “Distressed Property” means an individual property, that as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) at which the tenant is not paying rent in violation of the applicable lease.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

28-40 West 23rd Street
28-40 West 23rd Street
New York, NY 10010
MANHATTAN
Koreatown
West Side
Chelsea
Flatiron District
Union Square
Gramercy Park
Meatpacking District
West Village
Greenwich Village
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Broadway
Park Ave. S.
Lexington Ave.
4th Ave.
University Pl.
Greenwich Ave.
Waverly Pl.
7th Ave. S.
W. 4th St.
HERALD SQUARE
Penn 1
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
AMTRAK
NJ TRANSIT
LIRR
Manhattan Mall
Empire State Building
Tower 111
855 Sixth Ave.
Sargow Gallery
Blanton Peale Institute
Fashion Institute of Technology
The Museum at FIT
Casey Kaplan Gallery
Swedish Inst. College of Health Sciences
Natl. Museum of Mathematics
Supreme Court-Appellate Division
Madison Square Park
Baruch College
Muhlenberg Library
Poster House
Gramercy Theatre
Civic Hall
Flatiron Building
Irish Repertory Theatre
Gramercy Park
Theo. Roosevelt Birthplace Natl. Historic Site
New York Live Arts
The Joyce Theater
Christine Burgin Books
The Altman Building
Siegel-Cooper Building
Walker Tower
NY Film Academy School of Film & Acting
Rubin Museum of Art
Oden Technologies
Vel Records
Google Corporate Office Campus
Adobe Inc.
Slack Corporate Office
The Victoria
Vineyard Theatre
The Sierra
Salvation Army Headquarters
80 Fifth Ave. Business Ctr.
The New School University Center
Lenox Health Greenwich Village
Quad Cinema
MacMillan Building
NYU American Language Institute
Benjamin N. Cardozo School of Law
Village Temple
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Webster Hall
Infinity Technologies Group
Emma Lazarus House
American Movie Company
Superior Building
Yahoo
Union Square
ACE
123
BDFM
NQRW
456
L
Upper West Side
Upper East Side
Astoria
Central Park
North Bergen
West New York
QUEENS
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street
Whole Loan Information		Property Information
Whole Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	5.8%	Net Rentable Area (SF):	578,105
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	23rd Street Properties LLC	Year Built / Renovated:	1911 / 1987
Borrower Sponsors:	Robert B. Getreu, Michael T. Cohen and Andrew H. Roos	Occupancy:	73.5%
Interest Rate:	6.07000%	Occupancy Date:	4/1/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$31,038,555 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,708,273 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(6):	$33,517,438 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	74.9%
Amortization Type:	Interest Only	UW Revenues:	$41,557,426
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$17,664,098
Lockbox / Cash Management:	Springing / Springing	UW NOI(6):	$23,893,328
Additional Debt(1):	Yes	UW NCF:	$22,754,765
Additional Debt Balance(1):	$105,000,000	Appraised Value / Per SF:	$420,000,000 / $727
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/15/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$268
Taxes(4):	$4,088,374	$1,022,093	N/A	Maturity Date Loan / SF:	$268
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.9%
Replacement Reserves:	$0	$9,635	$346,863	Maturity Date LTV:	36.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.39x
Other Reserves(5)	$25,048,306	$0	N/A	UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$155,000,000	90.8%	Loan Payoff	$139,632,947	81.8%
Equity Contribution	11,695,171	6.8	Reserves(4)	29,136,680	17.1
Other Sources(4)	$4,088,374	2.4	Closing Costs	2,013,918	1.2
Total Sources	$170,783,545	100.0%	Total Uses	$170,783,545	100.0%
(1)	The 28-40 West 23rd Street Mortgage Loan (as defined below) is part of the 28-40 West 23rd Street Whole Loan (as defined below) which is comprised of five pari passu promissory notes with an aggregate original principal balance of $155,000,000. The 28-40 West 23rd Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 28-40 West 23rd Street Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on May 6, 2024. Defeasance of the 28-40 West 23rd Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 28-40 West 23rd Street Whole Loan to be securitized and (b) April 5, 2027. The assumed defeasance lockout period of 25 payments is based on the expected BMO 2024-5C4 securitization closing date in May 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Taxes were transferred over from the prior loan on the 28-40 West 23rd Street Property.
(5)	Other Reserves consist of an initial future capex reserve of $23,149,913 and an initial unfunded obligations reserve of approximately $1,898,393.
(6)	The decrease from Most Recent NOI to UW NOI is primarily attributable to Xandr vacating their space at the 28-40 West 23rd Street Property (as defined below) at the end of their lease term in March 2024. The Xandr lease accounted for 153,105 square feet and $13,547,475 of annual base rent.

The Loan. The third largest mortgage loan (the “28-40 West 23rd Street Mortgage Loan”) is part of a whole loan (the “28-40 West 23rd Street Whole Loan”) secured by the borrower’s fee interest in a mixed use office/retail property totaling 578,105 square feet located in New York, New York (the “28-40 West 23rd Street Property”). The 28-40 West 23rd Street Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. The 28-40 West 23rd Street Whole Loan was originated on April 5, 2024 by CREFI and accrues interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

at a fixed rate of 6.07000% per annum on an Actual/360 basis. The 28-40 West 23rd Street Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 28-40 West 23rd Street Whole Loan is the payment date that occurs on April 6, 2029. The 28-40 West 23rd Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $50,000,000. The remaining notes are currently held by CREFI and are expected to be contributed to one or more future securitization trust(s).

The table below identifies the promissory notes that comprise the 28-40 West 23rd Street Whole Loan. The relationship between the holders of the 28-40 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 28-40 West 23rd Street Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C4 transaction until the controlling Note A-1 is contributed to a securitization, at which point the 28-40 West 23rd Street Whole Loan will be serviced under the pooling and servicing agreement for the securitization transaction to which Note A-1 is contributed. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing of the Outside Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	CREFI	Yes
A-2	$50,000,000	$50,000,000	BMO 2024-5C4	No
A-3(1)	$25,000,000	$25,000,000	CREFI	No
A-4(1)	$10,000,000	$10,000,000	CREFI	No
A-5(1)	$5,000,000	$5,000,000	CREFI	No
Whole Loan	$155,000,000	$155,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 28-40 West 23rd Street Property is a part six and part 12-story, mixed use office and retail property totaling 578,105 square feet in New York, New York. The 28-40 West 23rd Street Property is situated on a 1.285-acre site along the south side of West 23rd Street, between Fifth and Sixth Avenues, in the Flatiron submarket of New York, New York. The 28-40 West 23rd Street Property was originally constructed in 1911 and most recently renovated in 1987. At origination of the 28-40 West 23rd Street Whole Loan the borrower reserved $23,149,913 for future capital expenditures at the 28-40 West 23rd Street Property including renovations to the 4th through 6th floors which were recently vacated, upgrades to the roof deck, atrium and 7th floor terrace, expanding the skylight and atriums that run through the center of the building, and elevator modernization.

The 28-40 West 23rd Street Property consists of 459,605 square feet of office space and 118,500 square feet of retail space. As of April 1, 2024, the retail space was 100.0% leased by Home Depot who has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036. As of April 1, 2024, the office space was 66.7% leased by RAMP and Aramis – Estee Lauder (“Aramis”). As of April 1, 2024, the 28-40 West 23rd Street Property was in aggregate 73.5% occupied.

Major Tenants. The three largest tenants based on net rentable area are Aramis, Home Depot and RAMP.

Aramis (240,500 square feet; 41.6% of net rentable area; 61.9% of underwritten base rent) Aramis is a part of Estee Lauder companies (NYSE: EL), a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that are sold mainly in department stores. The brand was launched in 1963 and is now sold in more than 130 countries around the world. Aramis has been a tenant at the 28-40 West 23rd Street Property since January 2014 and has a current lease term through January 2028 with one, five-year renewal option and no termination options.

Home Depot (118,500 square feet; 20.5% of net rentable area; 22.6% of underwritten base rent) Founded in 1978, Home Depot is a home improvement retailer that sells a wide assortment of building materials, home improvement, and lawn and garden products. Home Depot has approximately 475,000 employees across more than 2,300 stores in the U.S., Canada

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

and Mexico. Home Depot has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036 with one, ten-year renewal option and no termination options.

RAMP (66,000 square feet; 11.4% of net rentable area; 15.5% of underwritten base rent) RAMP is a fintech company that utilizes their space at the 28-40 West 23rd Street Property as their corporate headquarters. RAMP offers financial solutions for startups, small businesses, mid-markets, and enterprises with services including corporate cards, expense management, procurement, and easy-to-use mobile apps. RAMP recently commenced their lease at the 28-40 West 23rd Street Property in April 2024 and has a current lease term through November 2029 with one, five-year renewal option and no termination options.

Appraisal. According to the appraisal, the 28-40 West 23rd Street Property had an “as-is” appraised value of $420,000,000 as of February 15, 2024, as shown in the table below. Based on the “as-is” value of $420,000,000, the Cut-off Date LTV and Maturity Date LTV for the 28-40 West 23rd Street Whole Loan are 36.9%.

28-40 West 23rd Street Appraised Value
Property	Value(1)	Capitalization Rate
28-40 West 23rd Street	$420,000,000	5.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 28-40 West 23rd Street Property dated February 23, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the 28-40 West 23rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)(3)
100.0%	100.0%	100.0%	73.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 1, 2024.
(3)	The decrease between historical and current occupancy is driven by the former tenant Xandr being marked as vacant as its lease expired in March 2024.

The following table presents certain information relating to the major tenants at the 28-40 West 23rd Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Aramis	A1/A/NR	240,500	41.6%	$87.97	$21,156,188	61.9%	1/31/2028
Home Depot	A2/A/A	118,500	20.5	$65.20	7,726,052	22.6	1/31/2036
RAMP	NR/NR/NR	66,000	11.4	$80.00	5,280,000	15.5	11/30/2029
Total Occupied		425,000	73.5%	$80.38	$34,162,241	100.0%
Vacant Space		153,105	26.5
Totals/ Wtd. Avg.		578,105	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

The following table presents certain information relating to the lease rollover schedule at the 28-40 West 23rd Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	153,105	26.5%	NAP	NA	P	153,105	26.5%	NAP	NAP
2024	0	0	0.0	0	0.0%		153,105	26.5%	$0	0.0%
2025	0	0	0.0	0	0.0		153,105	26.5%	$0	0.0%
2026	0	0	0.0	0	0.0		153,105	26.5%	$0	0.0%
2027	0	0	0.0	0	0.0		153,105	26.5%	$0	0.0%
2028	1	240,500	41.6	21,156,188	61.9		393,605	68.1%	$21,156,188	61.9%
2029	1	66,000	11.4	5,280,000	15.5		459,605	79.5%	$26,436,188	77.4%
2030	0	0	0.0	0	0.0		459,605	79.5%	$26,436,188	77.4%
2031	0	0	0.0	0	0.0		459,605	79.5%	$26,436,188	77.4%
2032	0	0	0.0	0	0.0		459,605	79.5%	$26,436,188	77.4%
2033	0	0	0.0	0	0.0		459,605	79.5%	$26,436,188	77.4%
2034	0	0	0.0	0	0.0		459,605	79.5%	$26,436,188	77.4%
2035 & Beyond	1	118,500	20.5	7,726,052	22.6		578,105	100.0%	$34,162,241	100.0%
Total	3	578,105	100.0%	$34,162,241	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent bumps for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

The following table presents certain information relating to the underwritten cash flows of the 28-40 West 23rd Street Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	Underwritten	Per Square Foot	%(1)
In Place Rent(2)	$38,720,183	$39,188,548	$42,377,811	$32,464,248	$56.16	60.1%
Commercial Rent Steps(2)	0	0	0	1,697,993	2.94	3.1
Potential Income from Vacant Space	0	0	0	13,547,475	23.43	25.1
Gross Potential Rent	$38,720,183	$39,188,548	$42,377,811	$47,709,716	$82.53	88.3%
Total Reimbursements	7,206,856	7,759,949	8,050,131	6,309,666	10.91	11.7
Total Gross Income	$45,927,039	$46,948,497	$50,427,942	$54,019,382	$93.44	100.0%
Other Income(3)	1,039,396	1,067,740	1,218,146	1,085,519	1.88	2.0
(Vacancy/Credit Loss)	0	0	0	(13,547,475)	(23.43)	(25.1)
Effective Gross Income	$46,966,435	$48,016,236	$51,646,088	41,557,426	$71.89	76.9%
Management Fee	1,935,310	1,910,130	2,035,502	1,000,000	1.73	2.4
Real Estate Taxes	9,886,525	10,764,763	11,440,323	12,039,136	20.83	29.0
Insurance	294,213	275,035	301,302	273,440	0.47	0.7
Other Expenses(4)	3,811,832	4,358,036	4,351,523	4,351,523	7.53	10.5
Total Expenses	$15,927,879	$17,307,963	$18,128,650	17,664,098	$30.56	42.5%
Net Operating Income	$31,038,555	$30,708,273	$33,517,438	$23,893,328	$41.33	57.5%
Capital Expenditures	0	0	0	115,621	0.20	0.3
TI/LC	0	0	0	1,022,942	1.77	2.5
Net Cash Flow	$31,038,555	$30,708,273	$33,517,438	$22,754,765	$39.36	54.8%
(1)	Revenue-related figures are calculated as a percentage of Total Gross Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(2)	Underwritten In Place Rent is based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent bumps for investment grade tenants.
(3)	Underwritten Other Income includes condenser water, overtime HVAC, water and sewer, and additional miscellaneous income.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

The Market. The 28-40 West 23rd Street Property is located in between Fifth and Sixth Avenues in the Flatiron District of New York, New York and is a part of the Flatiron/Union Square office submarket and the Flatiron retail submarket of Manhattan. The 28-40 West 23rd Street Property is located in close proximity to Madison Square Park and is accessible via the 1, 2, 3, N, R, 4, 5, and 6 trains.

According to the appraisal, as of December 31, 2023, the Flatiron/Union Square office submarket had a total inventory of approximately 24.7 million square feet, an overall vacancy rate of 23.8% and an overall asking rent of $83.91 per square foot. Furthermore, as of December 31, 2023 the Flatiron retail submarket had an overall vacancy rate of 15.7% and average asking rent of $221 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

The following table presents information relating to comparable office leases for the 28-40 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Term (Mos)	Rent (PSF)
28-40 West 23rd Street	Various	Various	Various	$86.25(2)
Confidential Park Avenue South	Confidential	25,000 SF	120 mos.	$100.00
295 Fifth Avenue	Quinn Emanuel	131,661 SF	199 mos.	$83.50
888 Broadway	Connaught	5,339 SF	93 mos.	$91.00
817 Broadway	Inspired Capital	9,943 SF	121 mos.	$99.00
200 Fifth Avenue	Doordash	115,382 SF	120 mos.	$101.00

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2024.

The following table presents information relating to comparable retail leases for the 28-40 West 23rd Street Property:

Comparable Retail Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Term (Yrs)	Rent (PSF)
28-40 West 23rd Street	Home Depot	118,500 SF	122 mos.	$65.20(2)
7 West 21st Street	Bathhouse	34,328 SF	180 mos.	$58.26
881 Broadway	Crate & Barrel	35,000 SF	120 mos.	$94.29
44 Union Square East	Petco	29,989 SF	120 mos.	$105.04
620 Avenues of the Americas	Bed Bath & Beyond	92,025 SF	120 mos.	$92.37
401 East 60th Street	Home Depot	119,882 SF	241 mos.	$94.26

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2024.

The Borrower. The borrower is 23rd Street Properties LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 28-40 West 23rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are Robert B. Getreu, Michael T. Cohen and Andrew H. Roos of Williams Equities. Founded in 1926, Williams Equities is a fourth generation real estate investment company that owns a portfolio of twelve New York City office buildings. The related 28-40 West 23rd Street Whole Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.

Property Management. The 28-40 West 23rd Street Property is managed by Colliers International NY LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the 28-40 West 23rd Street Whole Loan, the borrower deposited approximately: (i) $4,088,374 into a tax reserve (ii) $1,898,393 into an unfunded obligations reserve, and (iii) $23,149,913 into a capital expenditures reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

$1,022,094). Notwithstanding the foregoing, the borrower may pay (or cause to be paid) the initial tax deposit by April 30, 2024 in such amount as may be required by the lender.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 28-40 West 23rd Street Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,635, subject to a cap of $346,863.

Lockbox / Cash Management. The 28-40 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the lender is permitted to deliver on the borrower’s behalf direction letters to all tenants at the 28-40 West 23rd Street Property directing them to pay to a lender-controlled lockbox account all rent and other sums which would otherwise be paid to the borrower. After the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 28-40 West 23rd Street Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 28-40 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 28-40 West 23rd Street Whole Loan; provided, however, that if no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) or to satisfy the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 28-40 West 23rd Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0%, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Aramis Inc., a Delaware corporation, together with its successors and/or assigns, (ii) any other tenant whose lease, individually or when aggregated with all other leases at the 28-40 West 23rd Street Property with the same tenant or its affiliates, either accounts for 33% or more of (A) the total rental income for the 28-40 West 23rd Street Property or (B) the square footage of the 28-40 West 23rd Street Property and (iii) any guarantors, if any, of the applicable related Specified Tenant leases. As of the date of origination of the 28-40 West 23rd Street Whole Loan, Home Depot was not a Specified Tenant.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant Space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 3 – 28-40 West 23rd Street

under the terms of the 28-40 West 23rd Street Whole Loan documents and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing (A) the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, or (B) a portion of the applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each such lease has commenced, a rent commencement date has been established under each such lease for a minimum lease term of 5 years, the gross rent payable under each such lease(s) is equal to or greater than the gross rent for the entirety of the applicable Specified Tenant space as of the date of origination of the 28-40 West 23rd Street Whole Loan, and in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A)(vii) of the definition of “Specified Tenant Trigger Period”, the date upon which both of the following has occurred: (I) the debt yield is equal to or greater than 12% exclusive of any rental income of the applicable Specified Tenant and (II) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space by (x) the amount of funds on deposit in excess cash flow account collected during the continuance of such Specified Tenant Trigger Period satisfying the ST Cap Condition and/or (y) the borrower depositing cash into the excess cash flow account and/or posting a letter of credit with the lender for such purpose, in each case, in an amount to satisfy the ST Cap Condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 28-40 West 23rd Street Whole Loan documents and, in Lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (x) such non-payment of rent is solely the result of an abatement thereunder and (y) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet demised pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

Subordinate and Mezzanine Debt. None.

Permitted Future Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

Galleria at Sunset
1300 West Sunset Road
Henderson, NV 89014
LAS VEGAS
Henderson
Sunrise Manor
Winchester
Paradise
Whitney
Paradise Valley
Green Valley South
Macdonald Ranch
Seven Hills
CLARK COUNTY
MCCULLOUGH RANGE
Charleston Blvd
Sahara Ave
Desert Inn Rd
Twain Ave
Flamingo Rd
Harmon Ave
Tropicana Ave
Hacienda Ave
Sunset Rd
Vegas Valley Dr
Boulder Hwy
Lamb Blvd
Nellis Blvd
McLeod Dr.
Pecos Rd
Sandhill Rd
Las Vegas Strip 3 miles
Desert Springs Hospital
Tropicana East Shopping Center
Reid Marketplace
Harry Reid International Airport
Desert Rose Golf Course
Boulder Station Hotel and Casino
Las Vegas Natl. Country Club
Stallion Mtn. Country Club
Sam's Town Hotel
Franklin Shopping Center
Desert Wetlands Park
Sam Boyd Stadium
Chimera Golf Club
Henderson Hospital
Cowabunga Bay Water Park
Galleria Dr
Lake Mead Pkwy
Green Valley Town Center
Sunset Park
Whitney Ranch Shopping Ctr.
Sunset Rd
Eastgate
Klondike Sunset Casino
Pabco Rd
Wild Horse Golf Course
Stephanie Street Shopping Ctr.
Sunset Station Hotel & Casino
Warm Springs Rd
Google
Jokers Wild Casino
Warm Springs Plaza
Eastern Springs Village
Robindale Rd
Warm Springs Promenade
Stephanie Promenade
American Pacific Dr
TIMET TITANIUM
Lake Mead Crossing
Victory Village Plaza
Burkholder Blvd
Downtown Henderson
Windmill Ln
S. Eastern Ave
Legacy Golf Course
Stephanie St
Fiesta Henderson Hotel & Casino
Henderson City Hall
Van Wagenen St
Henderson Shopping Village
Regal Plaza
Pebble Marketplace
Bruce Woodbury Beltway
Paseo Verde Plaza
Horizon Ridge Pkwy
Serene Ave
The District at Green Valley Ranch
Green Valley Ranch Resort & Casino
Silverado Park Place
Pacific Ave
Black Mountain Golf and Country Club
Dragon Ridge Country Club
Sloan Canyon National Conservation Area
College of Southern Nevada - South
St. Rose Pkwy
St. Rose Dominican Hospital
Eastern Commons
Mission Dr
Sunridge Village Plaza
Sunrise Hts Pkwy
Paradise Hills Dr
Rio Secco Golf Club
Anthem Country Club
159
582
589
593
592
612
93
95
515
215
11
564
North Las Vegas
Summerlin
Spring Valley
Enterprise
SPRING MTS.
MUDDY MTS.
CLARK COUNTY
Downtown
Sunrise Manor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$48,915,677	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.7%	Net Rentable Area (SF):	441,712
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	Mershops Galleria at Sunset LLC	Year Built / Renovated:	1996 / 2014
Borrower Sponsor:	George Mersho	Occupancy:	83.2%
Interest Rate:	8.46000%	Occupancy Date:	1/1/2024
Note Date:	2/28/2024	4th Most Recent NOI (As of):	$10,360,260 (12/31/2020)
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of):	$9,272,871 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$13,011,815 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$13,389,658 (TTM 11/30/2023)
Original Amortization Term:	300 months	UW Economic Occupancy:	77.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$18,385,416
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$5,231,739
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,153,676
Additional Debt:	No	UW NCF:	$11,647,404
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$95,000,000 / $215
Additional Debt Type:	NAP	Appraisal Date:	11/28/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$170,055	$85,027	N/A	Maturity Date Loan / SF:	$104
Insurance:	$90,552	$18,110	N/A	Cut-off Date LTV:	51.5%
Immediate Repairs:	$562,235	$0	N/A	Maturity Date LTV:	48.2%
Replacement Reserves:	$400,000	$26,761	N/A	UW NCF DSCR:	2.47x
TI/LC:	$1,200,000	$110,428	N/A	UW NOI Debt Yield:	26.9%
Other Reserves(2):	$959,466	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$49,000,000	51.2%	Purchase Price	$91,200,000	95.3%
Equity Contribution	46,701,523	48.8	Upfront Reserves	3,382,308	3.5
			Closing Costs	1,119,215	1.2
Total Sources	$95,701,523	100.0%	Total Uses	$95,701,523	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves consist of an Outstanding TI/LC Reserve ($846,191) and a Gap Rent Reserve ($113,275).

The Loan. The fourth largest mortgage loan (the “Galleria at Sunset Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interest in a super regional mall property located in Henderson, Nevada (the “Galleria at Sunset Property”). The Galleria at Sunset Mortgage Loan was originated on February 28, 2024 by Argentic Real Estate Finance 2 LLC and Wells Fargo Bank, National Association and accrues interest at an interest rate of 8.46000% per annum. The Galleria at Sunset Mortgage Loan has an original term of 60 months, has a remaining term of 58 months and amortizes on a 25-year schedule. The scheduled maturity date of the Galleria at Sunset Mortgage Loan is March 6, 2029.

The Property. The Galleria at Sunset Property is comprised of a 441,712 square feet portion of an enclosed two-story super regional mall known as Galleria at Sunset located in Henderson, Nevada. Situated on a 53.8-acre site, the Galleria at Sunset Property was built in 1996 and has been renovated throughout the years, including an approximately $7 million modernization of the flooring, paint, and signage in 2014. The Galleria at Sunset Property is anchored by Macy’s, Dillard’s, Kohl’s and JCPenney. Only JCPenney, which is on a ground lease through 2046, is part of the owned collateral for the Galleria at Sunset Mortgage Loan, as the Macy’s, Dillard’s and Kohl’s parcels are all separately owned. The three separately owned anchor tenant spaces are part of the larger overall mall which also includes 19 outparcels that are non-collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

The Galleria at Sunset Property includes over 100 in-line and food court tenants. The Galleria at Sunset Property also has access to parking via 3,921 surface parking spaces, resulting in a parking ratio of approximately 8.9 spaces per 1,000 square feet of net rentable area.

As of January 1, 2024, the Galleria at Sunset Property was 83.2% occupied by 90 tenants. The largest tenant, Dick’s Sporting Goods, makes up 18.4% of the net rentable area and 10.1% of underwritten base rent. The remaining rent roll is granular, with no tenant comprising greater than 4.3% of the net rentable area and 4.2% of underwritten base rent. Historical occupancy has been strong, with occupancy averaging 90.4% from 2019 through 2022. Occupancy decreased to current levels as the acquisition of the Galleria at Sunset Property was finalizing, but since acquiring the asset in December 2023, the borrower sponsor has executed lease renewals with Express, Kids Foot Locker, and American Eagle. Additionally, the borrower sponsor completed tours with prospective tenants of 28,000 square feet and has had preliminary conversations with several additional prospective tenants. Sales for major tenants are shown in the chart below. Based on the appraisal, the weighted average occupancy cost for the in-line space (tenants less than 10,000 square feet) was 13.7% which was concluded to be in-line with the Galleria at Sunset Property’s peer group.

Major Tenants. The three largest tenants at the Galleria at Sunset Property are Dick’s Sporting Goods, H&M, and Victoria’s Secret.

Dick’s Sporting Goods (81,312 square feet; 18.4% of NRA, 10.1% of underwritten base rent, Moody’s/S&P/Fitch: Baa3/BBB/NR): Dick’s Sporting Goods (NYSE: DKS) is a chain of sporting goods stores founded in 1948. The company is based in Coraopolis, Pennsylvania and has approximately 787 stores across the United States and has 50,100 employees. Dick’s Sporting Goods has been a tenant at the Galleria at Sunset Property since October 2002 when it signed a 15-year lease. The tenant exercised a renewal option at the end of its initial lease term and most recently signed a renewal in May 2022 to extend its lease term through January 2028. The tenant reported sales of $14,322,628 ($176 per square foot) for the trailing twelve months ending January 31, 2024. Dick’s Sporting Goods has two, five-year renewal options remaining.

H&M (19,213 square feet; 4.3% of NRA, 3.9% of underwritten base rent, Moody’s/S&P/Fitch: NR/BBB/NR): H&M is a multinational clothing company based in Sweden. The company was founded in 1947 and is the second largest international clothing retailer in the world. H&M operates in 77 geographical markets with 4,338 stores and 143,000 employees. H&M has been a tenant at the Galleria at Sunset Property since September 2013 when it signed a 10-year lease. The tenant exercised its first renewal option that commenced on February 1, 2024 and extended its lease expiration date to January 2029. H&M has one, five-year renewal option remaining.

Victoria’s Secret (11,712 square feet; 2.7% of NRA, 4.2% of underwritten base rent, Moody’s/S&P/Fitch: Ba3/BB-/NR): Victoria’s Secret (NYSE: VSCO) is an American lingerie, clothing, and beauty retailer. The company was founded in 1977 and is headquartered in Reynoldsburg, Ohio. Victoria’s Secret operates approximately 1,360 stores in 70 countries and employs approximately 30,000 people. Victoria’s Secret has been a tenant at the Galleria at Sunset Property since February 2006 when it signed a 10-year lease for 8,179 square feet. In March 2014, the tenant signed a new 10-year lease for 11,712 square feet expiring in January 2025. Victoria’s Secret does not have any renewal options remaining.

The following table presents certain information relating to the sales of the major tenants at the Galleria at Sunset Property:

Major Tenant Sales
Tenant Name	Owned / Non-Owned	Size	Lease Expiration	Reported Sales	Sales / SF	National Average(1)	National Average / SF
Macy's	Non-owned	220,000	2/28/2046	$26,000,000(2)	$118	$23,200,000	$170
Dillard's	Non-owned	208,186	2/28/2046	$22,000,000(2)	$106	$19,300,000	$115
JCPenney	Owned Ground Lease	125,264	2/28/2046	$14,000,000(2)	$112	$10,000,000	$95
Kohl's w/ Sephora	Non-owned	83,232	2/28/2046	NAV	NAV	$11,500,000	$135
Dick's Sporting Goods	Owned	81,312	1/31/2028	$14,322,628(3)	$176	$13,900,000	$280
H&M	Owned	19,213	1/31/2029	$5,325,034(3)	$277	NAV	NAV
Victoria's Secret	Owned	11,712	1/31/2025	$6,949,153(3)	$593	$4,200,000	$480
(1)	Information obtained from a third-party report.
(2)	Information provided by the seller of the Galleria at Sunset Property as of July 2023.
(3)	Information obtained from the borrower sponsor. Reported sales are as of the trailing twelve months ending January 31, 2024 for Dick’s Sporting Goods and the trailing twelve months ending October 31, 2023 for H&M, Victoria’s Secret, and Forever 21.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

Environmental. According to the Phase I environmental assessment dated January 24, 2024, there was no evidence of any recognized environmental conditions at the Galleria at Sunset Property.

The following table presents certain information relating to the historical occupancy of the Galleria at Sunset Property:

Historical and Current Occupancy
2021(1)	2022(1)	11/30/2023	Current(2)
89.9%	90.1%	85.2%	83.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 1, 2024.

The following table presents certain information relating to the largest tenants at the Galleria at Sunset Property:

Top 10 Tenant Summary(1)(2)
Tenant	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date
Dick's Sporting Goods	Baa3/BBB/NR	81,312	18.4%	$15.25	$1,240,000	10.1%	1/31/2028
H&M	NR/BBB/NR	19,213	4.3	$25.12	482,555	3.9	1/31/2029
Victoria's Secret	Ba3/BB-/NR	11,712	2.7	$44.00	515,328	4.2	1/31/2025
Jellyland	NR/NR/NR	10,297	2.3	$15.71	161,750	1.3	9/30/2029
Forever 21(5)	NR/NR/NR	9,900	2.2	$0.00	0	0.0	1/31/2027
Express	NR/NR/NR	8,568	1.9	$10.27	88,000	0.7	1/31/2026
Charlotte Russe	NR/NR/NR	8,262	1.9	$29.05	240,000	2.0	1/31/2026
Rise & Flow	NR/NR/NR	7,507	1.7	$9.60	72,074	0.6	10/31/2025
Hayashi Sushi & Japanese	NR/NR/NR	7,075	1.6	$31.85	225,371	1.8	5/31/2033
Rhapsodielle	NR/NR/NR	7,052	1.6	$12.70	89,579	0.7	10/31/2026
Major Tenants		170,898	38.7%	$18.23	$3,114,657	25.5%
Other Tenants		196,519	44.5%	$46.41	$9,120,695	74.5%
Occupied Collateral Total / Wtd. Avg.		367,417	83.2%	$33.30	$12,235,353	100.0%

Vacant Space		74,295	16.8%

Collateral Total		441,712	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2024.
(2)	The Galleria at Sunset Property is anchored by five tenants. Only one of the anchor tenants, Dick’s Sporting Goods, is part of the collateral for the Galleria at Sunset Mortgage Loan. JCPenney operates on a ground lease with the borrower as lessor, therefore the square footage occupied by the tenant is not included in the collateral square footage.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through December 2024.
(5)	Forever 21 pays percentage rent only equal to 16.0% of sales. The underwritten percentage rent for Forever 21 is $218,553, which is based on sales for the trailing-twelve months ending October 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

The following table presents certain information relating to the tenant lease expirations at the Galleria at Sunset Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	74,295	16.8%	NAP	NAP	74,295	16.8%	NAP	NAP
2024 & MTM	16	28,955	6.6	$1,370,879	11.2%	103,250	23.4%	$1,370,879	11.2%
2025	20	60,960	13.8	2,713,426	22.2	164,210	37.2%	$4,084,305	33.4%
2026	12	56,140	12.7	1,527,714	12.5	220,350	49.9%	$5,612,019	45.9%
2027	14	36,749	8.3	1,677,469	13.7	257,099	58.2%	$7,289,488	59.6%
2028	11	110,832	25.1	2,629,196	21.5	367,931	83.3%	$9,918,684	81.1%
2029	5	37,618	8.5	1,093,803	8.9	405,549	91.8%	$11,012,488	90.0%
2030	5	10,811	2.4	477,000	3.9	416,360	94.3%	$11,489,488	93.9%
2031	4	13,573	3.1	373,670	3.1	429,933	97.3%	$11,863,158	97.0%
2032	1	3,802	0.9	0	0.0	433,735	98.2%	$11,863,158	97.0%
2033	2	7,977	1.8	372,195	3.0	441,712	100.0%	$12,235,353	100.0%
2034	0	0	0.0	0	0.0	441,712	100.0%	$12,235,353	100.0%
2035 & Beyond	0	0	0.0	0	0.0	441,712	100.0%	$12,235,353	100.0%
Total	90	441,712	100.0%	$12,235,353	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	The Galleria at Sunset Property is anchored by five tenants. Only one of the anchor tenants, Dick’s Sporting Goods, is part of the collateral for the Galleria at Sunset Mortgage Loan. JCPenney operates on a ground lease with the borrower as lessor, therefore the square footage occupied by the tenant is not included in the collateral square footage.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through December 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Galleria at Sunset Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	11/30/2023 TTM(1)	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$10,755,473	$10,519,907	$10,958,224	$12,132,734	$12,235,353	$27.70	52.6%
Vacant Income	0	0	0	0	4,856,840	11.00	20.9
Gross Potential Rent	$10,755,473	$10,519,907	$10,958,224	$12,132,734	$17,092,193	$38.70	73.5%
Percentage Rent	578,728	1,690,115	1,349,930	822,453	790,886	1.79	3.4
Total Reimbursements	4,330,506	3,787,006	3,583,566	3,655,057	3,349,283	7.58	14.4
Other Income(3)	1,341,576	1,735,769	1,959,422	2,009,893	2,009,893	4.55	8.6
Net Rental Income	$17,006,282	$17,732,797	$17,851,143	$18,620,138	$23,242,256	$52.62	100.0%
(Vacancy/Credit Loss/Abatements)	(1,796,109)	(3,934,194)	135,630	(146,180)	(4,856,840)	(11.00)	(20.9)
Effective Gross Income	$15,210,173	$13,798,603	$17,986,772	$18,473,957	$18,385,416	$41.62	79.1%
Total Expenses	4,849,913	4,525,732	4,974,957	5,084,300	5,231,739	11.84	28.5
Net Operating Income	$10,360,260	$9,272,871	$13,011,815	$13,389,658	$13,153,676	$29.78	71.5%
Capital Expenditures(4)	0	0	0	0	301,136	0.68	1.6
TI/LC(5)	0	0	0	0	1,205,136	2.73	6.6
Net Cash Flow	$10,360,260	$9,272,871	$13,011,815	$13,389,658	$11,647,404	$26.37	63.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten rents include contractual rent steps through December 2024.
(3)	Other Income includes storage rent, kiosk rent, antenna rent, vending income and other miscellaneous fees.
(4)	Underwritten Capital Expenditures is net of a 5% credit for the $400,000 upfront replacement reserve.
(5)	Underwritten TI/LC shown is net of a 10% credit for the $1,200,000 upfront TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

The Market. The Galleria at Sunset Property is located in the main retail corridor of Henderson, Nevada, approximately 10 miles west of the Las Vegas Strip. Primary access is provided by Interstate 515, which is located adjacent to the larger retail center at which the Galleria at Sunset Property is located in. The immediate area surrounding the Galleria at Sunset Property consists of approximately 22 million square feet of retail, including names such as Costco, Home Depot, Target, Hobby Lobby, Best Buy, Walmart, Buffalo Wild Wings, and Sunset Station Hotel and Casino. According to a third-party report, the Las Vegas region is home to nine malls, with only four (including the Galleria at Sunset Property) being located off the Las Vegas Strip or not being connected to a casino. The Galleria at Sunset Property is the only regional mall in Henderson and the three other malls in the region that are not located on the Las Vegas Strip are not considered to compete with the Galleria at Sunset Property.

According to the appraisal, the 2023 population within a one-, three-, and five-mile radius of the Galleria at Sunset Property was 11,643, 140,171 and 326,535, respectively. Additionally, for the same radii, the median household income was $62,189, $62,597 and $64,210, respectively.

According to the appraisal, the Galleria at Sunset Property is located within the Las Vegas retail market and the Southeast Las Vegas retail submarket. As of the third quarter of 2023, the Las Vegas retail market contained approximately 122.0 million square feet of retail space inventory with a vacancy rate of 5.0% and an average asking rental rate of $22.52 per square foot. The Southeast Las Vegas retail submarket contained approximately 22.8 million square feet of retail space with a vacancy rate of 4.8% and an average asking rental rate of $21.74 per square foot as of the third quarter of 2023.

The following table presents certain information relating to the appraiser’s market rent conclusions at the Galleria at Sunset Property:

Market Rent Summary(1)
Space Type	Market Rent (per square foot)
0 - 1,500 SF Space	$85.00
1,501 - 2,500 SF Space	$70.00
2,501 - 4,000 SF Space	$65.00
4,001 - 6,500 Space	$40.00
6,501 - 10,000 SF Space	$25.00
>10,000 SF Space	$30.00
Jr Anchor Space	$16.00
Anchor Space	$4.00
Jewelry Space	$150.00
Restaurant Space	$45.00
Snack Bar Space	$100.00
Food Court Space	$155.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

The following table presents certain information relating to comparable retail centers for the Galleria at Sunset Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built	Total NRA (SF)	Total Occupancy	Distance to Subject	Anchor Tenants
Galleria at Sunset 1300 West Sunset Road Henderson, NV	1996	441,712(2)	83.2%(2)	NAP	Macy’s Dillard’s Kohl’s JCPenney Dick’s Sporting Goods
The Boulevard Mall 3528 South Maryland Parkway Las Vegas, NV	1968	1,178,517	72.0%	10 miles	Galaxy Theatre
Miracle Mile Shops 3663 South Las Vegas Boulevard Las Vegas, NV	2000	475,000	88.0%	10 miles	None (Planet Hollywood Casino)
Las Vegas South Premium Outlets 7400 South Las Vegas Boulevard Las Vegas, NV	1993	537,765	99.0%	9 miles	Nike Outlet
Meadows Mall 4300 Meadows Lane Las Vegas, NV	1978	945,209	89.0%	15 miles	Macy’s JCPenney Dillard’s Clearance Curacao Round 1 Bowling
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated January 1, 2024.

The Borrower. The borrower for the Galleria at Sunset Mortgage Loan is Mershops Galleria at Sunset LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Galleria at Sunset Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is George Mersho. George Mersho is a founder of Bridge Group Investments (BGI), a privately held real estate investment firm focused on a diversified portfolio including retail real estate across the United States. Since its founding in 2004, Bridge Group Investments has invested more than $400 million in retail, industrial, and multifamily real estate and has facilitated $1.2 billion in transactions.

Property Management. The Galleria at Sunset Property is managed by Spinoso Management Group, LLC, a third-party manager.

Escrows and Reserves. At origination, the borrower was required to deposit (i) $170,055 into a real estate tax reserve, (ii) $90,552 into an insurance premium reserve, (iii) $562,235 into an immediate repairs reserve, (iv) $400,000 into a replacement reserve, (v) $1,200,000 into a TI/LC reserve, (vi) $846,191 into an outstanding TI/LC reserve, and (vii) $113,275 into a gap rent reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $85,027.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $18,110.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $26,761 for replacement reserves (which equates to $0.20 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $110,428 for tenant improvements and leasing commissions (which equates to $3.00 per square foot annually).

Lockbox / Cash Management. The Galleria at Sunset Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the Galleria at Sunset Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Galleria at Sunset Property to be deposited into such lockbox account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

within one business day of receipt. All amounts in the lockbox account are required to be remitted on a daily basis to the borrower’s operating account at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Galleria at Sunset Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Galleria at Sunset Mortgage Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Galleria at Sunset Mortgage Loan.

A “Cash Management Period” means the period commencing upon the occurrence of (i) the stated maturity date, (ii) an event of default, (iii) the debt service coverage ratio falls below 1.50x as of the last day of any calendar quarter, (iv) the debt yield is less than 16.0% as of the last day of any calendar quarter, (v) the commencement of a Lease Sweep Period, or (vi) the total annual sales generated by the retail tenants measured at the end of any calendar quarter is less than $90,000,000. A Cash Management Period will end (a) with respect to the matters described in clause (i) above, the Galleria at Sunset Mortgage Loan and all other obligations under the loan documents have been repaid in full, (b) with respect to the matters described in clause (ii) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (c) with respect to the matters described in clause (iii) above, the debt service coverage ratio is at least 1.75x as of the last day of any calendar quarter for two consecutive calendar quarters, (d) with respect to the matters described in clause (iv) above, the debt yield is at least 17.0% as of the last day of any calendar quarter for two consecutive calendar quarters, (e) with respect to clause (v) above, such Lease Sweep Period has ended, or (f) with respect to the matters described in clause (vi) above, the total annual sales generated by the retail tenants measured at the end of any calendar quarter is greater than $90,000,000.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is 9 months prior to the end of the term of any Critical Tenant Lease (as defined below) (including any renewal terms) and (b) the date required under a Critical Tenant Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and in the case of either the foregoing, such renewal has not been so exercised) or the date that any tenant under a Critical Tenant Lease gives notice of its intention not to renew or extend its Critical Tenant Lease; (ii) two or more Lease Sweep Leases (as defined below) are surrendered, cancelled, or terminated prior to their then current expiration date or two or more tenants under a Lease Sweep Lease give notice of their intention to terminate, surrender, or cancel their lease; (iii) two or more tenants under a Lease Sweep Lease have discontinued business in all or such portion of their applicable leased premises which triggers any material co-tenancy rights under other leases or give written notice that they intend to do the same; (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under two or more Lease Sweep Leases by the applicable tenants thereunder; or (v) the occurrence with respect to two or more Lease Sweep Leases of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Galleria at Sunset Mortgage Loan documents (“Lease Sweep Tenant Insolvency Proceeding”), and, in the case of any of clauses (i) through (v), the borrower fails to timely deposit cash and/or a letter of credit equal to $20,000,000 as described in the Galleria at Sunset Mortgage Loan documents.

A Lease Sweep Period ends upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clause (i) above, upon the earlier to occur of (A) the date on which the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Critical Tenant Lease and (B) the date on which all of the space demised under the subject Critical Tenant Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clauses (ii) or (iii) above, upon the earlier to occur of (A) the date on which one or more of the subject tenants irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease and (B) the date on which all of the space demised under one or more of the subject Lease Sweep Leases that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (3) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if one or more of the subject tenant defaults has been cured, and no other tenant default has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 4 – Galleria at Sunset

occurred for a period of three consecutive months following such cure; or (4) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the applicable Lease Sweep Tenant Insolvency Proceeding as to one or more of the Lease Sweep Lease(s) has terminated and the applicable Lease Sweep Lease(s) has been affirmed, assumed or assigned.

“Critical Tenant Lease” means the existing lease with Dick’s Sporting Goods or any replacement lease for all or a portion of its leased premises.

“Lease Sweep Lease” means any Critical Tenant Lease, the existing lease with any of Macy’s, Dillard’s, JCPenney, or Kohl’s and any future lease (leased by such tenant and/or its affiliates) which covers 10% or more of the total rentable square feet of the improvements at the Galleria at Sunset Property.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Debt. Not permitted.

Partial Release. The borrowers may obtain a release of one or more of four certain vacant land parcels with a 120% paydown of the allocated loan amount for the released parcel subject to certain conditions including, among others, (i) the debt yield of the remaining property is at least the greater of (a) 23.5% and (b) the debt yield immediately prior to the release, (ii) the DSCR of the remaining property is at least the greater of (a) 2.45x and (b) the DSCR immediately prior to the release, and (iii) satisfaction of REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

Cumming
Milton
FORSYTH COUNTY
Alpharetta
Roswell
Alpha Park
FULTON COUNTY
Johns Creek
Sandy Springs
Atlanta 20 miles
2

Bethesda
MD
McLean
WASHINGTON D.C.
VIRGINIA
Wolf Trap
Tysons
Pimmit Hills
Oakton
Vienna
Dunn Loring
Falls Church
Arlington
ARLINGTON COUNTY
Merrifield
Fairfax
West Falls Church
Mantua
FAIRFAX COUNTY
Annandale
Lincolnia
Alexandria
Kings Park
Burke
Springfield
Rose Hill
Capital Beltway
4

Vero Office Portfolio

1	Imperial Center	Durham, NC
2	Parkway Avalon	Alpharetta, GA
3	Apex 190	Plano, TX
4	Fairview	Falls Church, VA

COLLIN COUNTY
PLANO
Far North Dallas
Addison
DALLAS
Richardson
DALLAS COUNTY
Garland
Farmers Branch
Downtown Dallas 12 miles
Pres. G. Bush Tpke
3

DURHAM
DURHAM COUNTY
Hope Valley Green
RALEIGH
RESEARCH TRIANGLE PARK
Raleigh-Durham Intl. Airport
CHATHAM COUNTY
WAKE COUNTY
Morrisville
Cary
Weldon Ridge
William B. Umstead State Park
1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$43,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.0%	Net Rentable Area (SF):	987,072
Loan Purpose(2):	Recapitalization	Location(5):	Various
Borrowers:	Apex Building Owner LLC, Fairview Building Owner LLC, Parkway Building Owner LLC and Imperial Center Building Owner LLC	Year Built / Renovated(5):	Various / NAP
Borrower Sponsor:	Admiral 2R Management LLC	Occupancy:	82.4%
Interest Rate:	7.36400%	Occupancy Date:	12/31/2023
Note Date:	3/1/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$14,562,062 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(7):	$14,647,569 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	81.7%
Amortization Type:	Interest Only	UW Revenues:	$27,017,073
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$10,082,300
Lockbox / Cash Management:	Hard / Springing	UW NOI(7):	$16,934,772
Additional Debt(1):	Yes	UW NCF:	$15,429,432
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF:	$195,500,000 / $198
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$109
Taxes:	$717,296	$192,136	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$3,500,000	$27,144	N/A	Maturity Date LTV:	55.2%
TI / LC Reserve:	$10,000,000	Springing	$5,000,000	UW NCF DSCR:	1.91x
Unfunded Obligations(4):	$8,533,957	$0	N/A	UW NOI Debt Yield:	15.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$108,000,000	61.9%	Recapitalization(2)	$143,733,229	82.4%
Borrower Sponsor Equity	66,537,811	38.1	Upfront Reserves	22,751,253	13.0
			Closing Costs	8,053,330	4.6
Total Sources	$174,537,811	100.0%	Total Uses	$174,537,811	100.0%
(1)	The Vero Office Portfolio Mortgage Loan (as defined below) is part of the Vero Office Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $108,000,000. The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Vero Office Portfolio Whole Loan.
(2)	The borrowers paid off the prior loan at a discounted amount of approximately $143.7 million ($145.62 PSF), which represents 72.6% of the fully funded principal balance of $198.0 million. In connection with the payoff of the prior loan and recapitalization of the portfolio, entities owned and controlled by Vero Capital (Common Member and Managing Member, 18.8% of ownership in the joint venture) entered into a joint venture with entities owned and controlled by Prime Finance (Preferred Member, 81.2% of ownership in the joint venture). The joint venture agreement provides that Prime Finance may make a future contribution, which will result in Vero Capital owning 17% and Prime Finance owning 83% of the joint venture. The joint venture contributed approximately $66.5 million of fresh equity to facilitate the transaction.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The unfunded obligations reserve consists of $4,751,515 for an outstanding TI/LC reserve and approximately $3,782,442 for a gap and free rent reserve.
(5)	See the “Portfolio Summary” chart below.
(6)	Full year 2020 and 2021 financials are not available given the borrower sponsor purchased the Vero Office Portfolio Properties (as defined below) between October and December 2021.
(7)	The increase from the most recent NOI to UW NOI is primarily due to approximately 374,483 SF (37.9% of total SF) of recent leasing that has been executed across the Vero Office Portfolio since 2022. Of the total recent leasing, 197,995 SF (20.1% of total SF) are new leases and 176,488 SF (17.9% of total SF) are renewals.

The Loan. The fifth largest mortgage loan (the “Vero Office Portfolio Mortgage Loan”) is part of a whole loan (the “Vero Office Portfolio Whole Loan”) secured by first deeds of trust encumbering the borrowers’ fee interests in 10 office buildings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

located across 4 properties in Alpharetta, Georgia, Plano, Texas, Falls Church, Virginia, and Durham, North Carolina (collectively, the “Vero Office Portfolio Properties” or the “Vero Office Portfolio” and each individually, a “Vero Office Portfolio Property”). The Vero Office Portfolio Whole Loan is comprised of four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $108,000,000. The Vero Office Portfolio Whole Loan was originated on March 1, 2024 by Goldman Sachs Bank USA (“GS”). GS completed a sale of the controlling note A-1 and non-controlling note A-2 to Argentic Real Estate Finance 2 LLC (“AREF2”) on March 6, 2024. The borrowers paid off the prior loan at a discounted amount of approximately $143.7 million ($145.62 PSF), which represents 72.6% of the fully funded principal balance of $198.0 million. In connection with the payoff of the prior loan and recapitalization of the portfolio, entities owned and controlled by Vero Capital (Common Member and Managing Member, 18.8% of ownership in the joint venture) entered into a joint venture with entities owned and controlled Prime Finance (Preferred Member, 81.2% of ownership in the joint venture). The joint venture agreement provides that Prime Finance may make a future contribution, which will result in Vero Capital owning 17% and Prime Finance owning 83% of the joint venture. The joint venture contributed approximately $66.5 million of fresh equity to facilitate the transaction. The Vero Office Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 58 months as of the Cut-off Date. The Vero Office Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a fixed rate of 7.36400% per annum. The scheduled maturity date of the Vero Office Portfolio Whole Loan is the payment date in March 2029. The Vero Office Portfolio Mortgage Loan is evidenced by the controlling note A-1 and non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $43,000,000.

The table below summarizes the promissory notes that comprise the Vero Office Portfolio Whole Loan. The relationship between the holders of the Vero Office Portfolio Whole Loan will be governed by a co-lender agreement. The Vero Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$23,000,000	$23,000,000	BMO 2024-5C4	Yes
A-2	$20,000,000	$20,000,000	BMO 2024-5C4	No
A-3	$32,500,000	$32,500,000	Benchmark 2024-V6	No
A-4	$32,500,000	$32,500,000	Benchmark 2024-V6	No
Whole Loan	$108,000,000	$108,000,000

The Properties. The Vero Office Portfolio Properties are comprised of four assets, totaling 987,072 SF across ten buildings. The Vero Office Portfolio Properties are located in Alpharetta, Georgia (the “Parkway Avalon Property”), Plano, Texas (the “Apex 190 Property”), Durham, North Carolina (the “Imperial Center Property”) and Falls Church, Virginia (the “Fairview Property”). The Vero Office Portfolio Properties are currently 82.4% occupied by approximately 85 tenants as of December 31, 2023, with a weighted average remaining lease term of 5.0 years as of the Cut-off Date. The three largest tenants at the Vero Office Portfolio Properties by NRA are Paragon Healthcare, Inc. (10.5% Total SF), Bioventus, LLC (5.3% of Total SF), and Open Text – GXS (4.2% Total SF), two of which, Paragon Healthcare, Inc. and Bioventus, LLC, are headquartered at their respective Vero Office Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

The following table presents certain information relating to the Vero Office Portfolio Properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount(3)	% of Allocated Whole Loan Amount(3)	Appraised Value	UW NCF(2)	% of UW NCF(2)
Imperial Center	Durham, NC	1984-2007 / NAP	408,938	69.7%	36,000,000	33.3%	$67,000,000	$4,574,406	29.6%
Parkway Avalon	Alpharetta, GA	2000-2001 / NAP	196,659	89.0%	29,000,000	26.9%	$48,900,000	$4,120,962	26.7%
Apex 190	Plano, TX	2007 / NAP	186,215	100.0%	24,000,000	22.2%	$36,200,000	$3,194,102	20.7%
Fairview	Falls Church, VA	2008 / NAP	195,260	85.6%	19,000,000	17.6%	$43,400,000	$3,539,962	22.9%
Total / Wtd. Avg.			987,072	82.4%	$108,000,000	100.0%	$195,500,000	$15,429,432	100.0%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten cash flow and rent rolls dated December 31, 2023, with rent steps through March 31, 2025.
(3)	Based on the Vero Office Portfolio Whole Loan documents.

Major Tenants. The three largest tenants based on underwritten base rent are Paragon Healthcare, Inc., Open Text – GXS and Bioventus, LLC.

Paragon Healthcare, Inc. (103,249 SF; 10.5% of net rentable area; 12.8% of underwritten base rent) was founded in 2002, and is a provider of infusion services to patients through its network of ambulatory infusion centers, home infusion pharmacies and other specialty pharmacy services. The company provides care to patients with chronic and acute conditions. The company is headquartered at the Apex 190 Property and operates locations in the following nine states: Alabama, Colorado, Florida, Georgia, Louisiana, Missouri, Oklahoma, Texas and Tennessee. Paragon Healthcare, Inc. has two, five-year renewal options remaining and no early termination options.

Open Text – GXS (41,382 SF; 4.2% of net rentable area; 6.0% of underwritten base rent) is a subsidiary of OpenText Corporation headquartered in Gaithersburg, Maryland. Open Text – GXS provides business-to-business integration and on-demand supply chain integration, synchronization, and collaboration solutions over its various platforms. OpenText Corporation, based in Waterloo, Canada, announced their acquisition of Open Text – GXS in 2014. OpenText Corporation is a Canadian company that develops and sells enterprise information management software. Open Text – GXS has a one-time right to terminate its lease, effective April 30, 2027, subject to providing no less than nine months prior written notice and payment of a termination fee. The tenant has one, five-year renewal option remaining.

Bioventus, LLC (52,121 SF; 5.3% of net rentable area; 6.0% of underwritten base rent) is a global leader of innovations for active healing. Through a combination of internal product development, product/business acquisition, and distribution agreements, Bioventus, LLC brings to market products which address a growing need for clinically effective, cost efficient, minimally invasive medical treatments that engage and enhance the body’s natural healing processes. Bioventus, LLC is headquartered at the Imperial Center Property and operates locations across the globe. Bioventus, LLC has two, five-year renewal options remaining and no early termination options.

Environmental. The Phase I environmental assessments of the Vero Office Portfolio Properties dated January 18, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical and current occupancy of the Vero Office Portfolio Properties:

Historical and Current Occupancy(1)
	2020	2021	2022	Current(2)
Imperial Center	85.3%	88.0%	85.8%	69.7%
Parkway Avalon	85.2%	83.9%	77.8%	89.0%
Apex 190	61.8%	80.6%	93.3%	100.0%
Fairview	79.5%	74.5%	65.4%	85.6%
Wtd. Avg.	79.7%	83.1%	81.6%	82.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancies are as of December 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

The following table presents certain information relating to the tenants at the Vero Office Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s /S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Rent PSF(3)	UW Rent(3)	% of Total UW Rent(3)	Lease Exp. Date
Paragon Healthcare, Inc.	NR/NR/NR	103,249	10.5%	$33.97	$3,507,245	12.8%	12/31/2030
Open Text – GXS(4)	Ba2/BB+/BB+	41,382	4.2	$39.92	1,651,992	6.0	4/30/2029
Bioventus, LLC	NR/NR/NR	52,121	5.3	$31.59	1,646,302	6.0	9/30/2028
Kimley-Horn and Associates(5)	NR/NR/NR	35,407	3.6	$35.22	1,246,969	4.5	2/29/2028
Republic Title of Texas, Inc.(6)	NR/NR/NR	35,010	3.5	$33.50	1,172,676	4.3	5/31/2035
Principled Tech	NR/NR/NR	41,176	4.2	$27.77	1,143,458	4.2	3/31/2028
Samsung SDS Global SCL America, Inc.	NR/NR/NR	32,424	3.3	$33.94	1,100,617	4.0	6/30/2025
Spin Systems Inc.(7)	NR/NR/NR	24,513	2.5	$38.19	936,098	3.4	8/31/2028
Marken LLP	NR/NR/NR	29,319	3	$30.72	900,680	3.3	10/31/2028
Total Quality Logistics (aka TQL)(8)	NR/NR/NR	27,307	2.8	$30.18	824,173	3.0	12/31/2027
Largest Tenants Total / Wtd. Avg.		421,908	42.7%	$33.49	$14,130,210	51.5%
Remaining Occupied(9)		391,510	39.7	$34.02	13,320,154	48.5
Occupied Collateral Total / Wtd. Avg.		813,418	82.4%	$33.75	$27,450,364	100.0%

Vacant Space		173,654	17.6%

Collateral Total		987,072	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023, with rent steps through March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Rent PSF, UW Rent, and % of Total UW Rent includes commercial reimbursement revenue.
(4)	Open Text – GXS has a one-time right to terminate its lease, effective April 30, 2027, subject to providing no less than nine months’ prior written notice and payment of a termination fee.
(5)	Kimley-Horn and Associates has a one-time right to terminate the expansion space (Suite 550 containing 10,317 square feet), effective September 30, 2025, subject to providing written notice on or before September 30, 2024 and payment of a termination fee.
(6)	Republic Title of Texas, Inc. has a lease commencement date of June 1, 2024 and is obligated to begin paying rent once the tenant opens for business. We cannot assure you that the tenant will take occupancy, or begin paying rent, on the lease commencement date or at all.
(7)	Spin Systems Inc. has a continuous right to terminate its lease during the initial term of its lease effective any time after August 31, 2024 provided that the tenant provides at least 12 months’ prior written notice, along with a termination fee.
(8)	Total Quality Logistics (aka TQL) has a one-time option to terminate its lease on February 28, 2026 with 12 months’ prior written notice and payment of a termination fee.
(9)	Remaining Occupied includes an engineering office (528 square feet) and a fitness center (2,307 square feet) for which no rent was underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

The following table presents certain information relating to the tenant lease expiration dates for the Vero Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(3)	% of UW Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring(3)	Cumulative % of UW Rent Expiring(3)
Vacant	NAP	173,654	17.6%	NAP	NAP	173,654	17.6%	NAP	NAP
2024 & MTM	10	23,966	2.4	$814,475	3.0%	197,620	20.0%	$814,475	3.0%
2025(4)	16	96,762	9.8	3,089,183	11.3	294,382	29.8%	$3,903,658	14.2%
2026	12	48,533	4.9	1,580,562	5.8	342,915	34.7%	$5,484,220	20.0%
2027	7	54,570	5.5	1,717,867	6.3	397,485	40.3%	$7,202,087	26.2%
2028	18	268,268	27.2	9,001,012	32.8	665,753	67.4%	$16,203,099	59.0%
2029	8	87,027	8.8	3,272,357	11.9	752,780	76.3%	$19,475,456	70.9%
2030	5	125,442	12.7	4,313,094	15.7	878,222	89.0%	$23,788,550	86.7%
2031	1	8,225	0.8	323,831	1.2	886,447	89.8%	$24,112,381	87.8%
2032	1	17,437	1.8	684,402	2.5	903,884	91.6%	$24,796,784	90.3%
2033	2	17,110	1.7	590,547	2.2	920,994	93.3%	$25,387,331	92.5%
2034	3	24,009	2.4	824,080	3	945,003	95.7%	$26,211,411	95.5%
2035 & Beyond(5)	4	42,069	4.3	1,238,953	4.5	987,072	100.0%	$27,450,364	100.0%
Total	87	987,072	100.0%	$27,450,364	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Rent Expiring, % of UW Rent Expiring, Cumulative UW Rent Expiring, and Cumulative % of UW Rent Expiring include commercial reimbursement revenue.
(4)	Includes a fitness center that comprises 2,307 square feet for which no rent was underwritten.
(5)	Includes an engineering office that comprises 528 square feet for which no rent was underwritten.

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Vero Office Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$22,653,847	$24,507,725	$24,830,826	$25.16	75.1%
Rent Steps	0	0	29,132	0.03	0.1
Gross Up Vacancy	0	0	5,594,954	5.67	16.9
Gross Potential Rent	$22,653,847	$24,507,725	$30,454,912	$30.85	92.1%
Commercial Rent Abatements	(840,712)	(2,860,533)	0	0.00	0.0
Total Reimbursements	2,594,460	2,604,208	2,619,538	2.65	7.9
Other Revenue	27,679	49,870	7,200	0.01	0.0
Net Rental Income	$24,435,274	$24,301,270	$33,081,649	$33.51	100.0%
Vacancy/Credit Loss	0	0	(6,064,577)	(6.14)	(18.3)
Effective Gross Income	$24,435,274	$24,301,270	$27,017,073	$27.37	81.7%
Total Expenses(4)	9,873,212	9,653,701	10,082,300	10.21	37.3
Net Operating Income(5)	$14,562,062	$14,647,569	$16,934,772	$17.16	62.7%
Capital Expenditures	0	0	325,734	0.33	1.2
TI/LC	0	0	1,179,606	1.20	4.4
Net Cash Flow	$14,562,062	$14,647,569	$15,429,432	$15.63	57.1%
(1)	Full year 2020 and 2021 financials are not available given the borrower sponsor purchased the Vero Office Portfolio Properties between October and December 2021.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Base Rent is based on the underwritten rent rolls dated December 31, 2023, with rent steps through March 31, 2025.
(4)	Underwritten Total Expenses includes real estate taxes of approximately $2,758,452 and insurance expense of approximately $295,078.
(5)	The increase from the most recent NOI to UW NOI is primarily due to approximately 374,483 SF (37.9% of total SF) of recent leasing that has been executed across the Vero Office Portfolio since 2022. Of the total recent leasing, 197,995 SF (20.1% of total SF) are new leases and 176,488 SF (17.9% of total SF) are renewals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

The Market. The Vero Office Portfolio Properties are located in Durham, North Carolina, Alpharetta, Georgia, Falls Church, Virginia and Plano, Texas.

The Imperial Center Property is located in Durham, North Carolina, within the Office – Research Triangle submarket. As of Q1 2024, the Office – Research Triangle submarket reports 14.2 million SF with a 10.9% vacancy rate and asking office rent of $32.50 per SF, per a third-party market research report.

The Parkway Avalon Property is located in Alpharetta, Georgia, within the Office – North Fulton/Forsyth County submarket. As of Q1 2024, the Office – North Fulton/Forsyth County submarket reports 40.6 million SF of inventory with an 18.2% vacancy rate and asking office rent between $34 and $42 per SF, per a third-party market research report.

The Apex 190 Property is located in Plano, Texas, within the Office – Plano submarket. As of Q1 2024, the Office – Plano submarket reports 11.7 million SF of inventory with a 12.4% vacancy rate and asking office rent between $20 and $25 per SF, per a third-party market research report.

The Fairview Property is located in Falls Church, Virginia, within the Office – Merrifield submarket. As of Q1 2024, the Office – Merrifield submarket reports 10.7 million SF of inventory with a 13.5% vacancy rate and asking office rent between $30 and $34 per SF, per a third-party market research report.

The Borrowers. The borrowers for the Vero Office Portfolio Whole Loan are Parkway Building Owner LLC, Apex Building Owner LLC, Imperial Center Building Owner LLC, and Fairview Building Owner LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Vero Office Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and one of the non-recourse carveout guarantors is Admiral 2R Management LLC, a Delaware limited liability company. Each of A2R Founders Legacy LLC, A2R Real Estate Fund II LP, VPF Preferred JV LLC and Prime Finance Special Situations 2020 Fund, L.P. is also a non-recourse carveout guarantor. Prime Finance Special Situations 2020 Fund, L.P.’s guaranty is limited to bankruptcy related recourse events.

Property Management. The Vero Office Portfolio Properties are managed by (i) Colliers International Management - Atlanta, LLC and Admiral 2R Management LLC (in the case of the Parkway Avalon Property); (ii) HPI Commercial Real Estate, LLC and Admiral 2R Management LLC (in the case of the Apex 190 Property); (iii) Moore & Associates, Inc. and Admiral 2R Management LLC (in the case of the Fairview Property); and (iv) TRI Properties, LLC and Admiral 2R Management LLC (in the case of the Imperial Center Property). Admiral 2R Management is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (A) $717,296 into a real estate tax reserve (B) $10,000,000 into a tenant improvement and leasing commission reserve, (C) $3,500,000 into a capital expenditures reserve and (D) $8,533,957 into an unfunded obligations reserve (comprised of approximately $4,751,515 for the TI/LC portion and approximately $3,782,442 for the free rent and gap rent portion of such reserve).

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, an amount currently equal to approximately $192,136.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual estimated insurance payments, except if the Vero Office Portfolio Properties are insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow an amount equal to approximately $27,144 for capital expenditures.

TI/LC Reserve – On each payment date which occurs on or after the date the DSCR (as defined below), determined as of the first day of any two consecutive fiscal quarters, is less than 1.50x and continuing until the DSCR, determined as of the first day of any two consecutive fiscal quarters, is equal to or greater than 1.55x, the borrowers are required to deposit the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

Monthly Rollover Amount (as defined below) into a tenant improvement and leasing commission reserve without consideration for the $2,000,000 and $5,000,000 thresholds described below. Otherwise, beginning when the amount in the tenant improvement and leasing commission reserve is less than $2,000,000, the borrowers are required to deposit the Monthly Rollover Amount, which is currently approximately $106,933, on a monthly basis into such reserve, subject to a cap of $5,000,000.

“DSCR” means, as of the date of determination, the quotient obtained by dividing (x) net operating income by (y) the product of (i) the original principal balance of the Vero Office Portfolio Whole Loan, (ii) 8.279% and (iii) a fraction, the numerator of which is the actual number of days in the succeeding 12-month period and the denominator of which is 360.

“Monthly Rollover Amount” at any time means 1/12th of the product of (x) either (a) during any point in time the DSCR, determined as of the first day of any two consecutive fiscal quarters, is less than 1.50x and continuing until the DSCR is equal to or greater than 1.55x as of the last day of two consecutive fiscal quarters thereafter, $1.50 or (b) otherwise, $1.30, and (y) the aggregate number of rentable square feet then contained in the Vero Office Portfolio Properties.

Lockbox / Cash Management. The Vero Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account by the end of the first business day after receipt. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept periodically to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Vero Office Portfolio Whole Loan, or (ii) if no Cash Management Period is continuing, absent a continuing event of default, disbursed to an operating account maintained by the borrowers.

“Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the indebtedness due under the Vero Office Portfolio Whole Loan documents is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness due under the Vero Office Portfolio Whole Loan documents is paid in full. A Cash Management Period will not be terminated unless, at the time the borrowers satisfy the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means (a) each period that (i) commences when DSCR, determined as of the first day of any two consecutive fiscal quarters, is less than 1.30x (each, a “DSCR Trigger Event”), and the borrowers have not timely made the cash deposit into an excess cash flow reserve account held by the lender or deposited with the lender a letter of credit following the lender’s notification of such DSCR Trigger Event as described in the loan agreement, and (ii) concludes when DSCR is equal to or greater than 1.35x as of the last day of two consecutive fiscal quarters thereafter, or when an appropriate deposit of cash is made to the excess cash flow reserve account held by the lender or a letter of credit is deposited with the lender as permitted pursuant to the loan agreement, whichever is earlier; and (b) if the financial reports required under the loan agreement are not delivered to the lender as and when required thereunder, subject, in any event to the notice and cure period specified in the loan agreement, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing under subsection (a) immediately above.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the Vero Office Portfolio Whole Loan documents, at any time after the date that is two years after the closing date of the BMO 2024-5C4 securitization, the borrowers may deliver defeasance collateral and obtain release of up to two individual Vero Office Portfolio Properties, provided that, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the allocated release price for each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 5 – Vero Office Portfolio

released Vero Office Portfolio Property, (ii) the DSCR and the debt yield for the 12-month period ending on the last day of the then most recently ended fiscal quarter of the remaining Vero Office Portfolio Properties after such release is no less than (a) the greater of (x) 1.89x and (y) the DSCR immediately prior to such release and (b) the greater of (x) 15.68% and (y) the debt yield immediately prior to such release, as applicable, (iii) the loan-to-value ratio of the remaining Vero Office Portfolio Properties, as determined by a current or updated appraisal, is no more than the lesser of (x) 55.2% and (y) the loan-to-value ratio of the remaining Vero Office Portfolio Properties immediately prior to such release, (iv) the physical occupancy of each of the remaining Vero Office Portfolio Properties is not less than 85.0% and (v) customary REMIC requirements are satisfied. In addition, provided no event of default exists, the borrowers may obtain the release of an approximate four-acre parcel located at the Apex 190 Property that was attributed no value in the appraisal delivered to the lender as of the loan origination date, upon satisfaction of certain conditions set forth in the Vero Office Portfolio Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

Coastline Apartments
921 Denton Boulevard Northwest
Fort Walton Beach, FL 32547
Tallahassee 154 miles
Valparaiso
OKALOOSA COUNTY
Destin-Fort Walton Beach Airport
University of Florida Research and Engineering Education Facility
Lewis Turner Blvd.
Air Force Armament Museum
Eglin VA Clinic
Eglin Air Force Base
Eglin Main Exchange
Northwest Florida State College
HCA Florida Fort Walton-Destin Hospital
Fort Walton Beach Golf Course
Mooney Rd.
Racetrack Rd.
Florida Dept. of Veterans Affairs
Shalimar Pointe Golf Club
Wright
Mayflower Ave.
Ocean City
Shalimar
Lake Lorraine
MLK Jr. Blvd.
Hurlburt Field
Lovejoy Rd.
Sun Plaza
Cut Off
Beal Pkwy.
Eglin Pkwy.
Holmes Blvd.
Cinco Bayou
Uptown Station
Fort Walton Beach
Choctawhatchee Bay
Intracoastal Waterway
Santa Rosa Mall
Mary Esther
Wright Pkwy
Hollywood Blvd.
Emerald Coast Science Ctr.
Miracle Strip Pkwy.
Pensacola 36 miles
Shoppes at Paradise Pointe
DOWNTOWN FT. WALTON BEACH
BROOKS BRIDGE
GULF ISLANDS NATIONAL SEASHORE
Santa Rosa Blvd.
Destin-Fort Walton Beach Convention Center
Wild Willy's Adventure Zone
Gulfarium Marine Adventure Park
Okaloosa Island
Destin
Destin History & Fishing Museum
Harbor Walk Village
East Pass
Gulf of Mexico
ALABAMA
GEORGIA
FLORIDA
Montgomery
Columbus
Dothan
Tallahassee
Pensacola
Mobile

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.4%	Net Rentable Area (Units):	301
Loan Purpose(2):	Recapitalization	Location:	Fort Walton Beach, FL
Borrowers(3):	Various	Year Built / Renovated:	1989 / 2019
Borrower Sponsor:	Ben Beitel	Occupancy:	97.3%
Interest Rate:	5.75300%	Occupancy Date:	1/18/2024
Note Date:	1/31/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of):	$3,383,114 (T-6 Ann. 12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,764,399 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$4,420,779 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$6,225,121
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$2,146,846
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,078,275
Additional Debt(1):	Yes	UW NCF:	$3,996,102
Additional Debt Balance(1)(4):	$11,500,000 / $10,000,000	Appraised Value / Per Unit:	$65,900,000 / $218,937
Additional Debt Type(1)(4):	Mezzanine / Pari Passu	Appraisal Date:	1/3/2024

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$207,833	$51,958	N/A	Cut-off Date Loan / Unit:	$159,468	$197,674
Insurance:	$80,244	$40,122	N/A	Maturity Date Loan / Unit:	$159,468	$197,674
Replacement Reserves:	$0	$6,850	N/A	Cut-off Date LTV:	72.8%	90.3%
Required Upgrade Reserve:	$500,000	Springing	N/A	Maturity Date LTV:	72.8%	90.3%
				UW NCF DSCR:	1.43x	0.94x
				UW NOI Debt Yield:	8.5%	6.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$48,000,000	55.4%	Recapitalization(2)	$80,000,000	92.3%
Equity Contribution(2)	27,182,254	31.4	Closing Costs(7)	5,894,176	6.8
Mezzanine Loan	11,500,000	13.3	Upfront Reserves	788,078	0.9
Total Sources	$86,682,254	100.0%	Total Uses	$86,682,254	100.0%
(1)	The Coastline Apartments Mortgage Loan (as defined below) is part of the Coastline Apartments Whole Loan (as defined below) evidenced by three pari passu promissory notes in the aggregate original principal amount of $48,000,000. Financial Information in the table above is based on the Coastline Apartments Whole Loan and the Coastline Apartments Total Debt (as defined below) inclusive of $11,500,000 Mezzanine Loan.
(2)	The Coastline Apartments Mortgage Loan facilitated the buyout of an existing limited partner which contributed 90% of the original equity.
(3)	The borrowers are New Emerald Florida Apartments LLC, New Emerald Florida Apartments II LLC, New Emerald Florida Apartments III LLC, New Emerald Florida Apartments IV LLC and New Emerald Florida Apartments V LLC.
(4)	For a full description of the Coastline Apartments Mezzanine Loan (as defined below), please refer to “Mezzanine Debt” below.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The 4th Most Recent NOI is not available as the borrower sponsor acquired the Coastline Apartments Property (as defined below) in June 2021.
(7)	Closing Costs include an origination fee of $4,000,000.

The Loan. The sixth largest mortgage loan (the “Coastline Apartments Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $48,000,000 (the “Coastline Apartments Whole Loan”) and is secured by the borrowers’ fee interest in a 301-unit, garden-style multifamily property consisting of nine apartment buildings and two clubhouse buildings located in Fort Walton Beach, Florida (the “Coastline Apartments Property”). The Coastline Apartments Whole Loan was originated on January 31, 2024 by Argentic Real Estate Finance 2 LLC (“AREF2”) and Bank of Montreal. The Coastline Apartments Whole Loan accrues interest at an interest rate of 5.75300% per annum. The Coastline Apartments Whole Loan has an original term of 60 months, has a remaining term of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

57 months and is interest only for the entire term. The scheduled maturity date of the Coastline Apartments Whole Loan is February 6, 2029.

The controlling Note A-1 and non-controlling Note A-2-2, with an aggregate original principal balance of $38,000,000, will be included in the BMO 2024-5C4 securitization trust. The Coastline Apartments Whole Loan is currently serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V6 securitization trust, and on or after the closing date of the BMO 2024-5C4 securitization, the Coastline Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization trust. The relationship between the holders of the notes evidencing the Coastline Apartments Whole Loan will be governed by a co-lender agreement. See “The Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$24,000,000	$24,000,000	BMO 2024-5C4	Yes
A-2-1	$10,000,000	$10,000,000	BMARK 2024-V6	No
A-2-2	$14,000,000	$14,000,000	BMO 2024-5C4	No
Whole Loan	$48,000,000	$48,000,000

The Property. The Coastline Apartments Property consists of a 301-unit, garden-style multifamily property on approximately 9.21 acres in Fort Walton Beach, Florida. The Coastline Apartments Property was built in 1989, and renovations were most recently completed in 2019. The unit mix includes studio, one-bedroom, two-bedroom, and three-bedroom floorplans. Community amenities include a clubhouse, business center, laundry facility, fitness center, three swimming pools, dry sauna, dog park, and package services. The Coastline Apartments Property has 460 surface parking spaces resulting in a ratio of approximately 1.53 parking spaces per unit.

Between 2015 and 2019, approximately $1.4 million was invested on exterior and interior renovations. Exterior renovations included new paint, pool resurfacing, fitness center upgrades, clubhouse renovations, and installing a dog park. Interior renovations included the renovations of 120 units or 40% of units, which were updated to include white shaker cabinets, quartz countertops, stainless steel appliances, and updated fixtures. The borrower sponsor plans to renovate most of the remaining 181 unrenovated units up to the same standard as the currently renovated units. Pursuant to the Coastline Apartments Whole Loan documents, the borrowers are required to renovate at least 75% of the units at the Coastline Apartments Property by February 6, 2028 or upon failure to do so, replenish the required upgrade reserve described below or enter a Cash Management Period (as defined below) to ensure there is a minimum of $14,000 per unit at the Coastline Apartments Property that has not received the required upgrades. The loan guarantors also provided a completion guaranty for the renovations of the 136 units based on an estimated renovation cost of $14,000 per unit, which burns off as units are upgraded. At origination, the borrower deposited $500,000 into a required upgrade reserve to be contributed towards the renovations and is required to replenish the required upgrade reserve (separate from the ongoing capital expenditure reserve) by $500 per rentable unit at the Coastline Apartments Property if the reserve balance falls below $200,000.

As of January 18, 2024, the Coastline Apartments Property was 97.3% occupied. Between 2021 and 2023, occupancy at the Coastline Apartments Property averaged 94.2%, never falling below 90.7%.

The following table presents detailed information with respect to the unit mix at the Coastline Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate per Unit	Average Monthly Market Rental Rate per SF
Studio	5	1.7%	336	$1,357	$4.04	$1,360	$4.05
1 Bedroom	84	27.9	658	$1,511	$2.30	$1,525	$2.32
1 Bedroom - Renovated	64	21.3	599	$1,635	$2.73	$1,645	$2.75
2 Bedroom	94	31.2	1,002	$1,715	$1.71	$1,719	$1.71
2 Bedroom - Renovated	50	16.6	987	$1,931	$1.96	$1,941	$1.97
3 Bedroom	3	1.0	1,560	$2,033	$1.30	$2,035	$1.30
3 Bedroom - Renovated	1	0.3	1,560	$2,294	$1.47	$2,300	$1.47
Total/Wtd. Avg.	301	100.0%	814	$1,678	$2.05	$1,685	$2.07

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments
(1)	Based on the underwritten rent roll as of January 18, 2024. Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.

The following table presents certain information relating to the historical and current occupancy of the Coastline Apartments Property:

Historical and Current Multifamily Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
95.1%	92.3%	95.3%	97.3%
(1)	Historical occupancies are as of December 31 of each respective.
(2)	Current occupancy is based on the underwritten rent roll dated as of January 18, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Coastline Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	2021(2)	2022	TTM(3)	Underwritten	Per Unit	%(4)
Gross Potential Rent	$6,516,760	$6,634,462	$6,114,910	$6,055,843	$20,119	106.5%
(Vacancy/Concessions/Credit Loss)	(1,614,561)	(1,260,497)	(280,449)	(367,561)	(1,221)	(6.5)
Net Rental Income	$4,902,199	$5,373,966	$5,834,461	$5,688,282	$18,898	100.0%
Other Income(5)	285,089	384,803	536,839	536,839	1,784	9.4
Effective Gross Income	$5,187,288	$5,758,768	$6,371,300	$6,225,121	$20,681	109.4%

Total Expenses	$1,804,174	$1,994,369	$1,950,521	$2,146,846	$7,132	34.5%

Net Operating Income	$3,383,114	$3,764,399	$4,420,779	$4,078,275	$13,549	65.5%

Replacement Reserve	0	0	0	82,173	273	1.3

Net Cash Flow	$3,383,114	$3,764,399	$4,420,779	$3,996,102	$13,276	64.2%

(1)	Historical cash flows were not provided for any year prior to 2021 because the borrower sponsor acquired the Coastline Apartments Property in June 2021.
(2)	Reflects the cash flows for the annualized trailing six-month period ending December 31, 2021.
(3)	TTM reflects the trailing 12 months ending December 31, 2023.
(4)	% column represents percent of Net Rental Income for revenue fields and represents percent of effective gross income for the remainder of fields.
(5)	Other Income includes utility reimbursement income and other miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated January 9, 2024, there was no evidence of any recognized environmental conditions at the Coastline Apartments Property.

The Market. The Coastline Apartments Property is located in Fort Walton Beach, Florida approximately 6 miles north of Okaloosa Island. Primary access is provided by Denton Boulevard Northwest, State Route 189, and State Route 188. The economy in the surrounding area is primarily supported by tourism and military operations. The Fort Walton Beach area offers various recreational activities such as fishing, boating, and water sports, which contribute to demand for vacation rentals and second homes. The Coastline Apartments Property is approximately six miles north of Okaloosa Island, which offers public beach access and is home to a boardwalk, an aquarium, a fishing pier, and dozens of hotels and restaurants. Additionally, the Coastline Apartments Property is within proximity to military sites including Eglin Air Force Base and Hurlburt Field.

According to the appraisal, the 2023 estimated population within a one-, three-, and five-mile radius of the Coastline Apartments Property is 12,214, 58,150, and 76,871, respectively. According to the appraisal, the 2023 median household income within the same radii is $54,762, $60,654, and $62,737, respectively.

According to the appraisal, the Coastline Apartments Property is situated in the Okaloosa County submarket. As of the fourth quarter of 2023, the Okaloosa County submarket had an inventory of 10,759 units and an overall vacancy rate of 10.0%. The average rent per unit was $1,494. The appraiser concluded to market rents for the Coastline Apartments Property of $1,360 for studio units, $1,410-$1,920 for one-bedroom units, $1,680-$2,020 for two-bedroom units, and $2,035-$2,300 for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Coastline Apartments Property:

Comparable Apartment Rentals(1)
Property / Location	Year Built	Total Units	Occupancy	Average Base Rent per Unit	Average Base Rent per Square Foot
Coastline Apartments Fort Walton Beach, FL	1989	301	97.3%(2)	$1,678(2)	$2.05(2)
The Cordelia Fort Walton Beach, FL	1985	124	70.0%	$1,875	$1.70
Residences at Cypress Preserve Fort Walton Beach, FL	2009	178	89.0%	$1,806	$1.75
Elan Apartments by ARIUM Fort Walton Beach, FL	2006	267	95.0%	$1,756	$1.66
The Aria Apartments Fort Walton Beach, FL	1998	108	97.0%	$1,875	$1.91
Crosswinds Apartments Fort Walton Beach, FL	2013	176	96.0%	$1,723	$1.67
Renaissance at Santa Rosa Mary Esther, FL	2021	229	94.0%	$2,120	$2.14
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of January 18, 2024.

The Borrowers. The borrowers under the Coastline Apartments Whole Loan are New Emerald Florida Apartments LLC, New Emerald Florida Apartments II LLC, New Emerald Florida Apartments III LLC, New Emerald Florida Apartments IV LLC and New Emerald Florida Apartments V LLC collectively as tenants-in-common, each a special-purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastline Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Ben Beitel. Ben Beitel is the CEO of Beitel Group. Beitel Group acquires and develops multifamily properties and other asset types with a focus on value-add opportunity. Ben Beitel’s current portfolio includes 35 properties across the southeast, midwest, and northeast with a current valuation of approximately $2 billion.

Property Management. The Coastline Apartments Property is managed by Carroll Management Group, LLC, a third-party property manager.

Escrows and Reserves. At origination of the Coastline Apartments Whole Loan, the borrower deposited (i) approximately $207,833 into a real estate tax reserve account, (ii) approximately $80,244 into an insurance reserve account and (iii) $500,000 into a required upgrade reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $51,958.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $40,122.

Replacement Reserves – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $6,850.

Required Upgrade Reserve – If at any point the balance in the required upgrade reserve falls below $200,000, the borrowers are required to deposit an amount equal to $500 per rentable unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 6 – Coastline Apartments

Lockbox / Cash Management. The Coastline Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Period, the borrowers will be required to establish and deposit all rents into a lockbox account with an eligible institution acceptable to the lender. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Coastline Apartments Property to be deposited into such lockbox account within one business day of receipt. All amounts deposited into the lockbox account are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Coastline Apartments Whole Loan documents. During the continuance of a Cash Management Period, all amounts deposited into the lockbox account during the immediately preceding interest period will be applied on each payment date in accordance with the Coastline Apartments Whole Loan documents, and all excess cash flow funds will be deposited, during the continuance of a Cash Management Period, into the subordinate deposit account established under the mezzanine loan, or otherwise, held by the lender in a cash collateral subaccount as additional collateral for the Coastline Apartments Whole Loan.

A “Cash Management Period” will commence upon, on or after the calculation date in October 2024, (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the debt service coverage ratio for the Coastline Apartments Whole Loan as of the last day of any calendar quarter is less than 1.10x, (iv) the debt yield for the Coastline Apartments Whole Loan is less than 7.00%, or (v) the borrower fails to replenish the amounts into the required upgrade reserve when required in an amount equal to $14,000 per unit at the Coastline Apartments Property that has not received the required upgrades. A Cash Management Period will end when (A) with respect to clause (i) above, the Coastline Apartments Whole Loan and all other obligations have been paid in full, (B) with respect to clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) with respect to clause (iii) above, the Coastline Apartments Property achieves a debt service coverage ratio of at least 1.15x for three months, (D) with respect to clause (iv) above, the Coastline Apartments Property achieves a debt yield of at least 7.25% for three months or (E) with respect to clause (v) above, the required upgrade reserve balance is an amount equal to $14,000 per unit at the Coastline Apartments Property that has not received the required upgrades.

Subordinate Debt. None.

Mezzanine Debt. PMRP V Coastline, L.L.C. originated a mezzanine loan (the “Coastline Apartments Mezzanine Loan”, and together with the Coastline Apartments Whole Loan, the “Coastline Apartments Total Debt”) in the amount of $11,500,000, secured by the direct equity ownership in the borrowers of the Coastline Apartments Whole Loan. The Coastline Apartments Mezzanine Loan is coterminous with the Coastline Apartments Whole Loan. The Coastline Apartments Mezzanine Loan accrues interest at a rate of 12.50000% per annum and requires interest-only payments until its maturity date. The lenders of the Coastline Apartments Whole Loan and the Coastline Apartments Mezzanine Loan have entered into an intercreditor agreement that governs their rights.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

Jeremy Ranch Golf & Country Club
Summit Park
Salt Lake City 21 miles
Lincoln Hwy
Silver Summit
Glenwild Golf Club and Spa
Promontory Club
Outlets Park City
Newpark Town Center
Redstone Center Drive
Utah Olympic Park
Trailside Park
Promontory Nicklaus Painted Valley Golf Course
Browns Canyon Rd
Victory Hwy
SUMMIT COUNTY
Murdock Peak
Snyderville
Canyons Golf
ROUND VALLEY
Intermountain Health Park City Hospital
US Ski & Snowboard Center of Excellence
Utah Film Studios
Quarry Mountain
Canyons Village at Park City
WASATCH NATIONAL FOREST
CHAIR LIFT
Park Ave
Park Meadows Country Club
Kearns Blvd
PARK CITY SKI RESORT
Snow Creek Shopping Center
Park City Golf Course
Sheraton Park City
1895 Sidewinder Drive
Park City, UT 84060
Kimball Art Center
WASATCH RANGE
Iron Mountain
Park City
SALT LAKE COUNTY
Galleria Mall
MAIN STREET PARK CITY
Park City Museum
Egyptian Theatre
Deer Valley Plaza
Jordanelle Reservoir
Jordanelle State Park
Marsac Ave
DEER VALLEY SKI RESORT
WASATCH COUNTY
Bald Mountain
Wasatch Mountain State Park
Ogden
Layton
Great Salt Lake
Farmington
Centerville
Bountiful
North Salt Lake
SALT LAKE CITY
Silver Summit
Summit Park
West Valley City
South Salt Lake
Taylorsville
Murray
Park City
West Jordan
Grantsville
Tooele
South Jordan
Sandy
Riverton
Draper
Heber City
Lehi
American Fork

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	200
Loan Purpose:	Refinance	Location:	Park City, UT
Borrower:	1895 Sidewinder Park City Owner, LLC	Year Built / Renovated:	1985 / NAP
Borrower Sponsor:	Driftwood Acquisition & Development L.P.	Occupancy / ADR / RevPAR:	53.8% / $224.96 / $121.11
Interest Rate:	7.64000%	Occupancy / ADR / RevPAR Date:	2/29/2024
Note Date:	4/12/2024	4th Most Recent NOI (As of):	$3,144,951 (12/31/2021)
Maturity Date:	5/6/2029	3rd Most Recent NOI (As of):	$4,607,053 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,428,112 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$4,128,030 (TTM 2/29/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	53.8% / $224.96 / $121.11
Amortization Type:	Interest Only	UW Revenues:	$12,447,965
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$8,371,358
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,076,607
Additional Debt:	No	UW NCF:	$3,578,688
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$64,600,000 / $323,000
Additional Debt Type:	N/A	Appraisal Date:	12/27/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$165,000
Taxes:	$107,639	$15,377	N/A	Maturity Date Loan / Room:	$165,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.1%
FF&E Reserves:	$0	$41,607	N/A	Maturity Date LTV:	51.1%
Engineering Reserve:	415,990	$0	N/A	UW NCF DSCR:	1.40x
Seasonality Reserve:	$978,000	$326,000	$978,000	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$19,668,611	59.6%
			Principal Equity	10,422,375	31.6
			Upfront Reserves	1,501,629	4.6
			Closing Costs(2)	1,407,386	4.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(2)	Closing Costs include a rate buydown of $417,239.

The Loan. The seventh largest mortgage loan (the “Sheraton Park City Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,000,000 and is secured by the borrower’s fee interest in a 200-room, full service hotel located in Park City, Utah (the “Sheraton Park City Property”). The Sheraton Park City Mortgage Loan was originated on April 12, 2024 by Goldman Sachs Bank USA (“GS”). The Sheraton Park City Mortgage Loan has a 5-year term, with an interest-only period accruing interest at a rate of 7.64000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

The Property. The Sheraton Park City Property is a 200-room, full-service hotel located in Park City, Utah approximately 35 miles from Salt Lake International Airport. Park City is a ski destination with Park City/Canyons Resort and Deer Valley Resort less than 5 miles from the Sheraton Park City Property. The area is known for having the largest lift-accessible ski terrain in the United States and is also recognized for its Olympic legacy, home of the last games to be hosted on U.S. soil (2002) and is a candidate for the 2034 Winter Olympics.

Driftwood Hospitality purchased the Sheraton Park City Property in 2017 and has invested over $7.9 million (approximately $39,500 per key) since then, extensively renovating the Sheraton Park City Property. Post-acquisition, Driftwood reflagged the Sheraton Park City Property as a Sheraton and secured a long-term franchise agreement expiring in June 2037. The Sheraton Park City Property has 54 king rooms, 139 double rooms, and 7 suites. Amenities at the Sheraton Park City Property include an indoor atrium pool with hot tub and sauna, a youth game room, an on-site Starbucks, a gift shop and the Timbers Restaurant and Lounge with outside covered patio and fire pits. Guests have access to Park City via shuttle services to the historic Main Street and Park City Resorts. In addition to skiing, guests can enjoy tubing, snowmobiling, ATV rides, hiking, mountain biking, hot air balloon rides, fly fishing, golf, spas, restaurants, shopping, museums, and art galleries. The Sheraton Park City Property is one of the few hotels in the area able to capture group business with 9,907 SF of meeting space (nearly 7% of Park City’s meeting space). The Sheraton Park City Property is one of the headquarter hotels for the Sundance Film Festival (over 85,000 attendees in 2023). According to the borrower sponsor, the Sheraton Park City Property derives approximately 50% of its revenue via the Sheraton/Marriott reservation system.

Appraisal. According to the appraisal, the Sheraton Park City Property had an “as-is” appraised value of $64,600,000 as of December 27, 2023. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$64,600,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated January 3, 2024, there is a controlled recognized environmental condition at the Sheraton Park City Property in connection with residual soil impacts, including lead and arsenic, resulting from former mining operations and a related tailings pond at the Sheraton Park City Property. According to the Phase I environmental site assessment, Park City enacted a soil ordinance for areas affected by former mining operations requiring cover over surface soils and landscaping to prevent exposure to the surface soils and associated dust. According to the Phase I environmental site assessment, Park City issued a certificate of compliance for the Sheraton Park City Property with the soil ordinance in 1989 and the development of the Sheraton Park City Property likely removed much of the surface soils. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. No further action is recommended.

The Market. The Sheraton Park City Property is located in the Salt Lake City, UT lodging market, which consists of approximately 25,040 hotel rooms located primarily in Salt Lake County. The primary municipal feeder market is Salt Lake City, which has a population of approximately 1.6 million with an income per capita of $54,000 as of January 2023. This indicates that the feeder group size, which is the number of persons within a certain feeder market that are present for the sale of each room night, is 89 persons per sold room. The Park City submarket has consistently captured approximately 40% of the skier days in the state of Utah since 1996. Park City is considered to offer world class skiing, accommodations, dining and nightlife. The Sheraton Park City Property serves Deer Valley Resort and Park City Mountain Resort/The Canyons Village, which are annually ranked among the top three resorts in North America by industry publications. Several of the alpine ski events in the 2002 Salt Lake City Winter Olympics were hosted at Deer Valley and Park City resorts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Sheraton Park City Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Sheraton Park City			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	39.1%	$200.95	$78.48	42.3%	$182.47	$77.13	108.2%	90.8%	98.3%
2021	49.1%	$175.92	$86.44	56.1%	$175.78	$98.56	114.3%	99.9%	114.0%
2022	53.8%	$218.28	$117.38	57.5%	$217.89	$125.37	106.9%	99.8%	106.8%
TTM(3)	50.8%	$230.31	$117.06	56.4%	$227.62	$128.32	111.0%	98.9%	109.6%
(1)	Source: Appraisal.
(2)	The competitive set includes AC Hotels by Marriott Park City, Peaks Hotel Park City, DoubleTree by Hilton - The Yarrow, Grand Summit Hotel, a RockResort and Hyatt Place Park City.
(3)	TTM represents the trailing 12-month period ending November 30, 2023.

The following table presents certain information with respect to the historical and underwritten cash flows of the Sheraton Park City Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	Underwritten	Per Room(1)	%(2)
Occupancy	62.3%	42.3%	56.1%	57.5%	55.8%	53.8%
ADR	$182.93	$182.47	$175.78	$217.89	$226.11	$224.96
RevPAR	$114.03	$77.13	$98.56	$125.37	$126.06	$121.11
Room Revenue	$8,282,307	$5,617,656	$7,194,585	$9,151,904	$9,202,332	$8,841,091	$44,205	71.0%
Food & Beverage Revenue	2,123,228	637,097	1,458,516	2,446,569	2,413,604	2,318,298	11,591	18.6
Other Departmental Revenue	1,125,923	880,764	1,144,202	1,478,273	1,365,565	1,288,576	6,443	10.4
Total Revenue	$11,531,459	$7,135,517	$9,797,303	$13,076,746	$12,981,501	$12,447,965	$62,240	100.0%
Room Expense	2,329,503	1,412,670	1,767,476	2,293,086	2,212,240	2,164,209	10,821	24.5
Food & Beverage Expenses	1,544,802	574,206	1,103,013	1,589,196	1,486,210	1,446,606	7,233	62.4
Other Departmental Expenses	152,852	83,699	139,394	159,783	180,640	175,861	879	13.6
Departmental Expenses	$4,027,156	$2,070,575	$3,009,883	$4,042,065	$3,879,090	$3,786,676	$18,933	30.4%
Departmental Income	$7,504,303	$5,064,942	$6,787,420	$9,034,681	$9,102,411	$8,661,289	$43,306	69.6%
Total Other Expenses(3)	$4,403,705	$2,916,943	$3,642,469	$4,427,628	$4,674,299	$4,584,682	$22,923	36.8%
Net Operating Income	$3,100,598	$2,147,999	$3,144,951	$4,607,053	$4,428,112	$4,076,607	$20,383	32.7%
FF&E	461,258	285,421	391,892	523,070	519,260	497,919	2,490	4.0
Net Cash Flow	$2,639,339	$1,862,578	$2,753,059	$4,083,983	$3,908,852	$3,578,688	$17,893	28.7%
(1)	Per Room values are based on 200 rooms.
(2)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(3)	Total Other Expenses consists of administrative and general, information and telecommunications systems, sales and marketing, franchise fees, property operation and maintenance, utilities, base management fee, property and other taxes, insurance and other non-operating expenses.

The Borrower. The borrower is 1895 Sidewinder Park City Owner, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Sheraton Park City Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Driftwood Acquisition & Development L.P. The borrower sponsor is an affiliate of Driftwood Hospitality (“Driftwood”). Driftwood is a commercial real estate investment, development, and lending platform specializing in the hospitality sector. The principals of Driftwood have over 30 years of experience in the hospitality industry. Driftwood currently operates 86 hotels with more than 16,500 rooms throughout the United States, the Bahamas and Costa Rica. Driftwood’s portfolio includes several brands that range from full-service hotels and resorts to midsize select-service, extended stay, and independent boutiques. Driftwood’s hotels include Marriott, Hilton, Hyatt, IHG and Wyndham flagged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

Property Management. The Sheraton Park City Property is managed by Driftwood Hospitality Management II, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $107,639 into a real estate tax reserve account, (ii) $415,990 into a required repairs account, to be used for certain designated repairs to the on-site parking garage and (iii) $978,000 into a seasonality reserve account.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $15,376.94.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing, among other conditions. The monthly insurance escrow is currently suspended.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $41,606.90.

Seasonality Reserve – On a monthly basis in March, April and May of each year, commencing in 2025, the borrower is required to deposit $326,000, subject to a cap of $978,000. The lender is required to disburse from the seasonality reserve to the borrower on the first business day in (i) the month of June, $380,000 and (ii) the months of January, February, July, August, September, October, November and December, $74,750.

Lockbox / Cash Management. The Sheraton Park City Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents and other gross revenue to be deposited into the lender-controlled lockbox account. The borrower delivered direction letters to each of the credit card companies with which the borrower has entered into a merchants or other credit card receipt agreement instructing them to transfer all credit card receipts received with respect to the Sheraton Park City Property to the lockbox account. The borrower or property manager, as applicable, is required to deposit any rents or other gross revenue otherwise received from the Sheraton Park City Property into the lockbox account within two business days of receipt. On each business day, all funds in the lockbox account will be swept into the borrower’s operating account. Upon the occurrence and during the continuance of a Sheraton Park City Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sheraton Park City Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Park City Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Park City Mortgage Loan. To the extent that no Sheraton Park City Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sheraton Park City Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Sheraton Park City Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.30x based on the trailing 12 months; (iii) the expiration of the franchise agreement; (iv) a default under the franchise agreement; (v) the borrower or franchisor delivers notice of its intent to termination the franchise agreement; or (vi) the termination of the franchise agreement.

A Sheraton Park City Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for two consecutive fiscal quarters; (c) with regard to clauses (iii), (iv), (v), and (vi), upon the borrower (x) entering into a qualified franchise agreement, (y) the term of the related franchise agreement commencing and (z) the borrower delivers to the lender a comfort letter from the franchisor; (d) with regard to clause (iv), upon the cure of such default; and (e) with regard to clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

Subordinate Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 7 – Sheraton Park City

Mezzanine Debt. From and after April 12, 2026, the borrower is permitted to obtain mezzanine debt from an acceptable mezzanine lender under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 75.0%, (c) the Sheraton Park City Property will have satisfied a minimum debt yield of 15.0% for at least two consecutive non-overlapping trailing 12 month calendar periods, (d) delivery of an intercreditor agreement satisfactory to the mortgage lender and (e) receipt of rating agency confirmation.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

McGaw Commerce Center
8909, 8919, 8925 McGaw Court
Columbia, MD 21045
Ellicott City
Columbia
Catonsville
Ilchester
Elkridge
Jessup
North Laurel
Savage
Laurel
BALTIMORE COUNTY
HOWARD COUNTY
ANNE ARUNDEL COUNTY
MONTGOMERY COUNTY
PRINCE GEORGES COUNTY
Chatham Station Shopping Ctr.
Historic Ellicott City
B&O Ellicott City Station Museum
Patapsco Valley State Park
Lone Gate Shopping Ctr.
Centennial Park
Hickory Ridge Village Center
Old Annapolis Rd.
Fairway Hills GC
Palace Plaza
Ilchester Rd.
Hobbit's Glen Golf Club
Joseph Square Shopping Center
The Shoppes at Wilde Lake
The Mall in Columbia
Lakefront District
Little Patuxent Pkwy.
Johns Hopkins Howard County Medical Center
Howard Community College
Merriweather Row
Merriweather Post Pavilion
Lyndwood Square
Columbia Corp. Park 100
Baltimore 6 miles
Timbers at Troy
Brokenland Pkwy.
Columbia Crossing
Dobbin Center
Middle Patuxent Environmental Area
Cedar Ln.
Snowden River Pkwy.
Snowden Square
Gateway Overlook
Columbia Gateway Plaza
BWI Airport 7 miles
Market Place
Oracle
Kaiser Permanente Columbia Gateway Medical Center
Amazon
John Hopkins Rd.
Gorman Park
Washington Blvd.
Waterloo Rd.
Murray Hill Rd.
Lancaster Foods
MARC TRAIN CAMDEN LINE
JESSUP
Savage Park
Rocky Gorge Reservoir
Guilford Rd.
Junction Industrial Park
National Business Parkway
Northrop Grumman
Balt-Wash Pkwy.
Fort Meade
SAVAGE
Oxbow Lake Nature Preserve
Washington, DC 23 miles
40
29
100
103
108
144
175
32
95
1
216
295
Owings Mills
Pikesville
Towson
BALTIMORE
Dundalk
Columbia
Laurel
Rockville
Wheaton
Silver Spring
Bethesda
Bowie
Annapolis
WASHINGTON D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,500,000	Title:	Fee
Cut-off Date Principal Balance:	$32,500,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	3.8%	Net Rentable Area (SF):	281,053
Loan Purpose:	Refinance	Location:	Columbia, MD
Borrower:	McGaw Court Holding LLC	Year Built / Renovated:	1974 / NAP
Borrower Sponsor:	Buligo Capital Partners Inc.	Occupancy:	94.6%
Interest Rate:	6.82300%	Occupancy Date:	2/8/2024
Note Date:	3/22/2024	4th Most Recent NOI (As of):	$1,427,562 (12/31/2020)
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$1,969,752 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$1,770,919 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,876,464 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$3,356,173
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$595,724
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,760,449
Additional Debt:	No	UW NCF:	$2,732,344
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$50,100,000 / $178
Additional Debt Type:	NAP	Appraisal Date:	2/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$240,403	$30,050	N/A	Maturity Date Loan / SF:	$116
Insurance:	$45,473	$5,053	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$2,342	N/A	Maturity Date LTV:	64.9%
TI/LC Reserve:	$750,000	$0	N/A	UW NCF DSCR:	1.22x
Deferred Maintenance(2):	$377,313	$0	N/A	UW NOI Debt Yield:	8.5%
Outstanding TI/LC:	$40,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,500,000	97.1%	Loan Payoff	$30,013,899	89.7%
Sponsor Equity	$975,197	2.9	Closing Costs(4)	2,008,110	6.0
			Upfront Reserves	1,453,188	4.3
Total Sources	$33,475,197	100.0%	Total Uses	$33,475,197	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Deferred Maintenance reserves include $345,000 which is allocated for roof replacements. The borrower is currently in negotiations with a prospective solar lease tenant for the placement of solar energy generating equipment on each rooftop. Pursuant to the prospective lease, the solar tenant would be required to replace the roofs at its own expense prior to the installation of its equipment and offset such expense against its rent.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to new and renewal leases signed in 2022 making up 38.3% of the net rentable area.
(4)	Closing Costs include an origination fee of $1,625,000.

The Loan. The eighth largest mortgage loan (the “McGaw Commerce Center Mortgage Loan”) is secured by the borrower’s fee interest in a 281,053 square foot, industrial property located in Columbia, Maryland (the “McGaw Commerce Center Property”). The McGaw Commerce Center Mortgage Loan was originated on March 22, 2024 by Argentic Real Estate Finance 2 LLC. The McGaw Commerce Center Mortgage Loan accrues interest at an interest rate of 6.82300% per annum. The McGaw Commerce Center Mortgage Loan has an original term of 60 months, has a remaining term of 59 months and is interest only for the entire term. The scheduled maturity date of the McGaw Commerce Center Mortgage Loan is April 6, 2029.

The Property. The McGaw Commerce Center Property is a 281,053 square foot industrial flex property located in Columbia, Maryland approximately 16 miles southwest of Baltimore. The improvements consist of three single-story buildings constructed in 1974. Since the first quarter of 2022, the borrower sponsor has spent approximately $1.1 million on interior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

and exterior renovations including white boxing various spaces, painting, and landscaping. The buildings contain approximately 20% office finish with the remaining rentable area consisting of warehouse space. The warehouse space features clear heights ranging from 17’ to 21’ and is served by 37 grade level overhead doors and five dock high doors. The McGaw Commerce Center Property also has 250 surface parking spaces, resulting in a parking ratio of 0.89 spaces per 1,000 square feet.

As of February 8, 2024, the McGaw Commerce Center Property was 94.6% leased to 13 office tenants. Between 2020 and 2023, occupancy at the McGaw Commerce Center Property averaged 92.4%. The average in place rents at the McGaw Commerce Center Property were approximately 12.4% below the concluded market rent in the appraisal.

Major Tenants.

BA Products (82,446 square feet; 29.3% of NRA; 37.3% of underwritten base rent). BA Products designs, develops, and distributes products used in the towing, fire rescue, industrial, and agricultural industries. The company offers a premium line of chain and wire rope assemblies along with straps, lighting, safety, and other truck accessories. BA Products utilizes the McGaw Commerce Center Property as its headquarters and for light manufacturing. BA Products has been a tenant at the McGaw Commerce Center Property since March 2014 when it signed a lease for 6,318 square feet. The tenant has expanded its square footage twice to its current footprint of 82,446 square feet and most recently signed a renewal on its entire 82,446 square feet of space, extending its lease expiration from September 2022 to September 2027. The tenant has the right to downsize its space by 12,636 square feet effective as of September 30, 2025 by delivering written notice to the landlord on or prior to March 31, 2025. BA Products has one, five-year renewal option remaining.

KC Beauty & Cosmetics Columbia, Inc. (28,695 square feet; 10.2% of NRA; 9.1% of underwritten base rent). KC Beauty & Cosmetics Columbia, Inc. (“KC Beauty”) offers hundreds of brands of retail cosmetics as well as hair services, facials, and waxing. KC Beauty opened its first store in 1995 and has since grown to open seven stores in total. KC Beauty has been a tenant at the McGaw Commerce Center Property since May 2016 when it commenced a 126-month lease that expires in October 2026. The tenant has two, five-year renewal options remaining and no early termination options.

Utz Quality Foods, LLC (23,439 square feet; 8.3% of NRA; 5.9% of underwritten base rent). Utz Quality Foods, LLC (“Utz”) (NYSE: UTZ) produces a variety of potato chips, pretzels, and other snack foods, with most of the company’s distribution focused on the eastern United States. Utz has been a tenant at the McGaw Commerce Center Property since September 2018 when it commenced a 125-month lease that expires in January 2029. The tenant has two, five-year renewal options remaining and no early termination options.

Environmental. According to the Phase I environmental assessment dated February 16, 2024, there was no evidence of any recognized environmental conditions at the McGaw Commerce Center Property.

The following table presents certain information relating to the historical and current occupancy of the McGaw Commerce Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
86.8%	95.1%	88.7%	99.0%	94.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is based on the rent roll dated February 8, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

The following table presents certain information relating to the largest tenants based on underwritten base rent of the McGaw Commerce Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
BA Products(2)	NR/NR/NR	82,446	29.3%	$12.65	$1,042,758	37.3%	9/30/2027
KC Beauty & Cosmetics Columbia, Inc.	NR/NR/NR	28,695	10.2	$8.87	254,450	9.1	10/31/2026
Utz Quality Foods, LLC	NR/B/NR	23,439	8.3	$7.03	164,820	5.9	1/31/2029
Habitat for Humanity of the Chesapeake, Inc.	NR/NR/NR	19,363	6.9	$7.09	137,240	4.9	6/30/2026
Potomac Cricket Sports Club, LLC	NR/NR/NR	18,954	6.7	$10.38	196,760	7.0	1/31/2027
NAFA Express Transportation	NR/NR/NR	18,759	6.7	$11.36	213,042	7.6	10/31/2027
Seasons & Reasons	NR/NR/NR	18,387	6.5	$10.46	192,280	6.9	6/30/2031
Golfstix, Inc.(3)	NR/NR/NR	14,549	5.2	$10.61	154,365	5.5	2/28/2029
Carpentry & Hardware Services, Inc.	NR/NR/NR	12,948	4.6	$11.39	147,413	5.3	10/31/2028
Dazzle Premium, LLC	NR/NR/NR	9,401	3.3	$7.10	66,773	2.4	7/31/2026
Top Tenants		246,941	87.9%	$10.41	$2,569,900	92.0%
Remaining Tenants		18,992	6.8	$11.83	224,656	8.0
Occupied Collateral Total / Wtd. Avg.		265,933	94.6%	$10.51	$2,794,556	100.0%
Vacant Space		15,120	5.4
Collateral Total		281,053	100.0%
(1)	Based on underwritten rent roll dated February 8, 2024. Includes rent steps through November 2024.
(2)	BA Products has the right to downsize its space by 12,636 square feet effective as of September 30, 2025 by delivering written notice to the landlord on or prior to March 31, 2025.
(3)	Golfstix, Inc. has the right to terminate its lease effective February 28, 2027 by delivering written notice to the landlord at least 12 months prior to the termination.

The following table presents certain information relating to the tenant lease expirations of the McGaw Commerce Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative% of UW Base Rent Expiring(3)
Vacant	NAP	15,120	5.4%	NAP	NAP	15,120	5.4%	NAP	NAP
2024 & MTM	0	0	0	$0	0.0%	15,120	5.4%	$0	0.0%
2025	1	6,356	2.3	82,501	3.0	21,476	7.6%	$82,501	3.0%
2026	3	57,459	20.4	458,462	16.4	78,935	28.1%	$540,963	19.4%
2027	4	126,477	45.0	1,518,899	54.4	205,412	73.1%	$2,059,862	73.7%
2028	1	12,948	4.6	147,413	5.3	218,360	77.7%	$2,207,275	79.0%
2029	3	44,306	15.8	395,000	14.1	262,666	93.5%	$2,602,276	93.1%
2030	0	0	0.0	0	0.0	262,666	93.5%	$2,602,276	93.1%
2031	1	18,387	6.5	192,280	6.9	281,053	100.0%	$2,794,556	100.0%
2032	0	0	0	0	0	281,053	100.0%	$2,794,556	100.0%
2033	0	0	0	0	0	281,053	100.0%	$2,794,556	100.0%
2034	0	0	0	0	0	281,053	100.0%	$2,794,556	100.0%
2035 & Beyond	0	0	0	0	0	281,053	100.0%	$2,794,556	100.0%
Total	13	281,053	100.0%	$2,794,556	100.0%
(1)	Based on the underwritten rent roll dated February 8, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of contractual rent steps through November 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

The following table presents certain information relating to the operating history and underwritten cash flows of the McGaw Commerce Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Commercial Rent(3)	$1,465,593	$2,017,353	$1,882,177	$2,771,897	$2,794,556	$9.94	83.3%
Reimbursements	351,274	534,185	393,524	728,900	559,673	1.99	16.7
Vacancy Gross Up	0	0	0	0	220,415	0.78	6.6
Gross Potential Rent	$1,816,867	$2,551,538	$2,275,701	$3,500,797	$3,574,643	$12.72	106.6%
(Vacancy/Abatements/Credit Loss)	(31,602)	(49,092)	(4,825)	(11,869)	(220,415)	(0.78)	(6.6)
Net Rental Income	$1,785,265	$2,502,446	$2,270,876	$3,488,928	$3,354,229	$11.93	100.0%
Other Income	29,473	11,788	0	1,944	1,944	0.01	0.1
Effective Gross Income	$1,814,738	$2,514,234	$2,270,876	$3,490,872	$3,356,173	$11.94	100.1%
Total Expenses	$387,175	$544,482	$499,958	$614,409	$595,724	$2.12	17.8
Net Operating Income(4)	$1,427,562	$1,969,752	$1,770,919	$2,876,464	$2,760,449	$9.82	82.2%
Capital Expenditures	0	0	0	0	28,105	0.10	0.8
TI / LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$1,427,562	$1,969,752	$1,770,919	$2,876,464	$2,732,344	$9.72	81.4%
(1)	Based on the underwritten rent roll dated February 8, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Commercial Rent includes approximately $85,260 comprised of contractual rent steps through November 2024.
(4)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to new and renewal leases signed in 2022 making up 38.3% of the net rentable area.

The Market. The McGaw Commerce Center Property is located in Columbia, Maryland approximately 16 miles southwest of Baltimore. Primary access is provided by Interstate 95 and Route 32. The Columbia area is characterized by high income levels and home values compared to the overall Baltimore metropolitan area. The neighborhood surrounding the McGaw Commerce Center Property consists of a mixture of commercial and residential development, and contains approximately 20 million square feet of office, industrial, and flex inventory located within several business parks. The McGaw Commerce Center Property is located in a primary commercial node of Columbia, and is located within 1.5 miles of a Walmart, Home Depot, Wegmans, Hobby Lobby and BJ’s.

According to the appraisal, the 2023 estimated population within a one-, three-, and five-mile radius of the McGaw Commerce Center Property is 7,142, 97,723, and 218,368, respectively. According to the appraisal, the 2023 median household income within the same radii is $136,729, $120,687, and $127,198, respectively.

According to a third-party market research report, the McGaw Commerce Center Property is located in the Columbia South warehouse submarket. As of the fourth quarter of 2023, the Columbia South warehouse submarket reported total inventory of approximately 11.7 million square feet with a 4.7% vacancy rate and average asking rent of $13.46 PSF. The appraisal concluded a market rent of $12.00 per square foot NNN for the flex space and $10.50 per square foot NNN for the warehouse space at the McGaw Commerce Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

The following table presents information relating to comparable retail leases for the McGaw Commerce Center Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
McGaw Commerce Center	82,446(2)	1974 / NAP	BA Products	$12.65(2)	Oct-22(2)	5.0(2)	NNN(2)
Columbia, MD
Washington Industrial Property	9,000	1988 / NAP	Revamped, LLC	$11.10	May-24	5.0	NNN
Savage, MD
Northrop Grumman Facility	93,996	1989 / NAP	Northrop Grumman Systems Corporation	$14.25	Dec-22	10.0	NNN
Annapolis Junction, MD
Patuxent Woods	3,404	1986 / NAP	Synergy ECP	$13.50	May-22	5.3	NNN
Columbia, MD
Multi-tenant Warehouse	26,200	1987 / NAP	Mom's Organic Market, LLC	$9.00	Apr-22	5.3	NNN
Elkridge, MD
RREEF Columbia Flex	36,308	1999 / NAP	Convergint	$13.50	Feb-22	8.8	NNN
Columbia, MD
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 8, 2024.

The Borrower. The borrower for the McGaw Commerce Center Mortgage Loan is McGaw Court Holding LLC, a single purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the McGaw Commerce Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Buligo Capital Partners Inc. Buligo Capital Partners Inc. is a global real estate investment firm whose portfolio in the United States consists of 55 properties valued at approximately $2.2 billion.

Property Management. The McGaw Commerce Center Property is managed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower was required to deposit (i) $240,403 into a real estate tax reserve, (ii) $45,473 into an insurance premium reserve, (iii) $377,313 into an immediate repairs reserve, (iv) $750,000 into a TI/LC reserve, and (v) $40,000 into an outstanding TI/LC reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $30,050.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $5,053. The borrower will not be obligated to make such deposits into the insurance escrow if, among other things, the McGaw Commerce Center Property is insured pursuant to an acceptable blanket insurance policy in accordance with the McGaw Commerce Center Mortgage Loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,342 for replacement reserves (which equates to $0.10 per square foot annually).

Lockbox / Cash Management. The McGaw Commerce Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the McGaw Commerce Center Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the McGaw Commerce Center Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are required to be remitted on a daily basis to the borrower’s operating account at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the McGaw Commerce Center Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the McGaw Commerce Center Mortgage Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the McGaw Commerce Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 8 – McGaw Commerce Center

A “Cash Management Period” means the period commencing upon the occurrence of (i) the stated maturity date, (ii) an event of default, (iii) the debt service coverage ratio falls below 1.10x as of the last day of any calendar quarter, or (iv) the commencement of a Trigger Lease Sweep Period. A Cash Management Period will end (a) with respect to the matters described in clause (i) above, the McGaw Commerce Center Mortgage Loan and all other obligations under the loan documents have been repaid in full, (b) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (c) with respect to the matters described in clause (iii) above, the debt service coverage ratio is at least 1.15x as of the last day of any calendar quarter for two consecutive calendar quarters, or (d) with respect to clause (iv) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is 9 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms) or (b) the date the applicable tenant under a Trigger Lease actually gives notice of its intention not to renew or extend; (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled, or terminated prior to its then current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender, or cancel their lease (or any material portion thereof); (iv) any tenant under a Trigger Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under a Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the McGaw Commerce Center Mortgage Loan documents (“Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period ends upon the earlier to occur of (y) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any of the following: (1) with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease and (B) the date on which at least 75% of the space (which leases account for not less than 100% of the rents from the applicable Trigger Lease) demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned.

“Trigger Lease” means any lease that covers 40,000 or more rentable square feet at the McGaw Commerce Center Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Debt. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	3.5%	Net Rentable Area (SF):	1,033,141
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrower:	Kenwood Mall L.L.C.	Year Built / Renovated:	1958 / 1988, 2003, 2009, 2019-2023
Borrower Sponsors(2):	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	Occupancy:	95.2%
Interest Rate:	6.27100%	Occupancy Date:	12/31/2023
Note Date:	2/9/2024	4th Most Recent NOI (As of):	$33,864,264 (12/31/2020)
Maturity Date:	3/1/2029	3rd Most Recent NOI (As of)(6):	$33,772,475 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	$37,154,574 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$37,685,851 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues:	$50,721,444
Call Protection(3):	L(26),D(27),O(7)	UW Expenses:	$12,770,752
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$37,950,692
Additional Debt(1):	Yes	UW NCF:	$36,139,189
Additional Debt Balance(1):	$230,000,000	Appraised Value / Per SF:	$571,200,000 / $553
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/23/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$252
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$252
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.5%
Replacement Reserves:	$0	Springing	$516,571	Maturity Date LTV:	45.5%
TI/LC Reserve:	$0	$129,143	$3,099,423	UW NCF DSCR:	2.19x
Other Reserves(5):	$3,966,953	$0	N/A	UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Loan Payoff	$211,601,763	81.4%
			Return of Equity	41,225,744	15.9
			Upfront Reserves	3,966,953	1.5
			Closing Costs	3,205,539	1.2
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The Kenwood Towne Centre Mortgage Loan (as defined below) is part of a whole loan comprised of 11 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $260,000,000 (the “Kenwood Towne Centre Whole Loan”). The Kenwood Towne Centre Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and Societe Generale Financial Corporation (“SGFC”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Kenwood Towne Centre Whole Loan.
(2)	Brookfield Properties Retail Holding LLC, one of the borrower sponsors, is related to the borrower sponsor for the Staten Island Mall Whole Loan.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on April 1, 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Kenwood Towne Centre Whole Loan to be securitized and (ii) February 9, 2027. The assumed lockout period of 26 payment dates is based on the expected BMO 2024-5C4 securitization closing date in May 2024. The actual lockout period may be longer.
(4)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(5)	Other initial escrows and reserves consist of approximately $3,732,395 for an existing TI/LC reserve and approximately $234,558 for a gap rent reserve.
(6)	The increase in NOI from 2021 to 2022 is primarily attributed to the borrower sponsor signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA (as defined below) and 20.1% of the underwritten base rent).

The Loan. The Kenwood Towne Centre mortgage loan (the “Kenwood Towne Centre Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in the Kenwood Towne Centre, a super regional mall located in Cincinnati, Ohio (the “Kenwood Towne Centre Property”). The Kenwood Towne Centre Whole Loan is comprised of 11 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at a rate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

6.27100% per annum. The Kenwood Towne Centre Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Kenwood Towne Centre Mortgage Loan is evidenced by the non-controlling Notes A-1-3 and A-1-4, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The Kenwood Towne Centre Whole Loan was co-originated by WFB, GS and SGFC. The relationship between the holders of the Kenwood Towne Centre Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Kenwood Towne Centre Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 securitization trust; however, following the securitization of the controlling Note A-1-1, the Kenwood Towne Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for BANK Trust 2024-5YR6 transaction. See “The Pooling and Servicing Agreement—Servicing of Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The promissory notes comprising the Kenwood Towne Centre Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$55,000,000	$55,000,000	BANK Trust 2024-5YR6	Yes
A-1-2-A(1)	$15,000,000	$15,000,000	BANK Trust 2024-5YR6	No
A-1-2-B(2)	$30,000,000	$30,000,000	WFB	No
A-1-3	$20,000,000	$20,000,000	BMO 2024-5C4	No
A-1-4	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$40,000,000	$40,000,000	Benchmark 2024-V6	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V6	No
A-2-3	$10,000,000	$10,000,000	Benchmark 2024-V6	No
A-3-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-3-3(2)	$15,000,000	$15,000,000	SGFC	No
Whole Loan	$260,000,000	$260,000,000
(1)	The BANK Trust 2024-5YR6 transaction is expected to close on May 6, 2024.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Kenwood Towne Centre Property is a three-story, Class A super regional mall, comprising an approximately 1,033,141 square foot (the “Total Collateral NRA”) portion of a larger 1,170,977 square foot (the “Total Mall NRA”) center situated on an approximately 154-acre site in Cincinnati, Ohio. Kenwood Towne Centre was built in 1958 and renovated multiple times between 1988 and 2023 and is anchored by (i) Macy’s, which owns its improvements and ground leases the underlying land from the borrower, (ii) Dillard’s and (iii) Nordstrom, which owns its improvements and the underlying land and is not part of the collateral. Other notable retailers include Louis Vuitton, Gucci, Tiffany & Co., Apple, Pottery Barn, Lululemon Athletica and Restoration Hardware.

As of December 31, 2023, the Kenwood Towne Centre Property was 95.2% occupied by 129 tenants (including temporary tenants, comprising approximately 2.7% of the Total Collateral NRA and 0.0% of the underwritten base rent). Since 2019, the borrower sponsors have invested over $30.0 million into the Kenwood Towne Centre Property for renovations and capital improvements including HVAC repairs, roof repairs, escalator repairs, pavement restoration, garage restoration, camera replacements and irrigation system upgrades among other improvements to individual tenant spaces. In-line sales for tenants comprising less than 10,000 square feet as of December 2023 were $1,018 per square foot (10.8% occupancy cost) including Apple and $779 per square foot (13.8% occupancy cost) excluding Apple. The Kenwood Towne Centre Property provides parking via 5,881 surface parking and parking garage spaces, resulting in a parking ratio of approximately 5.02 spaces per 1,000 square feet of the Total Mall NRA.

Major Tenants.

Apple (9,383 square feet; 0.9% of Total Collateral NRA; 4.3% of underwritten base rent): Apple is a retailer that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple has been a tenant at the Kenwood Towne Centre Property since 2001 under a lease with an expiration date of January 31, 2026 and no renewal options or termination options.

Altar’D State/Arula/Tulla (12,838 square feet; 1.2% of Total Collateral NRA; 3.3% of underwritten base rent): Altar’D State/Arula/Tulla operates within the Stand Out For Good, Inc. parent company, which is a purpose-based, lifestyle and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

fashion family of brands that was founded in 2009 and operates 176 stores and boutiques across its three brands in 38 states. Altar'D State/Arula/Tulla has been a tenant at the Kenwood Towne Centre Property since opening in 2022 under a lease with an expiration date of March 31, 2032, with one, five-year renewal option remaining and a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

Pottery Barn (15,913 square feet; 1.5% of Total Collateral NRA; 2.4% of underwritten base rent): Pottery Barn is a home furnishing retailer that was founded in 1948 and operates 184 stores as of 2023. Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc. Pottery Barn has been a tenant at the Kenwood Towne Centre Property since 2003 under a lease with an expiration date of January 31, 2030 and has no renewal or termination options.

Appraisal. According to the appraisal, Kenwood Towne Centre Property had an “as-is” appraised value of $571,200,000 as of January 23, 2024. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$571,200,000	6.50%
(1)	Source: Appraisal.
(2)	The appraiser used an income capitalization approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the Kenwood Towne Centre Property.

The following table presents certain information relating to the historical occupancy of the Kenwood Towne Centre Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)(3)
90.6%	93.9%	96.1%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year and includes temporary tenants. Historical Occupancies do not include net rentable area for anchor tenants and the non-collateral anchor tenant.
(2)	Current Occupancy excluding the anchor tenants and the non-collateral anchor tenant is 90.6%.
(3)	Current Occupancy is as of December 31, 2023

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF(5)	Occ Cost(6)	Lease Expiration Date
Non-Collateral Anchor Tenant
Nordstrom(7)	Ba1/BB+/BB+	137,836	NAP	$0.00	$0	0.0%	NAV	NAV	NAV
Non-Collateral Anchor Tenant Subtotal / Wtd. Avg.		137,836	NAP	$0.00	$0	0.0%

Anchors
Macy's(8)	Ba1/BB+/BBB-	262,829	25.4%	$0.00	$0	0.0%	$187	0.7%	9/10/2028
Dillard’s(9)	Baa3/BB+/BBB-	240,656	23.3	2.51	604,525	2.0	118.00	2.5	1/31/2029

Major Tenants
Apple	Aaa/AA+/NR	9,383	0.9%	$135.00	1,266,730	4.30%	$8,826.84	1.5%	1/31/2026
Altar’D State/Arula/Tulla(10)	NR/NR/NR	12,838	1.2	77.09	989,681	3.3	446.92	21.2	3/31/2032
Pottery Barn	NR/NR/NR	15,913	1.5	45.27	720,339	2.4	619.63	15.2	1/31/2030
Anthropologie	NR/NR/NR	11,890	1.2	54.99	653,854	2.2	419.68	13.1	1/31/2026
Arhaus Furniture	NR/NR/NR	16,925	1.6	36.60	619,455	2.1	626.73	9.8	1/31/2032
American Eagle Outfitters(11)	NR/NR/NR	6,044	0.6	98.76	596,905	2.0	676.88	14.6	3/31/2032
Maggiano’s Little Italy	B1/BB-/NR	12,611	1.2	46.08	581,115	2.0	783.49	9.0	9/30/2034
Watches of Switzerland(12)	NR/NR/NR	4,902	0.5	118.46	580,691	2.0	1,944.81	8.8	11/30/2031
The Cheesecake Factory	NR/NR/NR	12,243	1.2	45.00	550,935	1.9	1,001.42	8.6	1/31/2025
Largest Tenants		606,234	58.7%	$11.82	$7,164,230	24.2%
Remaining Occupied		377,278	36.5	59.49	22,443,982	75.8
Occupied Collateral Total		983,512	95.2%	$30.10	$29,608,212	100.0%
Vacant		49,629	4.8
Collateral Total / Wtd. Avg.		1,033,141	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Kenwood Towne Centre Property collateral and does not include the portion of the Kenwood Towne Centre Property occupied by Nordstrom, which owns its improvements and the underlying land.
(4)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $674,713 in contractual rent steps through February 2025.
(5)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsors.
(6)	Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(7)	Nordstrom (non-collateral anchor) does not pay rent but pays certain reimbursements.
(8)	Macy’s owns its improvements and ground leases the underlying land from the borrower sponsors. Macy’s has five, five-year renewal options remaining and no termination options. Macy’s pays the greater of: (i) Minimum Rent (as defined below) or (ii) 1% of the amount by which Macy’s gross sales exceed $30,000,000 during such fiscal year (“Percentage Rent”). “Minimum Rent” equals $0, except if Macy’s ceases operations as a department store for more than 12 months and thereafter exercises any renewal option, then during the five-year renewal period, the annual Minimum Rent will be the sum of $50,000 plus the greater of: (i) the annual Minimum Rent in effect at the time of exercising the extension option or (ii) $200,000. Currently, Macy’s pays Percentage Rent, currently underwritten as $190,590 per year ($0.73 per square foot) and certain reimbursements that in the aggregate totals 0.7% of total UW gross rent.
(9)	Dillard’s has one, 10-year renewal option remaining and a one-time option to surrender the expansion premises (approximately 90,000 square feet).

(10) Altar'D State/Arula/Tulla has a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

(11)	American Eagle Outfitters has a termination option that is exercisable if the tenant’s net sales fail to exceed $3,688,916 during the period between April 2027 and March 2028, along with payment of a termination fee.
(12)	Watches of Switzerland has a termination option that is exercisable if the tenant’s net sales fail to exceed $5,000,000 during the period between October 2025 and September 2026, along with payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

The following tables presents certain information relating to the tenant sales of the Kenwood Towne Centre Property:

Sales History(1)(2)
Tenancy Type	2019	2020(3)	2021	2022	2023
Gross Mall Sales(4)	$356.1 million	$252.8 million	$370.1 million	$392.9 million	$395.0 million
Gross Mall Sales (Ex-Apple)(4)	$267.9 million	$207.7 million	$293.1 million	$311.7 million	$312.2 million
Comparable Sales PSF (Inline < 10,000 SF)	$881	$618	$995	$1,034	$1,018
Comparable Sales PSF (Inline < 10,000 SF, Ex- Apple)	$637	$489	$767	$786	$779
Occupancy Cost (Inline < 10,000 SF)	11.6%	15.7%	9.6%	10.3%	10.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	16.0%	19.6%	12.3%	13.5%	13.8%
(1)	Information is as provided by the borrower sponsors and only includes tenants reporting sales. Certain tenants may not have been in occupancy during the entire reporting period.
(2)	All figures are approximate.
(3)	The Kenwood Towne Centre Property was closed from March 24, 2020 until May 12, 2020, due to the COVID-19 pandemic.
(4)	Excludes sales for Dillard’s, Macy’s and Nordstrom (non-collateral anchor).
Anchor & Major Tenant Sales History(1)(2)
Tenant Name	2019	PSF	2020	PSF	2021	PSF	2022	PSF	2023	PSF
Anchor Tenants(3)
Macy’s	$53.3 million	$203	$31.3 million	$119	$52.4 million	$199	$62.2 million	$237	$49.1 million	$187
Dillard’s	$26.7 million	$111	$16.6 million	$69	$28.6 million	$119	$30.5 million	$127	$28.3 million	$118
Inline Tenants > 10,000 SF
Arhaus Furniture	$5.6 million	$333	$5.1 million	$299	$7.4 million	$439	$10.9 million	$643	$10.6 million	$627
Forever 21	$3.7 million	$225	$2.7 million	$161	$4.8 million	$290	$3.7 million	$221	$2.7 million	$162
Pottery Barn	$8.1 million	$511	$7.4 million	$466	$9.1 million	$574	$11.6 million	$729	$9.9 million	$620
Anthropologie	$2.9 million	$243	$3.0 million	$249	$2.1 million	$177	$5.0 million	$420	$5.0 million	$420
Restoration Hardware	$9.0 million	$840	$9.5 million	$881	$12.2 million	$1,133	$10.2 million	$952	$7.4 million	$683
(1)	Information is provided by the borrower sponsors.
(2)	All figures are approximate.
(3)	Represents estimated gross sales figures between 2019 and 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	49,629	4.8%	NAP	NA	P	49,629	4.8%	NAP	NAP
2024 & MTM	13	74,671	7.2	$1,708,181	5.8%		124,300	12.0%	$1,708,181	5.8%
2025	18	70,050	6.8	4,112,221	13.9		194,350	18.8%	$5,820,402	19.7%
2026	21	74,060	7.2	5,574,367	18.8		268,410	26.0%	$11,394,769	38.5%
2027	12	37,792	3.7	2,153,733	7.3		306,202	29.6%	$13,548,502	45.8%
2028	14	294,188	28.5	2,511,303	8.5		600,390	58.1%	$16,059,805	54.2%
2029	13	270,173	26.2	2,864,580	9.7		870,563	84.3%	$18,924,385	63.9%
2030	7	27,885	2.7	1,678,725	5.7		898,448	87.0%	$20,603,110	69.6%
2031	9	38,049	3.7	2,469,759	8.3		936,497	90.6%	$23,072,869	77.9%
2032	11	61,220	5.9	3,869,773	13.1		997,717	96.6%	$26,942,642	91.0%
2033	5	14,271	1.4	1,103,347	3.7		1,011,988	98.0%	$28,045,989	94.7%
2034	6	21,153	2.0	1,562,223	5.3		1,033,141	100.0%	$29,608,212	100.0%
2035 & Beyond	0	0	0.0	0	0.0		1,033,141	100.0%	$29,608,212	100.0%
Total Collateral	129	1,033,141	100.0%	$29,608,212	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $674,713 through February 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$28,077,213	$26,265,745	$23,925,987	$26,120,002	$27,822,362	$28,933,499	$28.01	54.1%
Rent Steps(4)	0	0	0	0	0	674,713	0.65	1.3
Percent Rent	1,629,756	1,688,542	4,688,543	6,133,051	4,437,293	2,990,230	2.89	5.6
Vacant Income	0	0	0	0	0	2,799,141	2.71	5.2
Gross Potential Rent	$29,706,969	$27,954,287	$28,614,530	$32,253,053	$32,259,655	$35,397,583	$34.26	66.1%
Total Reimbursements	15,881,057	15,036,147	12,925,944	13,725,762	14,242,630	14,008,669	13.56	26.2
Temporary Tenants	3,537,191	2,511,184	3,678,791	3,701,297	3,468,467	3,725,061	3.61	7.0
Lease Termination Income	0	823,989	908,941	163,925	702,334	0	0.00	0.0
Other Income(5)	516,526	360,323	440,807	462,098	400,361	389,272	0.38	0.7
Net Rental Income	$49,641,743	$46,685,930	$46,569,013	$50,306,135	$51,073,447	$53,520,585	$51.80	100.0%
(Vacancy/Credit Loss)(6)	(322,345)	(1,223,127)	55,455	142,623	83,265	(2,799,141)	(2.71)	(5.2)
Effective Gross Income	$49,319,398	$45,462,803	$46,624,468	$50,448,758	$51,156,712	$50,721,444	$49.09	94.8%
Total Expenses	12,297,984	11,598,539	12,851,993	13,294,184	13,470,861	12,770,752	12.36	25.2
Net Operating Income(7)	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$37,950,692	$36.73	74.8%
Capital Expenditures	0	0	0	0	0	206,628	0.20	0.4
TI/LC	0	0	0	0	0	1,604,875	1.55	3.2
Net Cash Flow	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$36,139,189	$34.98	71.3%
(1)	Certain items such as capital expenditures and TI/LC were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Per Square Foot is based on the Total Collateral NRA.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Contractual rent steps are through February 2025.
(5)	Other Income includes revenue from trash pad rental and valet parking income.
(6)	The underwritten economic occupancy is 92.8%. The Kenwood Towne Centre Property was 95.2% leased based on the December 31, 2023 underwritten rent roll.
(7)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to the borrower sponsors signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA and 20.1% of the underwritten base rent).

The Market. The Kenwood Towne Centre Property is located in Cincinnati, Ohio, within the Cincinnati core-based statistical area (the “Cincinnati CBSA”). The Cincinnati CBSA spans 15 counties in the states of Ohio, Kentucky and Indiana and is home to seven Fortune 500 companies including Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp. and Cintas. The Cincinnati CBSA’s largest employment sectors include trade, transportation & utilities (20.6% of the regional workforce), professional & business services (15.7%) and education & health services (14.9%). The largest employers in the Cincinnati CBSA are Kroger Co., Cincinnati Children’s Hospital, TriHealth, University of Cincinnati and St. Elizabeth Healthcare.

The Kenwood Towne Centre Property is situated at the northeast corner of Kenwood and Montgomery Roads, approximately 10 miles from the Cincinnati central business district. Interstate 71 is located adjacent to the Kenwood Towne Centre Property and provides north/south regional access through Cincinnati. Interstate 71 has an average daily traffic count of approximately 123,971 vehicles per day. The Kenwood Towne Centre Property serves a 10-mile trade area and is a major shopping destination for this portion of the region, which acts as a commercial/retail hub for the area, anchoring retail and commercial development along Montgomery and Kenwood Roads.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Kenwood Towne Centre Property was 169,911, 703,702 and 1,308,287, respectively, and the average household income within the same radii was $105,507, $102,106 and $98,654, respectively. According to a third-party market research report, the Kenwood Towne Centre Property is located in the Kenwood retail submarket, which contained 5,569,882 square feet of retail space as of the first quarter of 2024. The Kenwood retail submarket reported a vacancy rate of 6.7% and an average rental rate of $23.29 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

The following table presents certain information relating to comparable retail centers for the Kenwood Towne Centre Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Kenwood Towne Centre 7875 Montgomery Road Cincinnati, OH	1958 / 1988, 2003, 2009, 2019-2023	1,033,141(2)	95.2%(3)	NAP	$779(4)(5)	Macy’s Dillard’s Nordstrom (non-collateral anchor)
Eastgate Mall 4601-200 Eastgate Boulevard Cincinnati, OH	1980 / 2003	858,783	86.0%	8.5 miles	$377	Dillard's JC Penney Kohl's
Northgate Mall 9501 Colerain Avenue Cincinnati, OH	1972 / 2015	1,100,000	79.0%	12.0 miles	$259	Ashley Furniture Burlington DSW Marshalls Overstock Furniture Xscape Theatres
Florence Mall 2028 Florence Mall Florence, KY	1976 / 2011	940,967	86.0%	21.0 miles	$447	JC Penney Macy's Macy's Home
(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Kenwood Towne Centre Property.
(2)	Total GLA (SF) for the Kenwood Towne Centre Property excludes the square footage for Nordstrom (non-collateral anchor).
(3)	Based on the underwritten rent roll dated December 31, 2023 excluding Nordstrom (non-collateral anchor).
(4)	Represents comparable sales per square foot as of the 12 months ended December 2023 for in-line tenants (excluding Apple).
(5)	Information is as provided by the borrower sponsors and only includes tenants reporting sales.

The Borrower. The borrower for the Kenwood Towne Centre Whole Loan is Kenwood Mall L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kenwood Towne Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which indirectly owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., an affiliate of Brookfield Retail and the 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL in 1939 for the purpose of providing retirement annuities and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of February 29, 2024, TRSIL had approximately $69.5 billion of assets under management.

Property Management. The Kenwood Towne Centre Property is managed by Brookfield Properties Retail Inc., an affiliate of Brookfield Retail.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $3,732,395 into an existing tenant improvement allowances reserve and (ii) $234,558 for a gap rent reserve in connection with Ray Ban (approximately $206,556) and Rowan (approximately $28,002).

Tax Escrows – During the continuance of a Reserve Trigger Period (as defined below) or Cash Management Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, except if the Kenwood Towne Centre Property is insured under a blanket policy meeting the requirements set forth in the related Kenwood Towne Centre Whole Loan documents (in which case, no insurance escrows will be required).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

Replacement Reserves – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to escrow $21,524 per month, capped at $516,571.

Rollover Reserve – On each monthly payment date, the borrower is required to escrow an amount equal to approximately $129,143 for rollover reserves, capped at $3,099,423.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrower is required to deposit an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Kenwood Towne Centre Property; provided, that deposits be capped at the amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Parcel (as defined below) (the “Individual Anchor Threshold Amount”). The reserve will not be replenished if the funds in the anchor reserve account allocable to such individual Anchor Trigger Event falls below the related Individual Anchor Threshold Amount thereafter due to any disbursement to the borrower in accordance with the terms of the Kenwood Towne Centre Whole Loan documents.

Lockbox / Cash Management. The Kenwood Towne Centre Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Kenwood Towne Centre Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below)) directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the manager or the property manager (other than Non-Core Income) into such Lockbox Account within two business days after receipt. Prior to a Cash Management Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Management Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Kenwood Towne Centre Whole Loan documents to pay, including but not limited to, (i) the tax and insurance escrow deposits, if any, described above, (ii) provided that no default exists as to which the lender has initiated an enforcement action, budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted operating expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted capital expenses) and lender-approved extraordinary expenses and (iii) the replacement and rollover reserve deposits, if any, described above. During the continuance of a Cash Management Period, any excess cash is required to be deposited into an excess cash reserve account to be held by the lender as additional security for the Kenwood Towne Centre Whole Loan; provided, that, funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Kenwood Towne Centre Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

A “Reserve Trigger Period” will commence upon the net operating income debt yield (“NOI DY”) falling below 10.5% for two consecutive calendar quarters and will end upon the NOI DY being at least 10.5% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon the occurrence of any of the following events: (i) an event of default, (ii) the debt yield is less than 9.75% as of the end of any two consecutive calendar quarters or (iii) the commencement of an Anchor Trigger Event. A Cash Management Period will end as applicable with respect to: (1) clause (i) above, if such event of default is cured or waived (provided that no Cash Management Period remains in effect pursuant to clauses (ii) or (iii) above), (2) clause (ii) above, either (a) upon the date that the debt yield is equal to or in excess of the 9.75% for two consecutive calendar quarters (provided that no Cash Management Period remains in effect pursuant to clauses (i) or (iii) above) or (b) the borrower has either (x) partially prepaid the Kenwood Towne Centre Whole Loan (with payment of a yield maintenance if partial prepayment occurs prior to September 1, 2028), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Kenwood Towne Centre Whole Loan would cause the debt yield to equal or exceed 9.75% for two consecutive calendar quarters, or (3) clause (iii) above, an applicable Anchor Trigger Cessation Event (as defined below) has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

An ”Anchor Trigger Event” will occur if Dillard’s, Macy’s, Nordstrom or any replacement tenant (each an “Anchor” and the premises occupied, the “Anchor Parcel”): (i) has (A) “gone dark” (other than a temporary closure in connection with: (w) a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure or (z) any reason not to exceed 60 days) or (B) vacated its Anchor Parcel, (ii) is the subject of certain bankruptcy or insolvency events, (iii) terminates, surrenders or cancels its lease (or gives notice of its intent to do any of the foregoing) or (iv) to the extent such Anchor Parcel is owned by the borrower, the Anchor fails to renew its lease prior to the earlier of: (x) the date specified in such lease and (y) the date that is 12 months prior to such Anchor’s lease expiration.

An “Anchor Trigger Cessation Event” means for any Anchor Trigger Event: (1) described in clause (i) of the definition of Anchor Trigger Event, such Anchor operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (2) described in clause (ii) of the definition of Anchor Trigger Event, (x) if such premises occupied by the Anchor are then owned by the Anchor, such bankruptcy action is dismissed or the Anchor has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof, and (y) if such premises occupied by the Anchor are then leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy action; (3) described in clause (iii) of the definition of Anchor Trigger Event, such Anchor rescinds its notice of cancellation, termination or non-renewal in writing; (4) described in clause (iv) of the definition of Anchor Trigger Event, such Anchor renews and/or extends its lease pursuant to the terms thereof; (5) if such Anchor Parcel is owned by the borrower, the entire Anchor Parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor Parcel becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Kenwood Towne Centre Whole Loan documents or otherwise, in each case, reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed); or (6) the borrower will have satisfied the conditions set forth in the Kenwood Towne Centre Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Kenwood Towne Centre Property) parcels (including “air rights” parcels) or outlots (provided, however, that this condition will not apply to any Kenwood Towne Centre Expansion Parcel (as defined below), or (B) any Kenwood Towne Centre Acquired Parcel (as defined below), including, if applicable, any Anchor Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Kenwood Towne Centre Property and may be readily separated from the Kenwood Towne Centre Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Kenwood Towne Centre Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Kenwood Towne Centre Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Kenwood Towne Centre Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation) and (vi) the release will comply with REMIC requirements.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, adjoins or is proximately located near, the shopping center of which the Kenwood Towne Centre Property is a part, which land was not owned by the borrower on the origination date of the Kenwood Towne Centre Whole Loan and is not a Kenwood Towne Centre Acquired Parcel (such acquired land, a “Kenwood Towne Centre Expansion Parcel”), to become additional collateral for the Kenwood Towne Centre Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Kenwood Towne Centre Expansion Parcel and (iii) the borrower delivers, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Expansion Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Expansion Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Expansion Parcel is in good condition if the Kenwood Towne Centre Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 9 – Kenwood Towne Centre

Towne Centre Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Kenwood Towne Centre Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels of real property in which the borrower acquires a fee or leasehold interest (each, a “Kenwood Towne Centre Acquired Parcel”) as collateral for the Kenwood Towne Centre Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including, among other things, that: (i) the Kenwood Towne Centre Exchange Parcel (unless it is a Kenwood Towne Centre Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Kenwood Towne Centre Property (and the borrower is able to make certain zoning representations as to the Kenwood Towne Centre Acquired Parcel to the same extent as made with respect to the Kenwood Towne Centre Exchange Parcel), (ii) the Kenwood Towne Centre Acquired Parcel is reasonably equivalent in value to the Kenwood Towne Centre Exchange Parcel, as established by a letter of value from the appraiser that appraised the Kenwood Towne Centre Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Kenwood Towne Centre Acquired Parcel, the borrower has delivered, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Acquired Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Acquired Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Acquired Parcel is in good condition if the Kenwood Towne Centre Acquired Parcel is improved, subject to certain exceptions, (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood Towne Centre Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the release will comply with REMIC requirements and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	3.5%	Net Rentable Area (SF)(4):	995,900
Loan Purpose:	Refinance	Location:	Staten Island, NY
Borrowers:	GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC	Year Built / Renovated:	1972 / 1993, 2018
Borrower Sponsor(2):	BPR Nimbus LLC	Occupancy:	87.3%
Interest Rate:	7.53400%	Occupancy Date:	11/30/2023
Note Date:	1/18/2024	4th Most Recent NOI (As of):	$30,602,548 (12/31/2020)
Maturity Date:	2/1/2029	3rd Most Recent NOI (As of):	$23,965,918 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$33,279,822 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$36,582,216 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$63,861,272
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$30,795,311
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$33,065,961
Additional Debt(1):	Yes	UW NCF:	$31,870,881
Additional Debt Balance(1):	$170,000,000	Appraised Value / Per SF:	$467,000,000 / $469
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/22/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$201
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$201
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.8%
Replacement Reserves:	$0	Springing	$497,950	Maturity Date LTV:	42.8%
TI/LC:	$4,580,787	Springing	$1,991,800	UW NCF DSCR:	2.09x
Gap Rent:	$403,197	$0	N/A	UW NOI Debt Yield:	16.5%
Other Reserves:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$200,000,000	94.7%	Loan Payoff	$204,429,707	96.8%
Equity Contribution	11,179,744	5.3	Upfront Reserves	4,983,984	2.4
			Closing Costs	1,766,053	0.8

Total Sources	$211,179,744	100.0%	Total Uses	$211,179,744	100.0%
(1)	The Staten Island Mall Mortgage Loan (as defined below) is part of a whole loan that is comprised of 12 pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $200,000,000 (the “Staten Island Mall Whole Loan”). The Staten Island Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFBNA”) and Barclays Capital Real Estate Inc. (“Barclays”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Staten Island Mall Whole Loan.
(2)	The borrower sponsor on the Staten Island Whole Loan is related to the borrower sponsor for the Kenwood Towne Centre Mortgage Loan.
(3)	For a full description of Escrows and Reserves see “Escrows and Reserves” below.
(4)	The Staten Island Mall Property is the collateral portion of a larger mall containing 1,462,822 square feet.

The Loan. The tenth largest mortgage loan (the “Staten Island Mall Mortgage Loan”) is part of a whole loan (the “Staten Island Mall Whole Loan”) that is evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000, and accrues interest at a fixed rate of 7.53400% per annum. The Staten Island Mall Whole Loan is secured by the fee simple interest in a 995,900 square foot portion (the “Staten Island Mall Property”) of the Staten Island Mall, an enclosed, 1,462,822 square foot super-regional mall located at 2655 Richmond Avenue in Staten Island, New York (the “Staten Island Mall”). The Staten Island Mall Mortgage Loan, which is evidenced by the non-controlling notes A-10 and A-11, has an outstanding principal balance as of the Cut-off Date of $30,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The relationship between the holders of the Staten Island Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Staten Island Mall Whole Loan will be serviced under the BBCMS 2024-5C25 pooling and servicing agreement. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Staten Island Mall Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BMO 2024-5C3	No
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C25	Yes
A-3	$15,000,000	$15,000,000	Benchmark 2024-V6	No
A-4	$11,500,000	$11,500,000	BBCMS 2024-5C25	No
A-5	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-6	$15,000,000	$15,000,000	Benchmark 2024-V6	No
A-7	$10,000,000	$10,000,000	Benchmark 2024-V6	No
A-8	$5,000,000	$5,000,000	BBCMS 2024-5C25	No
A-9	$25,000,000	$25,000,000	BANK Trust 2024-5YR6(1)	No
A-10	$20,000,000	$20,000,000	BMO 2024-5C4	No
A-11	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-12	$5,000,000	$5,000,000	BANK Trust 2024-5YR6(1)	No
Whole Loan	$200,000,000	$200,000,000
(1)	The BANK Trust 2024-5YR6 transaction is expected to close on May 6, 2024.

The Property. The Staten Island Mall Property is a 995,900 square foot collateral portion of the Staten Island Mall, a 1,462,822 square foot super regional mall located in Staten Island, New York. Staten Island Mall was built in 1972 and is anchored by Macy’s and JC Penney (both non-collateral), along with a line-up of junior anchors including Dave & Buster’s, AMC Theatres, Primark, LIDL, and Hobby Lobby. Macy’s (289,512 square feet) and JC Penney (177,410 square feet) both own their respective boxes and are not included as part of the Staten Island Mall Property. The Staten Island Mall Property is comprised of five buildings located on 78.54 acres, has 167 tenants and has 6,900 parking spaces in total for a ratio of 4.72 spaces per 1,000 square feet. In 2018, the Staten Island Mall underwent a $231 million redevelopment and expansion, which added a lifestyle component to the mall. The expansion included a new food court, new plaza area, and additional decked parking.

The Staten Island Mall benefits from being the only regional mall on Staten Island. The Staten Island Mall sees more than 12 million shoppers every year due in part to its location within an approximately 15-mile radius of every resident on the island. The Staten Island Mall Property caters to a trade area of over 485,000 people with an average household income of over $110,000. Staten Island is accessed by the nearby metropolitan areas through the Staten Island Ferry, which serves over 22 million people annually, combined with accessibility through motor traffic from New Jersey and Brooklyn.

As part of the redevelopment and expansion, the borrower sponsor executed leases with retailers such as AMC Theatres, Barnes & Noble, Dave & Busters, Chipotle, Shake Shack, Ulta Beauty, and Zara, which have helped diversify the tenant mix and product offerings at the Staten Island Mall Property. Recently, the borrower signed a new 10-year lease with Hobby Lobby, an arts and crafts retailer, which took occupancy of 42,768 square feet in June 2023. Earlier in 2023, The Mighty Crab, a Cajun seafood restaurant, opened a 5,536 square foot restaurant, adding another food offering at the Staten Island Mall Property. In addition to these newly signed leases, the borrower has signed a 10-year lease with Uniqlo to occupy 10,929 square feet, which is expected to commence in November 2024 and is included in underwritten base rent.

As of October 31, 2023 TTM, sales for the in-line (<10,000 square feet) tenant category are $765 per square foot, with an occupancy cost ratio of 13.9%. Excluding Apple, the in-line (<10,000 square feet) tenant sales are $628 per square foot, with an occupancy cost ratio of 17.0%. The major tenants (>10,000 square feet) have experienced growth since the COVID-19 pandemic, reaching October 31, 2023 TTM sales of $37.9 million ($236 per square foot), a 5.2% increase from 2019 sales of $36.1 million ($225 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The following table presents tenant sales history for the Staten Island Mall Property:

Historical Sales
Tenancy Type	2019 Sales	2019 PSF(1)	2020 Sales	2020 PSF(1)	2021 Sales	2021 PSF(1)	2022 Sales	2022 PSF(1)	TTM Sales(2)	TTM PSF(2)
Anchor	$19,348,080	$203	$11,665,021	$122	$4,812,283	$51	$14,946,714	$157	$18,112,475	$190
Major (> 10,000 SF)	$36,053,132	$225	$28,514,242	$178	$27,589,556	$172	$39,111,833	$244	$37,935,043	$236
Inline (< 10,000 SF)(3)	$198,823,588	$816	$109,228,240	$435	$197,610,950	$775	$198,565,374	$762	$197,182,104	$765
Inline (< 10,000 SF) excluding Apple	$156,300,975	$654	$86,304,641	$350	$159,814,024	$638	$160,124,694	$625	$158,932,145	$628
Total Sales	$254,224,800	$509	$149,407,502	$295	$230,012,789	$450	$252,623,922	$489	$253,229,623	$493
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	TTM is as of October 31, 2023.
(3)	Several Inline (<10,000 SF) tenants at the property do not report sales.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Zara and Primark.

AMC Theatres (54,000 square feet; 5.4% of net rentable area; 6.8% of underwritten base rent) is a large movie exhibition company in the United States and worldwide. As of year-end 2022, the company operates over 2,800 screens in over 350 European theatres along with over 7,500 screens in 586 American theatres. At the Staten Island Mall Property, AMC Theatres features 11 screens, has a lease expiration in February 2034, and produced October 31, 2023 TTM sales of $10,181,272 ($925,570 per screen), which in 2019 was $9,464,419 ($860,402 per screen). There are no termination options and there are three five-year extension options.

Zara (29,141 square feet; 2.9% of net rentable area; 5.1% of underwritten base rent): is a Spanish multi-national clothing chain with operations in over 90 countries that was founded in 1974. Headquartered in Artexio, Spain, the company acts as the flagship brand of the Inditex Group with over 547 stores in Spain, 229 stores in China, 145 stores in France and 98 stores in the United States. In May 2021, Zara expanded its product offerings with its first beauty line, Zara Beauty. At the Staten Island Mall Property, Zara has a lease expiration in April 2028. The tenant had sales of $419 PSF as of October 31, 2023 TTM. Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord. There are no extension options.

Primark (73,647 square feet; 7.4% of net rentable area; 4.9% of underwritten base rent) is an international clothing retailer headquartered in Dublin, Ireland with outlets across Europe and the United States. The company was established in 1969 in Ireland and in 2006 began expanding into the rest of Europe by opening stores in Spain, The Netherlands, Portugal, Germany, Belgium and other European countries. In 2015, the company opened its first store in the United States in Boston. The company operates with 72,000 team members in 15 countries. At the Staten Island Mall Property, Primark has occupied its 73,647 square foot location since 2017 and has a lease expiration in June 2027. Primark does not report sales. There are four five-year extension options.

Appraisal. The appraiser concluded to an “as-is” value for the Staten Island Mall Property of $467,000,000 as of August 22, 2023

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$467,000,000	7.50%
(1)	Source: Appraisal.
(2)	The appraiser used an income capitalization approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. The Phase I environmental site assessment dated September 5, 2023 identified a recognized environmental condition associated with contaminated soils. All remedial work has been completed, subject to the New York City Office of Environmental Remediation’s final approval and issuance of a notice of completion. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The following table presents certain information relating to the historical occupancy of the Staten Island Mall Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
83.1%	83.8%	84.0%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 30, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Staten Island Mall Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
AMC Theatres	Caa2/CCC+/NR	54,000	5.4%	$41.78	$2,256,000	6.8%	2/28/2034
Zara(3)	NR/NR/NR	29,141	2.9	57.96	1,689,120	5.1	4/30/2028
Primark	NR/A/NR	73,647	7.4	22.00	1,620,234	4.9	6/30/2027
Lidl	NR/NR/NR	37,403	3.8	42.35	1,584,017	4.8	1/31/2039
Dave & Buster’s	NR/NR/NR	41,241	4.1	38.00	1,567,158	4.7	1/31/2033
The Container Store	NR/B/NR	24,075	2.4	41.80	1,006,335	3.0	2/28/2033
H&M(4)	NR/BBB/NR	25,471	2.6	37.12	945,420	2.9	1/31/2030
Barnes & Noble Bookseller	NR/NR/NR	20,084	2.0	42.50	853,570	2.6	1/31/2029
Hobby Lobby	NR/NR/NR	42,768	4.3	17.00	727,056	2.2	5/31/2033
Express	NR/NR/NR	12,928	1.3	51.25	662,560	2.0	1/31/2025
Ten Largest Owned Tenants(5)		360,758	36.2%	$35.79	$12,911,470	39.1%
Remaining Owned Tenants		508,219	51.0	39.57	20,108,716	60.9
Total Occupied		868,977	87.3%	$38.00	$33,020,186	100.0%
Vacant Spaces (Owned Space)		126,923	12.7
Totals / Wtd. Avg. All Owned Tenants		995,900	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord.
(4)	H&M has the right to terminate its lease if its net sales from the leased premises fail to exceed (i) $6,874,269 in the fourth full lease year after the rental commencement date or (ii) $7,151,989.47 in the sixth full lease year after the rental commencement date, in each case upon not less than 365 days’ notice given within 180 days following the end of the applicable measuring period.
(5)	XXI Forever is excluded from the top ten tenants because they are not currently paying base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The following table presents certain information relating to the top tenant sales at the Staten Island Mall Property:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 10/31/2023 Sales	TTM 10/31/2023 Sales PSF	TTM 10/31/2023 Occupancy Cost
Dave & Busters	41,241	$4,585,015	$111	$6,798,354	$165	$7,931,203	$192	30.3%
AMC Theatres	54,000	$227,268	$4	$8,148,360	$151	$10,181,272	$189	22.2%
Primark	73,647	NAV	NAV	NAV	NAV	NAV	NAV	NAV
LIDL	37,403	NAV	NAV	NAV	NAV	NAV	NAV	NAV
XXI Forever	17,143	$3,181,970	$186	$2,736,207	$160	$2,339,787	$136	0.0%
H&M	25,471	$5,454,584	$214	$5,771,924	$227	$5,666,392	$222	18.8%
Ulta Beauty	10,170	$2,428,999	$239	$2,428,999	$239	$2,428,999	$239	24.4%
Uniqlo	10,929	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Zara	29,141	$2,295,898	$79	$11,937,958	$410	$12,202,782	$419	14.5%
Barnes & Noble Bookseller	20,084	$2,580,992	$129	$3,766,049	$188	$3,756,858	$187	22.8%
(1)	All sales information presented herein with respect to the Staten Island Mall Property is sourced from information provided by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Staten Island Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	126,923	12.7%	NAP	NA	P	126,923	12.7%	NAP	NA	P
MTM & 2024	39	127,620	12.8	$2,313,310	7.0%		254,543	25.6%	$2,313,310	7.0%
2025	38	107,281	10.8	5,059,889	15.3%		361,824	36.3%	$7,373,199	22.3%
2026	17	60,152	6.0	2,401,754	7.3%		421,976	42.4%	$9,774,953	29.6%
2027	19	142,425	14.3	4,218,491	12.8%		564,401	56.7%	$13,993,444	42.4%
2028	25	82,873	8.3	4,852,666	14.7%		647,274	65.0%	$18,846,111	57.1%
2029	10	54,184	5.4	3,371,346	10.2%		701,458	70.4%	$22,217,457	67.3%
2030	5	41,232	4.1	1,406,524	4.3%		742,690	74.6%	$23,623,981	71.5%
2031	2	1,030	0.1	85,602	0.3%		743,720	74.7%	$23,709,583	71.8%
2032	6	16,981	1.7	735,198	2.2%		760,701	76.4%	$24,444,781	74.0%
2033 & Beyond	13	235,199	23.6	8,575,405	26.0%		995,900	100.0%	$33,020,186	100.0%
Total	174	995,900	100.0%	$33,020,186	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	Certain tenants may have termination options that are not considered in the above lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Staten Island Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM 10/31/2023	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$33,020,186	$33.16	51.5%
Rent Steps(3)	0	0	0	0	0	647,911	0.65	1.0
Vacant Income	0	0	0	0	0	9,103,273	9.14	14.2
Gross Potential Rent	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$42,771,370	$42.95	66.7%
Total Reimbursements	28,837,736	26,841,040	18,268,336	19,230,163	21,224,797	21,343,090	21.43	33.3
Net Rental Income	$67,135,723	$62,001,681	$49,779,410	$52,532,170	$54,416,676	$64,114,460	$64.38	100.0%
Other Income	9,849,626	5,151,946	8,136,933	9,628,520	9,322,478	8,850,085	8.89	13.8
(Vacancy/Credit Loss)	(448,500)	(4,564,271)	(1,862,967)	2,597,330	(1,037,038)	(9,103,273)	(9.14)	(14.2)
Effective Gross Income	$76,536,848	$62,589,356	$56,053,376	$64,758,020	$62,702,116	$63,861,272	$64.12	99.6%
Total Expenses(4)	35,170,586	31,986,808	32,087,459	31,478,198	26,119,900	30,795,311	30.92	48.2
Net Operating Income	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$33,065,961	$33.20	51.8%
Total TI/LC, Capex/RR	0	0	0	0	0	1,195,080	1.20	1.9
Net Cash Flow	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$31,870,881	$32.00	49.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated November 30, 2023.
(3)	Includes underwritten rent steps through January 1, 2025.
(4)	Total Expenses include real estate taxes. Portions of the Staten Island Mall Property benefit from either a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption or a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the appraisal real estate taxes for the 2023/2024 tax year, less the ICIP/ICAP abatement amounts shown in the appraisal for such tax year. There is one parcel (Block 2400 Lot 77) for which real estate taxes were not underwritten as the tenant is directly responsible for taxes.

The Market. The Staten Island Mall Property is located in the heart of Staten Island, New York the southernmost of New York City’s five boroughs. The Staten Mall Property is located along Richmond Avenue between Platinum Road and Richmond Hill Road in the New Springville neighborhood of Staten Island. New Springville is located within the central portion of Staten Island, which is a primary residential neighborhood with excellent access to Richmond Avenue, the prime retail / commercial area in Staten Island.

Being located in the New York City market, the Staten Island Mall Property benefits from a large local consumer base. There are a variety of large industries in Staten Island, with the top employers including Global Container Terminal, Amazon Fulfillment Center, Matrix Global Logistics Park, Pratt Mill Paper Industry, and the Corporate Park of Staten Island. Collectively, these companies employ over 25,000 people. As of 2022, within a 10 and 20 minute drive of the Staten Island Mall Property, the population was 53,743 and 390,102, respectively with an average household income of $127,282 and $121,680, respectively.

The Staten Island Mall Property is located within the New York City retail market and the Staten Island retail submarket. According to a third party report, as of December 2023, the vacancy rate in the submarket was 5.1%. The total submarket is comprised of 20,474,522 square feet with only 3,015 square feet currently under construction. Average rents as of December 2023 were $37.08 per square foot, which is a 2.7% increase from where they were a year ago. In the past three years, rents have increased a cumulative 8.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

The following table presents certain information relating to competitive retail centers for the Staten Island Mall Property:

Competitive Retail Centers(1)
Property Name	Year Built/ Renovated	GLA (SF)	Occupancy	Estimated # of Customers	Anchor / Major Tenants
Staten Island Mall	1972 / 1993, 2018	1,462,822(2)	87.3%(2)	11,800,000	AMC, Zara, Primark
Woodbridge Center	1971 / 2003	1,661,324	67.0%	6,400,000	Boscov’s, JC Penney, Macy’s
Menlo Park Mall	1960 / 2015	1,323,156	90.0%	10,400,000	Macy’s, Nordstrom, AMC
The Mills at Jersey Gardens	1999 / NAP	1,301,776	100.0%	10,100,000	Bed, Bath & Beyond, Burlington, Cohoes, Forever XXI, Lowes Cineplex, Marshalls, Neiman Marcus Last Call, Portabella, Saks Off Fifth Avenue
Newport Centre	1987 / 2002	1,149,147	92.0%	5,900,000	JC Penney, Sears, Macy’s, Kohl’s, AMC
Kings Plaza	1970 / 2018	1,146,000	99.0%	7,600,000	Lowe’s, Macy’s, Primark, Target
Wtd. Avg. Competitive Set			88.1%(3)	8,057,674(3)
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of November 30, 2023. Includes 466,922 square feet of non-collateral space. Occupancy for the Staten Island Mall Property is as of November 30, 2023.
(3)	Excludes subject property.

The Borrowers. The borrowers are GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Staten Island Mall Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor is BPR Nimbus LLC. BPR Nimbus LLC is a subsidiary of Brookfield Properties.

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the Staten Island Mall Whole Loan, plus third party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with collection of amounts due under the non-recourse carveout guaranty.

Brookfield Properties (“BPR”) is one of the largest fully integrated, global real estate services companies in the world with over $900 billion in assets under management. BPR ranks among the largest retail real estate companies in the United States with a portfolio of malls that spans across more than 160 retail centers, representing over 130 million square feet of retail space. The company is focused exclusively on managing, leasing and redeveloping high-quality retail properties. Brookfield Properties Retail Group is headquartered in Chicago and owned by affiliates of Brookfield Asset Management (NYSE: BAM).

Property Management. The Staten Island Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the non-recourse carveout guarantor.

Escrows and Reserves. At origination, the borrowers deposited approximately $4,580,787 into a TI/LC reserve and $403,197 into a gap rent reserve.

Tax Escrows – During the continuance of a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Escrows – During the continuance of a Cash Management Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing as to which the lender has initiated an enforcement action and the Staten Island Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Management Period).

Replacement Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the owned leasable square feet of the Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

Property multiplied by $0.25 and divided by 12 (initially, approximately $20,748) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $497,950).

TI/LC Escrows – During the continuance of a Cash Management Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the owned leasable square feet of the Staten Island Mall Property multiplied by $1.00 and divided by 12 (initially, approximately $82,992) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $1,991,800).

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger Event (as defined below), the borrowers are required to deposit monthly an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space.

Lockbox / Cash Management. The Staten Island Mall Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Staten Island Mall Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”), pursuant to written instructions delivered to all tenants under leases (excluding seasonal leases and excluding tenants which have already been instructed to deposit rents into the Lockbox Account), and any rents otherwise received by borrowers or the property manager are required to be deposited into the Lockbox Account within two business days after receipt. Prior to a Cash Management Period, the borrowers may utilize the Lockbox Account as the borrowers’ operating account. During the continuance of a Cash Management Period, the borrowers will no longer have access to the Lockbox Account, and all funds deposited into the Lockbox Account are required to be swept on each business day into a deposit account controlled by the lender (the “Cash Collateral Account”), to be applied and disbursed in accordance with the Staten Island Mall Whole Loan documents, provided no Cut-off Event (as defined below) is continuing, to pay debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses, and capital projects undertaken in accordance with the loan documents. During the continuance of a Cash Sweep Period (as defined below), any excess cash is required to be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Staten Island Mall Whole Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrowers for the payment of certain property-level expenses and other uses as set forth in the Staten Island Mall Whole Loan documents, including required REIT distributions in an amount up to $200,000. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt, (ii) a defeasance event or (iii) discontinuation of a Cash Sweep Period.

A “Cut-off Event” means the occurrence of an event of default and the earlier of (i) an enforcement action (which has not been cured) or (ii) the tendering of a deed in lieu of foreclosure.

A “Cash Management Period” will commence upon the debt yield dropping below 11.0% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 11.0% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents.

A “Cash Sweep Period” will commence upon (i) an event of default (ii) the occurrence of the debt yield dropping below 10.50% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 10.50% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents or (C) in the case of a Cash Sweep Period due to the occurrence of an event of default if such event of default is thereafter cured or waived.

An “Anchor Tenant Trigger Event” means any Anchor Tenant (as defined below) (i) has “gone dark”, (ii) is the subject of a bankruptcy proceeding, (iii) has vacated its premises (or has given written notice of its intention to vacate), (iv) has terminated, canceled or surrendered its Anchor Lease (or delivered written notice of its intent to do so), or (v) fails to renew its Anchor Lease (as defined below) within the applicable renewal option period provided in such Anchor Lease.

An “Anchor Tenant” means Macy’s, JC Penney or AMC Theatres.

An “Anchor Lease” means any lease with an Anchor Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C4
No. 10 – Staten Island Mall

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Provided no event of default exists, and subject to REMIC LTV requirements, the borrowers are permitted to release or swap vacant, non-income producing and unimproved parcels (unless these requirements are waived by Lender), non-income producing parcels improved only by landscaping, or non-income producing parcels improved only by surface parking areas, and also acquire any parcels that may constitute an integral part of an individual property subject to adequate parking and other customary requirements to be set forth in the Staten Island Mall Whole Loan documents.

The loan documents provide for the release of certain portions of the property (“exchange parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“substitutions”), subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months. Such insurance is required to cover acts of terror or similar acts of sabotage; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as further modified, amended or extended) is no longer in effect, the borrowers will only be required to pay for terrorism insurance up to a maximum of 200% of the then annual insurance premiums payable for the Staten Island Mall Property at the time with respect to stand-alone property and business income or rental income insurance interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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